Exhibit 10.1

FOURTH AMENDMENT AND WAIVER TO FIFTH AMENDED AND RESTATED
REVOLVING CREDIT AND SECURITY AGREEMENT

This FOURTH AMENDMENT AND WAIVER TO FIFTH AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”) is made and entered into as of November 5, 2020, by and among Daseke, Inc., a Delaware corporation (“Guarantor”), DASEKE COMPANIES, INC., a Delaware corporation (the “Borrowing Agent”), each of its subsidiaries party thereto as borrowers (together with Borrowing Agent, each a “Borrower” and collectively, the “Borrowers” and together with Guarantor, the “Loan Parties”), the Lenders (as defined in the Credit Agreement referred to below) party hereto, and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for the Lenders (PNC, together with its successors and assigns in such capacity, “Agent”).

RECITALS

A.The Loan Parties, Agent and Lenders are parties to that certain Fifth Amended and Restated Revolving Credit and Security Agreement, dated as of February 27, 2017 (as heretofore amended, restated, supplemented, or otherwise modified, the “Credit Agreement”);
B.Pursuant to Section 3.02 of that certain Third Amendment to Fifth Amended and Restated Revolving Credit and Security Agreement dated as of June 15, 2018 (the “Third Amendment”), by and among the Loan Parties party thereto, the Lenders party thereto and Agent, certain conditions precedent were required to be satisfied to consummate the Bond Indenture to provide the Loan Parties with additional financing (the “Bond Indenture Arrangement”);
C.As of the date hereof, the Bond Indenture Arrangement has not been consummated, and the Loan Parties no longer intend to enter into the Bond Indenture Arrangement;
D.An Event of Default occurred and continues to exist pursuant to Section 10.5(b) of the Credit Agreement as a result of the Loan Parties’ failure to provide Agent with prompt written notice of Leavitts Freight Service, Inc. changing its legal name to LFS Assets Holdings, Inc. on or about July 1, 2020, in accordance with Section 6.18 of the Credit Agreement (the “Specified Event of Default”);
E.The Loan Parties have requested and subject to the terms and conditions herein, the Agent and the Lenders have agreed to waive the Specified Event of Default; and
F.Subject to the terms and conditions set forth herein, Agent, the Lenders, Guarantor, and the Borrowers desire to amend the Credit Agreement as provided herein.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound agree as follows:

ARTICLE I

Definitions

1.01Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Credit Agreement.

ARTICLE II
amendmentS
2.01Amendments to Credit Agreement Effective on Fourth Amendment Effective Date. Effective as of the Fourth Amendment Effective Date (as defined below), the Credit Agreement (other than the Exhibits and Schedules thereto) is hereby amended in its entirety to read as set forth in Exhibit A attached hereto.
2.02Amendment of Credit Agreement Exhibits.  Effective as of the Fourth Amendment Effective Date, the Credit Agreement is hereby amended by adding a new Exhibit 5.19 thereto in the form attached hereto as Exhibit B, and Exhibit 5.19 attached hereto as Exhibit B shall be deemed to be attached a Exhibit 5.19 of the Credit Agreement as of the Fourth Amendment Effective Date.
2.03Amendments to Third Amendment.  Effective as of the Fourth Amendment Effective Date, Sections 2.02 and 3.02 of the Third Amendment are hereby terminated and of no further force and effect.  For the avoidance of doubt and notwithstanding anything to the contrary in the Third Amendment, (a) the Loan Parties may not enter into the Bond Indenture Arrangement, except as permitted by the Credit Agreement, as amended hereby, and as may be further amended, and (b) the Credit Agreement shall not be amended in accordance with Section 2.02 of the Third Amendment.
ARTICLE III

conditions precedent

3.01Conditions Precedent to Fourth Amendment Effective Date Amendments. The Amendments as set forth in Article II shall become effective only upon the satisfaction in full, in a manner satisfactory to Agent, of the following conditions precedent, unless specifically waived in writing by all of the Lenders (the first date upon which all such conditions have been satisfied being herein called the “Fourth Amendment Effective Date”):
(a)Agent shall have received the following, each in form and substance satisfactory to Agent and its legal counsel:
(i)this Amendment duly executed by the Loan Parties, Agent and all of the Lenders and
(ii)all other documents Agent may reasonably request with respect to any matter relevant to this Amendment or the transaction contemplated hereby;

(b)Agent shall have received executed legal opinion of Vinson & Elkins LLP, counsel to the Loan Parties, addressed to each Lender and dated as of the Fourth Amendment Effective Date, in form and substance reasonably satisfactory to the Agent;
(c)Payment of a $100,000 amendment fee to Agent, which shall be fully earned and nonrefundable as of the date hereof. Agent shall have received all fees, costs and expenses owed to or incurred by Agent and Lenders arising in connection with the Credit Agreement, the Other Documents, or this Amendment;
(d)Agent shall have received a certificate of any Responsible Officer or the Secretary or Assistant Secretary (or other equivalent officer, partner or manager) of each Loan Party in form and substance satisfactory to Agent dated as of the Fourth Amendment Effective Date which shall certify (i) as to the copies of resolutions attached to such certificate in form and substance reasonably satisfactory to Agent, of the board of directors (or other equivalent governing body, member or partner) of such Loan Party authorizing (x) the execution, delivery and performance of this Amendment, the Credit Agreement, and each Other Document to which such Loan Party is a party, and (y) the granting by such Loan Party of the security interests in and liens upon the Collateral to secure the Obligations (and such certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate), (ii) the incumbency and signature of the officers of such Loan Party authorized to execute this Amendment and the Other Documents, (iii) copies of the Organizational Documents of such Loan Party as in effect on such date, complete with all amendments thereto, (iv) the good standing (or equivalent status) of such Loan Party in its jurisdiction of organization, as evidenced by good standing certificate(s) (or the equivalent thereof issued by any applicable jurisdiction) dated not more than thirty (30) days prior to the Fourth Amendment Effective Date, issued by the Secretary of State or other appropriate official of each such jurisdiction; and (v) certificate of incorporation or certificate of formation, as applicable, of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party;
(e)The representations and warranties contained herein shall be true and correct as of the date hereof and the representations and warranties contained in the Credit Agreement and the Other Documents shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and
(f)After giving effect to the Amendments set forth in Section 2.01 and the limited waiver set forth in Section 4.01, no Default or Event of Default shall have occurred and be continuing and no Default or Event of Default will result from the execution, delivery or performance of this Amendment.

ARTICLE IV

LIMITED WAIVER

4.01Limited Waiver.  Subject to the terms and conditions of this Amendment, and effective as of the Fourth Amendment Effective Date, Agent and the Lenders hereby waive the Specified Event of Default.
4.02No Other Consent or Waiver.  Except as expressly set forth in Section 4.01, nothing contained in this Amendment shall be construed as a waiver by Agent or Lenders of any covenant or provision of the Credit Agreement (as amended hereby), the Other Documents, or of any other contract or instrument between any Loan Party and Agent or Lenders, and the failure of Agent or Lenders at any time or times hereafter to require strict performance by Loan Parties of any provision thereof shall not waive, affect or diminish any right of Agent to thereafter demand strict compliance therewith. Agent and Lenders hereby reserve all rights granted under the Credit Agreement, the Other Documents, this Amendment and any other contract or instrument between any of them. This Amendment is not a novation, release, or discharge of any Obligation under the Credit Agreement.
ARTICLE V
Ratifications, Representations and Warranties
5.01Ratifications.  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the Other Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the Other Documents are ratified and confirmed and shall continue in full force and effect.  Each Loan Party hereby agrees that all liens and security interests securing payment of the Obligations under the Credit Agreement are hereby collectively renewed, ratified and brought forward as security for the payment and performance of the Obligations.  Loan Parties, Agent and the Lenders agree that the Credit Agreement and the Other Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.
5.02Representations and Warranties.  Each Loan Party hereby represents and warrants to Agent and Lenders as of the date of this Amendment as follows:  (A) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization; (B) such Loan Party has not (i) amended, modified or waived any term or material provision of its Articles of Incorporation or By-Laws or Certificate of Formation or Operating Agreement, as applicable, or other organizational documents since last delivering such document to Agent or (ii) adopted any resolution which would be materially adverse to Agent or Lenders (C) the execution, delivery and performance by it of this Amendment, the Credit Agreement and all Other Documents executed and/or delivered in connection herewith to which it is a party are within its powers, have been duly authorized, and do not contravene (i) its articles of organization, operating agreement, or other organizational documents or (ii) any applicable law; (D) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Body or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment, the Credit Agreement or any of the Other Documents executed and/or delivered in connection herewith to which it is a party by or against it, except for those consents, approvals or authorizations which will have been duly obtained, made or compiled prior to the Fourth Amendment Effective Date and which are in full force and effect; (E) this Amendment, the Credit Agreement and all Other Documents executed and/or delivered in connection herewith to which it is a party have been duly executed and delivered by it; (F) this Amendment, the Credit Agreement and all Other Documents executed and/or delivered in connection herewith to which it is a party constitute its legal, valid and binding obligation enforceable against it in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; (G) except for the Specified Event of Default, no Default or Event of Default exists, has occurred and is continuing or would result by the execution, delivery or performance of this Amendment; and (H) such Loan Party is in compliance with all covenants and agreements contained in the Credit Agreement and the Other Documents to which it is a party, as amended hereby.
ARTICLE VI
Miscellaneous Provisions
6.01Survival of Representations and Warranties.  All representations and warranties made in the Credit Agreement or the Other Documents, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the Other Documents, and no investigation by Agent or any Lender shall affect the representations and warranties or the right of Agent and Lenders to rely upon them.
6.02Time of the Essence.  Each Loan Party hereby acknowledges and agrees that time is of the essence with respect to the performance of any and all covenants made by the Loan Parties under this Amendment, and the Loan Parties shall strictly comply with the deadlines associated with this Amendment.
6.03Reference to Credit Agreement.  Each of the Credit Agreement and the Other Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement and such Other Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.
6.04Expenses of Agent.  Each Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses incurred by Agent and Affiliates in connection with any and all amendments, modifications, and supplements to the Other Documents, including, without limitation, the reasonable and documented fees, charges and disbursements of Agent’s legal counsel, and all costs and expenses incurred by Agent in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any Other Documents, including, without, limitation, the costs and fees of Agent’s legal counsel.
6.05Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

6.06Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of Loan Parties, Agent, each Lender and their respective successors and assigns, except that no Loan Party may assign or transfer any of its respective rights or obligations hereunder without the prior written consent of Agent and each Lender.
6.07Counterparts.  This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or electronic transmission (including email transmission of a PDF image) or other electronic means shall be equally effective as delivery of a manually executed counterpart of this Amendment.
6.08Effect of Waiver.  No consent or waiver, express or implied, by Agent or Required Lenders to or for any breach of or deviation from any covenant or condition by Loan Parties shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.
6.09Headings.  The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
6.10Applicable Law.  THIS AMENDMENT AND ALL OTHER AGREEMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
6.11Further Assurances. Each Loan Party shall execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents as Agent may reasonably request, in order that the full intent of the Credit Agreement and this Amendment may be carried into effect.
6.12Final Agreement.  THE CREDIT AGREEMENT AND THE OTHER DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED.  THE CREDIT AGREEMENT AND THE OTHER DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY LOAN PARTIES AND AGENT.
6.13Release.  EACH LOAN PARTY HEREBY (I) ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS OBLIGATIONS AND (II) VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES AGENT OR ANY LENDER, THEIR

PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT, WHICH ANY LOAN PARTY MAY NOW OR HEREAFTER HAVE AGAINST AGENT, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY.
6.14Other Document. This Amendment is an “Other Document” for all purposes.

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IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date first above written.

BORROWERS:

DASEKE COMPANIES, INC.

By:	/s/ Christopher Easter
Name:	Christopher Easter
Title:	Chief Executive Officer

[Signatures continued on next page]

[Signature Page]

Fourth Amendment to Fifth Amended and Restated Revolving Credit and Security Agreement

ALABAMA CARRIERS, INC.

B. C. HORNADY AND ASSOCIATES, INC.

BED ROCK, INC.

BELMONT ENTERPRISES, INC.

BOYD BROS. TRANSPORTATION INC.

BOYD LOGISTICS, L.L.C.

BOYD LOGISTICS PROPERTIES, LLC

BOYD INTERMODAL, LLC

BROS. LLC

BULLDOG HIWAY EXPRESS

BULLDOG HIWAY LOGISTICS, LLC

CENTRAL OREGON TRUCK COMPANY, INC.

DASEKE LOGISTICS, LLC

DASEKE LONE STAR, INC.

DASEKE MFS LLC

DASEKE FLEET SERVICES, LLC

DASEKE RM LLC

DASEKE ST LLC

DASEKE TRS LLC

DASEKE TSH LLC

E. W. WYLIE CORPORATION

FLEET MOVERS, INC.

GROUP ONE, INC.

HORNADY LOGISTICS, LLC

HORNADY TRANSPORTATION, L. L. C.

HORNADY TRUCK LINE, INC.

J. GRADY RANDOLPH, INC.

JD AND PARTNERS, LLC

JGR LOGISTICS, LLC

LONE STAR TRANSPORTATION, LLC

LST EQUIPMENT, INC.

MID SEVEN TRANSPORTATION COMPANY

MOORE FREIGHT SERVICE, INC.

NEI TRANSPORT, LLC

By:	/s/ Christopher Easter
Name:	Christopher Easter
Title:	Executive Vice President

[Signature Page]

Fourth Amendment to Fifth Amended and Restated Revolving Credit and Security Agreement

R&R TRUCKING HOLDINGS, LLC

R & R TRUCKING, INCORPORATED

RAND, LLC

RANDOLPH BROTHERS, LLC

ROADMASTER GROUP II, LLC

ROADMASTER EQUIPMENT LEASING, INC.

ROADMASTER SPECIALIZED, INC.

ROADMASTER TRANSPORTATION, INC.

RT & L, LLC

SCHILLI DISTRIBUTION SERVICES, INC.

SCHILLI LEASING, INC.

SCHILLI NATIONAL TRUCK LEASING & SALES INC.

SCHILLI TRANSPORTATION SERVICES, INC.

SLT EXPRESS WAY, INC.

SMOKEY POINT DISTRIBUTING, INC.

SPD TRUCKING, LLC

STEELMAN TRANSPORTATION, INC.

ST LEASING, INC.

TENNESSEE STEEL HAULERS, INC.

TEXR ASSETS 2, L.L.C.

TEXR EQUIPMENT, LLC

TM TRANSPORT AND LEASING, LLC

TNI (USA), INC.

WTI TRANSPORT, INC.

BT HOLDINGS OF MEMPHIS, INC.

BUILDERS TRANSPORTATION CO., LLC

LEAVITTS FREIGHT SERVICE, INC.

RODAN TRANSPORT (U.S.A.) LTD.

HODGES TRUCKING COMPANY, L.L.C.

AVEDA LOGISTICS INC.

By:	/s/ Christopher Easter
Name:	Christopher Easter
Title:	Executive Vice President

[Signature Page]

Fourth Amendment to Fifth Amended and Restated Revolving Credit and Security Agreement

GUARANTOR:

Daseke, Inc.

By:	/s/ Christopher Easter
Name:	Christopher Easter
Title:	Chief Executive Officer

[Signature Page]

Fourth Amendment to Fifth Amended and Restated Revolving Credit and Security Agreement

PNC BANK, NATIONAL ASSOCIATION,

as Agent and a Lender

By:	/s/ Ron Zeiber
Name:	Ron Zeiber
Title:	Senior Vice President

[Signature Page]

Fourth Amendment to Fifth Amended and Restated Revolving Credit and Security Agreement

EXHIBIT A

Amended Credit Agreement

[See attached]

EXHIBIT A

CONFORMED THROUGH 4th AMENDMENT EFFECTIVE DATE

FIFTH AMENDED AND RESTATED

REVOLVING CREDIT

AND

SECURITY AGREEMENT

AMONG

DASEKE, INC.

(FORMERLY KNOWN AS HENNESSY CAPITAL ACQUISITION CORP. II),

(AS HOLDINGS),

HCAC MERGER SUB, INC.

(TO BE MERGED WITH AND INTO DASEKE, INC.,
WHICH IS TO BE RENAMED AS DASEKE COMPANIES, INC.),

AND

CERTAIN OF ITS SUBSIDIARIES PARTY HERETO
(AS BORROWERS),

PNC BANK, NATIONAL ASSOCIATION
(AS LENDER AND AS AGENT)

AND

THE FINANCIAL INSTITUTIONS
FROM TIME TO TIME PARTY HERETO
(AS LENDERS)

Dated as of February 27, 2017

TABLE OF CONTENTS

Page

I.DEFINITIONS.1

1.1Accounting Terms1

1.2General Terms2

1.3Uniform Commercial Code Terms59

1.4Certain Matters of Construction59

1.5Certain Calculations and Tests60

1.6LIBOR Notification62

II.ADVANCES, PAYMENTS.62

2.1Revolving Advances62

2.2Procedures for Requesting Revolving Advances; Procedures for Selection of Applicable Interest Rates for All Advances63

2.3[Reserved]65

2.4Swing Loans65

2.5Disbursement of Advance Proceeds66

2.6Making and Settlement of Advances67

2.7Maximum Advances69

2.8Manner and Repayment of Advances69

2.9Repayment of Excess Advances70

2.10Statement of Account70

2.11Letters of Credit70

2.12Issuance of Letters of Credit71

2.13Requirements For Issuance of Letters of Credit71

2.14Disbursements, Reimbursement72

2.15Repayment of Participation Advances73

2.16Documentation74

2.17Determination to Honor Drawing Request74

2.18Nature of Participation and Reimbursement Obligations74

2.19Liability for Acts and Omissions75

2.20Mandatory Prepayments77

2.21Use of Proceeds77

2.22Defaulting Lender78

2.23Payment of Obligations80

2.24Increase in Maximum Revolving Advance Amount81

III.INTEREST AND FEES.83

i

3.1Interest83

3.2Letter of Credit Fees84

3.3Facility Fee85

3.4Fee Letter85

3.5Computation of Interest and Fees85

3.6Maximum Charges85

3.7Increased Costs86

3.8Alternate Rate of Interest.87

3.9Capital Adequacy91

3.10Taxes91

3.11Replacement of Lenders95

IV.COLLATERAL: GENERAL TERMS95

4.1Security Interest in the Collateral95

4.2Perfection of Security Interest96

4.3Preservation of Collateral96

4.4Ownership and Location of Collateral97

4.5Defense of Agent’s and Lenders’ Interests97

4.6Inspection of Premises98

4.7Appraisals98

4.8Receivables; Deposit Accounts and Securities Accounts99

4.9Inventory101

4.10Maintenance of Equipment101

4.11Exculpation of Liability102

4.12Financing Statements102

4.13Designation of Term Loan Real Property Collateral as Collateral102

V.REPRESENTATIONS AND WARRANTIES.103

5.1Authority103

5.2Formation and Qualification103

5.3Security Interest in Collateral104

5.4Tax Returns104

5.5Financial Statements104

5.6Entity Names104

5.7O.S.H.A. Environmental Compliance; Flood Insurance105

5.8Solvency; No Litigation, Violation, Indebtedness or Default; ERISA Compliance106

5.9Patents, Trademarks, Copyrights and Licenses106

5.10Licenses and Permits107

5.11[Reserved]107

5.12No Default107

5.13[Reserved]107

5.14No Labor Disputes107

5.15Margin Regulations107

5.16Investment Company Act107

5.17[Reserved]107

5.18[Reserved]107

5.19Certificate of Beneficial Ownership107

5.20[Reserved]108

5.21Business and Property of Loan Parties108

5.22[Reserved]108

5.23EEA Financial Institutions108

5.24Equity Interests108

5.25Commercial Tort Claims108

5.26Partnership and Limited Liability Company Interests108

5.27Letter of Credit Rights108

VI.AFFIRMATIVE COVENANTS.108

6.1Compliance with Laws108

6.2Conduct of Business and Maintenance of Existence and Assets109

6.3Books and Records109

6.4Payment of Taxes109

6.5Financial Covenants109

6.6Insurance110

6.7[Reserved]111

6.8Environmental Matters111

6.9Certificate of Beneficial Ownership and Other Additional Information112

6.10[Reserved]112

6.11Execution of Supplemental Instruments113

6.12[Reserved]113

6.13Government Receivables113

6.14Additional Loan Parties and Collateral113

6.15Keepwell115

6.16[Reserved]115

6.17Designation of Subsidiaries115

6.18Amendments to Organizational Documents116

VII.NEGATIVE COVENANTS.116

7.1Merger, Consolidation, Acquisition and Sale of Assets116

7.2Creation of Liens120

7.3Investments123

7.4[Reserved]126

7.5Restricted Payments126

7.6Indebtedness129

7.7Nature of Business133

7.8Transactions with Affiliates133

7.9[Reserved]135

7.10Fiscal Year and Accounting Changes135

7.11Pledge of Credit135

7.12[Reserved]135

7.13Compliance with ERISA135

7.14Prepayment of Indebtedness136

7.15[Reserved]136

7.16Amendments of or Waivers with Respect to Restricted Debt137

7.17Additional Negative Pledges137

7.18[Reserved]138

7.19[Reserved]138

7.20Bank Accounts138

VIII.CONDITIONS PRECEDENT.138

8.1Conditions to Initial Advances138

8.2Conditions to Each Advance142

IX.INFORMATION AS TO BORROWERS.143

9.1Disclosure of Material Matters143

9.2Schedules143

9.3[Reserved]143

9.4Litigation144

9.5Material Occurrences144

9.6Government Receivables144

9.7Annual Financial Statements144

9.8Quarterly Financial Statements144

9.9Monthly Financial Statements145

9.10Narrative Report145

9.11Other Reports145

9.12Additional Information145

9.13Projected Operating Budget146

9.14Variances From Operating Budget146

9.15Notice of Suits, Adverse Events146

9.16ERISA Notices and Requests146

9.17Additional Documents146

9.18Updates to Certain Schedules146

9.19Delivery147

X.EVENTS OF DEFAULT.148

10.1Nonpayment148

10.2Breach of Representation148

10.3Financial Information148

10.4[Reserved]148

10.5Noncompliance148

10.6Judgments and Attachments148

10.7Bankruptcy; Insolvency148

10.8Material Adverse Effect149

10.9Lien Priority149

10.10Subordination150

10.11Cross Default150

10.12[Reserved]150

10.13Change of Control150

10.14[Reserved]150

10.15[Reserved]150

10.16Pension Plans150

10.17[Reserved]150

XI.LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT.151

11.1Rights and Remedies151

11.2Agent’s Discretion153

11.3Setoff153

11.4Rights and Remedies not Exclusive153

11.5Allocation of Payments After Event of Default153

XII.WAIVERS AND JUDICIAL PROCEEDINGS.155

12.1Waiver of Notice155

12.2Delay155

12.3Jury Waiver155

v

XIII.EFFECTIVE DATE AND TERMINATION.156

13.1Term156

13.2Termination156

13.3Collateral and Guaranty Matters156

XIV.REGARDING AGENT.157

14.1Appointment157

14.2Nature of Duties157

14.3Lack of Reliance on Agent158

14.4Resignation of Agent; Successor Agent158

14.5Certain Rights of Agent159

14.6Reliance159

14.7Notice of Default159

14.8Indemnification160

14.9Agent in its Individual Capacity160

14.10Delivery of Documents160

14.11Loan Parties’ Undertaking to Agent160

14.12No Reliance on Agent’s Customer Identification Program160

14.13Other Agreements161

XV.BORROWING AGENCY.161

15.1Borrowing Agency Provisions161

15.2Waiver of Subrogation162

15.3Common Enterprise162

XVI.MISCELLANEOUS.162

16.1Governing Law162

16.2Entire Understanding163

16.3Successors and Assigns; Participations; New Lenders166

16.4Application of Payments169

16.5Indemnity169

16.6Notice170

16.7Survival173

16.8Severability173

16.9Expenses173

16.10Injunctive Relief173

16.11Consequential Damages173

16.12Captions174

16.13Counterparts; Facsimile Signatures174

16.14Construction174

16.15Confidentiality; Sharing Information174

16.16Publicity175

16.17Certifications From Banks and Participants; USA PATRIOT Act175

16.18Anti-Terrorism Laws175

16.19Concerning Joint and Several Liability of Borrowers176

16.20Delegation of Authority178

16.21Reallocation of the Advances and the Commitment Amounts178

16.22Amendment and Restatement179

16.23Acknowledgment and Consent to Bail-In of EEA Financial Institutions180

LIST OF EXHIBITS AND SCHEDULES

Exhibits

Exhibit 1.2	Borrowing Base Certificate
Exhibit 1.2(a)	Compliance Certificate
Exhibit 1.2(b)	Commitments
Exhibit 2.1(a)	Revolving Credit Note
Exhibit 2.4(a)	Swing Loan Note
Exhibit 2.24(a)(x)	Lender Joinder
Exhibit 3.10(e)-1	Form of U.S. Tax Compliance Certificate
Exhibit 3.10(e)-2	Form of U.S. Tax Compliance Certificate
Exhibit 3.10(e)-3	Form of U.S. Tax Compliance Certificate
Exhibit 3.10(e)-4	Form of U.S. Tax Compliance Certificate
Exhibit 5.19	Certificate of Beneficial Ownership
Exhibit 6.14(a)	Form of Joinder
Exhibit 8.1(i)	Solvency Certificate
Exhibit 16.3	Commitment Transfer Supplement

Schedules

Schedule 1.2(a)	Existing Letters of Credit
Schedule 1.2(b)	Pre-Closing Acquisitions
Schedule 1.2(c)	Pre-Closing Subordinated Debt
Schedule 4.4	Equipment and Inventory Locations; Place of Business; Chief Executive Office; Real Property
Schedule 4.8(j)	Deposit and Investment Accounts
Schedule 5.2(a)	States of Qualification and Good Standing
Schedule 5.2(b)	Subsidiaries
Schedule 5.6	Prior Names
Schedule 5.25	Commercial Tort Claims
Schedule 5.27	Letter of Credit Rights
Schedule 7.1(v)	Contemplated Dispositions
Schedule 7.2	Existing Liens
Schedule 7.3	Existing Investments
Schedule 7.6	Certain Indebtedness
Schedule 7.8	Affiliate Transactions
Schedule 9	Borrower’s Website Address for Electronic Delivery

FIFTH AMENDED AND RESTATED
REVOLVING CREDIT
AND
SECURITY AGREEMENT

FIFTH AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT dated as of February 27, 2017, among HENNESSY CAPITAL ACQUISITION CORP. II, a Delaware corporation, which upon the effectiveness of the Closing Date Merger (as defined below) will be renamed as the new DASEKE, INC., a Delaware corporation (“Holdings”), DASEKE, INC., a Delaware corporation, with which Merger Sub (as defined below) will be merged upon the effectiveness of the Closing Date Merger (with Daseke, Inc. as the surviving entity), and which will be renamed as DASEKE COMPANIES, INC., a Delaware corporation upon the effectiveness of the Closing Date Merger, as the attorney and agent (in such capacity, the “Borrowing Agent”) on behalf of each Loan Party (as defined below), HCAC MERGER SUB INC., a Delaware corporation (“Merger Sub”), as a “Borrower” hereunder, which upon the effectiveness of the Closing Date Merger will be merged with and into Borrowing Agent, each of the Subsidiaries of Borrowing Agent that are now or hereafter become party hereto as borrowers (together with Borrowing Agent and Merger Sub, collectively the “Borrowers” and each individually, jointly and severally, a “Borrower”), the financial institutions that are now or that hereafter become a party hereto as lenders (collectively, “Lenders” and each individually, a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, together with its successors and assigns in such capacity, the “Agent”).

IN CONSIDERATION of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Holdings, Borrowers, Lenders and Agent hereby agree as follows:

Article IDEFINITIONS.
1.1Accounting Terms.  (a)All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and, except as otherwise expressly provided herein, all terms of an accounting or financial nature that are used in calculating the First Lien Leverage Ratio, the Funded Debt to Consolidated Adjusted EBITDA Ratio, the Secured Leverage Ratio or Consolidated Adjusted EBITDA shall be construed and interpreted in accordance with GAAP, as in effect from time to time; provided that if Borrowing Agent notifies the Agent that the Loan Parties request an amendment to any provision hereof to eliminate the effect of any change occurring after the date of delivery of the financial statements described in Sections 5.5 and 8.1(l) in GAAP or in the application thereof (including the conversion to IFRS as described below) on the operation of such provision (or if the Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change becomes effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided, further, that if such an amendment is requested by the Borrowers or the Required Lenders, then the Borrowers and the Agent shall negotiate in good faith to enter into an amendment of the relevant affected provisions (without the payment of any amendment or similar fee to the Lenders) to preserve the original intent thereof in light of such change in GAAP or the application thereof; provided, further, that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Loan Parties or any subsidiary at “fair value,” as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.  If the Borrowing Agent notifies the Administrative Agent that Holdings is required to report under IFRS or has elected to do so through an early adoption policy, “GAAP” shall mean international financial reporting standards pursuant to IFRS (provided that after such conversion, Holdings cannot elect to report under GAAP).

(b)Notwithstanding anything to the contrary contained in paragraph (a) above or in the definition of “Capital Lease,” in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the date hereof) that would constitute Capital Leases in conformity with GAAP on the Closing Date shall be considered Capital Leases and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

1.2General Terms.  For purposes of this Agreement the following terms shall have the following meanings:

“ABL Facility” means the Revolving Advances, Letters of Credit and Swing Loans, if applicable, provided to or for the benefit of Loan Parties pursuant to the terms of this Agreement.

“ABL Facility Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“Acceptable Intercreditor Agreement” means the Intercreditor Agreement or another intercreditor agreement that is reasonably satisfactory to Agent.

“Acquisition Agreements” means, collectively, the stock or asset purchase agreements or other similar principal acquisition agreements, howsoever designated, governing any of the Acquisitions, and all material documents and agreements executed in connection therewith.

“Acquisitions” means, collectively, the Pre-Closing Date Acquisitions and any Permitted Acquisition.

“Advance Rates” shall mean, collectively, the Receivables Advance Rate and the Inventory Advance Rate.

“Advances” shall mean and include the Revolving Advances, Letters of Credit and the Swing Loans.

“Affected Lender” shall have the meaning set forth in Section 3.11 hereof.

“Affiliate” of any Person shall mean any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person.  None of the Agent, any Lender or any of their respective Affiliates shall be considered an Affiliate of Holdings or any subsidiary thereof solely by virtue of their status as Agent or a Lender.

“Agent” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

“Agreement” shall mean this Fifth Amended and Restated Revolving Credit and Security Agreement, as the same may be amended, amended and restated, replaced and restated, extended, supplemented and/or otherwise modified from time to time.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the highest of (a) the Base Rate in effect on such day, (b) the sum of the Overnight Bank Funding Rate in effect on such day plus one half of one percent (0.5%), and (c) the sum of the Daily LIBOR Rate in effect on such day plus one percent (1.0%), so long as a Daily LIBOR Rate is offered, ascertainable and not unlawful. Any change in the Alternate Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.

“Alternate Source” shall have the meaning set forth in the definition of Overnight Bank Funding Rate.

“Amended and Restated Credit Agreement” shall have the meaning set forth in Section 16.22(a) hereof.

“Anti-Terrorism Laws” shall mean any Applicable Laws relating to terrorism, trade sanctions programs and embargoes, money laundering, bribery or corruption and any regulation, order, or directive promulgated, issued or enforced pursuant to such Applicable Laws, all as amended, supplemented or replaced from time to time.

“Applicable Law” shall mean all Laws applicable to the Person, conduct, transaction, covenant, Other Document or contract in question, all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations, treaties and orders of any Governmental Authority, and all orders, judgments and decrees of all courts and arbitrators.

“Applicable Margin” for Revolving Advances and Swing Loans shall mean, as of the Closing Date and through and including the date immediately prior to the first Adjustment Date (as defined below), the applicable percentage specified below:

APPLICABLE MARGINS FOR DOMESTIC RATE LOANS	APPLICABLE MARGINS FOR LIBOR RATE LOANS
Revolving Advances and Swing Loans	Revolving Advances
0.75%	1.75%

Thereafter, effective as of the first Business Day following receipt by Agent of the quarterly financial statements of Loan Parties on a Consolidated Basis, along with the corresponding Compliance Certificate and Subsidiary Adjustment Certificate, for the Fiscal Quarter ending September 30, 2018 required under Section 9.8, and thereafter upon receipt of the quarterly financial statements of Loan Parties on a Consolidated Basis at the end of each fiscal quarter of Loan Parties required under Section 9.8 for the most recently completed Fiscal Quarter are due to be delivered (each day of such delivery, an “Adjustment Date”), the Applicable Margin for each type of Advance shall be adjusted, if necessary, to the applicable percent per annum set forth in the pricing table set forth below corresponding to the average RLOC Utilization for the trailing twelve month period ending on the last day of the most recently completed Fiscal Quarter prior to the applicable Adjustment Date:

RLOC Utilization	APPLICABLE MARGINS FOR DOMESTIC RATE LOANS	APPLICABLE MARGINS FOR LIBOR RATE LOANS
	Revolving Advances and Swing Loans	Revolving Advances
Less than 33.3%	0.50%	1.50%
Greater than or equal to 33.3% but less than 66.6%	0.75%	1.75%
Greater than or equal to 66.6%	1.00%	2.00%

If Loan Parties shall fail to deliver the financial statements, certificates and/or other information required under Sections 9.7 or 9.8 by the dates required pursuant to such sections, each Applicable Margin shall be conclusively presumed to equal the highest Applicable Margin specified in the pricing table set forth above until the date of delivery of such financial statements, certificates and/or other information, at which time the rate will be adjusted based upon the RLOC Utilization reflected in such statements.  Any increase in interest rates payable by Loan Parties under this Agreement and the Other Documents pursuant to the provisions of the foregoing sentence shall be in addition to and independent of any increase in such interest rates resulting from the effectiveness of the Default Rate provisions of Section 3.1 hereof.

If, as a result of any restatement of, or other adjustment to, the financial statements of Loan Parties on a Consolidated Basis or for any other reason, Agent determines that (a) the RLOC Utilization as previously calculated as of any applicable date for any applicable period was inaccurate, and (b) a proper calculation of the RLOC Utilization for any such period would have resulted in different pricing for such period, then (i) if the proper calculation of the RLOC Utilization would have resulted in a higher interest rate for such period, automatically and immediately without the necessity of any demand or notice by Agent or any other affirmative act of any party, the interest accrued on the applicable outstanding Advances for such period under the provisions of this Agreement and the Other Documents shall be deemed to be retroactively increased by, and Loan Parties shall be obligated to pay to Agent for the ratable benefit of Lenders, promptly upon demand by Agent, an amount equal to the excess of the amount of interest that should have been paid for such period over the amount of interest actually paid for such period; and (ii) if the proper calculation of the RLOC Utilization would have resulted in a lower interest rate for such period, then the interest accrued on the applicable outstanding Advances for such period under the provisions of this Agreement and the Other Documents shall be deemed to remain unchanged, and Lenders shall have no obligation to repay interest to Loan Parties; provided, that, if as a result of any restatement or other event a proper calculation of the RLOC Utilization would have resulted in a higher interest rate for one or more periods and a lower interest rate for one or more other periods (due to the shifting of income or expenses from one period to another period or any other reason), then the amount payable by Loan Parties pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest that should have been paid for all applicable periods over the amounts of interest actually paid for such periods.

“Appraisal” shall mean an appraisal performed by an appraiser selected by Agent, in form and substance satisfactory to Agent in its Permitted Discretion.

“Approvals” shall have the meaning set forth in Section 5.7(b) hereof.

“Approved Electronic Communication” shall mean each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail, E-Fax, the Credit Management Module of PNC’s PINACLE® system, or any other equivalent electronic service agreed to by Agent, whether owned, operated or hosted by Agent, any Lender, any of their Affiliates or any other Person, that any party is obligated to, or otherwise chooses to, provide to Agent pursuant to this Agreement or any Other Document, including any financial statement, financial and other report, notice, request, certificate and other information material; provided that Approved Electronic Communications shall not include any notice, demand, communication, information, document or other material that Agent specifically instructs a Person to deliver in physical form.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Base Rate” shall mean the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate.  This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.

“Beneficial Owner” shall mean, for each Borrower, each of the following:  (a) each individual, if any, who, directly or indirectly, owns 25% or more of such Borrower’s Equity Interests; and (b) a single individual with significant responsibility to control, manage, or direct such Borrower.

“Benefited Lender” shall have the meaning set forth in Section 2.6(e) hereof.

“Blocked Account Bank” shall have the meaning set forth in Section 4.8(h) hereof.

“Blocked Accounts” shall have the meaning set forth in Section 4.8(h) hereof.

“Boeing” shall mean, collectively, The Boeing Company, a Delaware corporation, and its Affiliates.

“Borrower” or “Borrowers” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

“Borrower Materials” shall have the meaning set forth in Section 9.19 hereof.

“Borrowers’ Account” shall have the meaning set forth in Section 2.10 hereof.

“Borrowing Agent” shall have the meaning set forth in the preamble to this Agreement.

“Borrowing Base Certificate” shall mean a certificate in substantially the form of Exhibit 1.2 hereto duly executed by a Responsible Officer of Borrowing Agent and delivered to Agent, appropriately completed, by which such officer shall certify to Agent the Formula Amount and calculation thereof as of the date of such certificate.

“Business Day” shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by Law to be closed for business in East Brunswick, New Jersey and, if the applicable Business Day relates to any LIBOR Rate Loans, such day must also be a day on which dealings are carried on in the London interbank market.

“Capital Expenditures” shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements (or of any replacements or substitutions thereof or additions thereto) which have a useful life of more than one (1) year that, in accordance with GAAP, would be classified as capital expenditures.  Capital Expenditures shall include the total principal portion of Capitalized Lease Obligations.

“Capitalized Lease Obligation” shall mean any Indebtedness of any Loan Party represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; provided that, for all purposes of this Agreement, Indebtedness shall be deemed not to arise from a transaction that is an operating lease.

“Captive Insurance Subsidiary” means any Restricted Subsidiary that is subject to regulation as an insurance company (or any Restricted Subsidiary thereof).

“Cash Equivalents” shall mean any of the following:  (a) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued or guaranteed by the United States Government or any agency thereof; (b) any evidence of Indebtedness, maturing not more than one year the date of acquisition, issued or guaranteed by any State of the United States, or any agency thereof, and having one of the two highest ratings obtainable from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) commercial paper, or corporate demand notes, in each case (unless issued by a Lender or its holding company) with a short-term commercial paper rating of at least A-2 or the equivalent thereof by Standard & Poor’s Ratings Group or P-2 or the equivalent thereof by Moody’s Investors Service, Inc., and in each case maturing within 270 days after the date of acquisition; (d) any U.S. Dollar denominated certificate of deposit (or time deposit represented by a certificate of deposit) or banker’s acceptance maturing not more than one year after the date of acquisition, that is issued or sold by any Lender (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus of not less than $250,000,000); (e) any repurchase agreement entered into with any Lender (or commercial banking institution of the nature referred to in clause (d) above) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (d) above, (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder and (iii) has a term of not more than 30 days; (f) money market accounts or mutual funds that has at least 95% of its assets invested continuously in assets satisfying the foregoing requirements; (g) other short term liquid investments approved in writing by Agent; and (h) solely with respect to any Captive Insurance Subsidiary, any investment that such Captive Insurance Subsidiary is not prohibited to make in accordance with applicable law.

“Cash Equivalents” shall also include (x) investments of the type and maturity described in clauses (a) through (h) above of foreign obligors, which investments or obligors (or the parent companies thereof) have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (y) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments described in clauses (a) through (h) and in this paragraph.

“Cash Management Liabilities” shall have the meaning provided in the definition of “Cash Management Products and Services.”

“Cash Management Products and Services” shall mean agreements or other arrangements under which Agent or any Lender or any Affiliate of Agent or a Lender provides any of the following products or services to any Borrower:  (a) credit cards; (b) credit card processing services; (c) debit cards and stored value cards; (d) commercial cards; (e) ACH transactions; and (f) cash management and treasury management services and products, including without limitation controlled disbursement accounts or services, lockboxes, automated clearinghouse transactions, overdrafts, interstate depository network services.  The indebtedness, obligations and liabilities of any Borrower to the provider of any Cash Management Products and Services (including all obligations and liabilities owing to such provider in respect of any returned items deposited with such provider) (the “Cash Management Liabilities”) shall be “Obligations” hereunder, guaranteed obligations under the Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, and otherwise treated as Obligations for purposes of each of the Other Documents.  The Liens securing the Cash Management Products and Services shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.5.

“Cash Taxes” shall mean, for any period, federal, state and local taxes of a Person based on income and business activity payable in the actual cash during such period.

“CEA” shall mean the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq.

“Certificate of Beneficial Ownership” shall mean, for each Borrower, if applicable, a certificate in substantially the form of Exhibit 5.19 hereto (as amended or modified by Agent from time to time in its sole discretion), certifying, among other things, the Beneficial Owner of such Borrower.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holdco” means any Domestic Subsidiary that has no material assets (held directly or indirectly) other than the Equity Interests or Indebtedness of one or more CFCs or CFC Holdcos.

“CFTC” shall mean the Commodity Futures Trading Commission.

“Change in Law” shall mean the occurrence, after the Closing Date, of any of the following:  (a) the adoption or taking effect of any Applicable Law; (b) any change in any Applicable Law or in the administration, implementation, interpretation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Applicable Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

“Change of Control” means the earliest to occur of:

(a)the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, but excluding any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor), other than one or more Daseke Ownership Group, of Equity Interests representing more than the greater of (x) 35% of the total voting power of all of the outstanding voting stock of Holdings and (y) the percentage of the total voting power of all the outstanding voting stock of Holdings owned, directly or indirectly, by the Daseke Ownership Group;

(b)occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings by Persons who were not directors of the Holdings on the date of this Agreement, or nominated or appointed by the board of directors of the Holdings; or

(c) the Borrowing Agent ceasing to be a direct or indirect Wholly-Owned Subsidiary of Holdings.

“Charge” means any loss (as defined under GAAP), charge, fee, expense, cost, accrual or reserve of any kind.

“CIP Regulations” shall have the meaning set forth in Section 14.12 hereof.

“Closing Date” shall mean February 27, 2017 or such other date as may be agreed to in writing by the parties hereto.

“Closing Date Merger” shall mean the merger of Merger Sub with and into the Borrowing Agent, on the Closing Date, with the Borrowing Agent as the survivor of the Closing Date Merger pursuant to the terms of the Closing Date Merger Agreement.

“Closing Date Merger Agreement” shall mean that certain Agreement and Plan of Merger, dated as of December 22, 2016, by and among, inter alios, Holdings, Merger Sub, the Borrowing Agent and certain of the shareholders of the Borrowing Agent, including all annexes, exhibits and schedules thereto (including the disclosure letter in respect thereof), as the same may be amended, supplemented or otherwise modified from time to time, but without giving effect to any amendment, waiver or consent by Holdings or Merger Sub that is materially adverse to the interests of Agent and the Lenders in their respective capacities as such without the consent of Agent, such consent not to be unreasonably withheld, delayed or conditioned.

“Closing Date Payments” shall mean, collectively, the payments made by Loan Parties on the Closing Date in respect of (i) costs, fees and expenses payable on the Closing Date with respect to the Closing Date Merger Agreement, (ii) the Refinancing, including, repayment in full, in cash of the Pre-Closing Date Subordinated Debt outstanding on the Closing Date and (iii) the full or partial redemption of the Equity Interests of Borrowing Agent held by Prudential and Main Street (or one or more of their respective Affiliates).

“Code” shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

“Collateral” shall mean and include all right, title and interest of each Loan Party in all of the following property and assets of such Loan Party, in each case whether now existing or hereafter arising or created and whether now owned or hereafter acquired and wherever located:

(a)all Receivables and all supporting obligations relating thereto;

(b)all equipment and fixtures;

(c)all general intangibles (including all payment intangibles and all software) and all supporting obligations related thereto;

(d)all Inventory;

(e)all Subsidiary Stock, securities, investment property, and financial assets;

(f)whether now owned or hereafter acquired and wherever located, (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of each Loan Party’s rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to each Loan Party from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing the Obligations; (v) all of each Loan Party’s contract rights, rights of payment which have been earned under a contract right, instruments (including promissory notes), documents, chattel paper (including electronic chattel paper), warehouse receipts, deposit accounts, letters of credit and money; (vi) each commercial tort claim in existence as of the date hereof and in which a security interest is hereafter granted to Agent by a Loan Party pursuant to the provision of Section 4.1 or otherwise; (vii) if and when obtained by any Loan Party, all real and personal property of third parties in which any Loan Party has been granted a lien or security interest as security for the payment or enforcement of Receivables; (viii) all letter of credit rights (whether or not the respective letter of credit is evidenced by a writing); (ix) all supporting obligations; and (x) any other goods, personal property or real property now owned or hereafter acquired in which any Loan Party has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and any Loan Party;

(g)all contract rights, rights of payment which have been earned under a contract rights, chattel paper (including electronic chattel paper and tangible chattel paper), commercial tort claims (whether now existing or hereafter arising); documents (including all warehouse receipts and bills of lading), deposit accounts, goods, instruments (including promissory notes), letters of credit (whether or not the respective letter of credit is evidenced by a writing) and letter-of-credit rights, cash, certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), security agreements, eminent domain proceeds, condemnation proceeds, tort claim proceeds and all supporting obligations;

(h)all ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Loan Party or in which it has an interest), computer programs, tapes, disks and documents, including all of such property relating to the property described in clauses (a) through (g) of this definition;

(i)assets designated as Collateral pursuant to Section 4.13, and

(j)all proceeds and products of the property described in clauses (a) through (i) of this definition, in whatever form.  It is the intention of the parties that if Agent shall fail to have a perfected Lien in any particular property or assets of any Loan Party for any reason whatsoever, but the provisions of this Agreement and/or of the Other Documents, together with all financing statements and other public filings relating to Liens filed or recorded by Agent against Loan Parties, would be sufficient to create a perfected Lien in any property or assets that such Loan Party may receive upon the sale, lease, license, exchange, transfer or disposition of such particular property or assets, then all such “proceeds” of such particular property or assets shall be included in the Collateral as original collateral that is the subject of a direct and original grant of a security interest as provided for herein and in the Other Documents (and not merely as proceeds

(as defined in Article 9 of the Uniform Commercial Code) in which a security interest is created or arises solely pursuant to Section 9-315 of the Uniform Commercial Code).

Notwithstanding the foregoing, Collateral shall not include any Excluded Property or any assets or property of any Loan Party that Agent determines, in its Permitted Discretion, that the benefits of obtaining such Collateral are outweighed by the costs or burdens of providing the same.

“Commitment Percentage” shall mean for any Lender party to this Agreement on the Closing Date, the percentage set forth for such Lender on Exhibit 1.2(b) hereto as same may be adjusted upon any assignment by a Lender pursuant to Section 16.3(c) or (d) hereof, and for any Lender that becomes a party to this Agreement pursuant to a Commitment Transfer Supplement or a Modified Commitment Transfer Supplement, the percentage set forth in Schedule 1 to such Commitment Transfer Supplement or Modified Commitment Transfer Supplement, as applicable.

“Commitment Transfer Supplement” shall mean a document in the form of Exhibit 16.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

“Commitments” shall mean the Revolving Commitments.

“Compliance Certificate” shall mean a compliance certificate substantially in the form of Exhibit 1.2(a) to be signed by the President, the Chief Financial Officer or Controller or similar Responsible Officer of Borrowing Agent or Holdings, which shall state that, among other things, based on an examination sufficient to permit such officer to make an informed statement, no Default or Event of Default exists, or if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such default.

“Consents” shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authority and other third parties, domestic or foreign, necessary to carry on Loan Parties’ business or necessary (including to avoid a conflict or breach under any agreement, instrument, other document, license, permit or other authorization) for the execution, delivery or performance of this Agreement, the Other Documents, including any Consents required under all applicable federal, state or other Applicable Law.

“Consigned Inventory” shall mean Inventory of any Loan Party that is in the possession of another Person on a consignment, sale or return, or other basis that does not constitute a final sale and acceptance of such Inventory.

“Consolidated Adjusted EBITDA” shall mean, as to any Person on a consolidated basis for any period, the sum of:

(a)Consolidated Adjusted Net Income for such period; plus
(b)the sum, without duplication, of (to the extent deducted (and not added back) in calculating Consolidated Adjusted Net Income, other than in respect of clauses (ix), (xv) and (xvi) below) the amounts of:

(i)Taxes paid and any provision for Taxes, including income, capital, state, franchise and similar Taxes, property Taxes and foreign withholding Taxes (including (i) penalties and interest related to any such Tax or arising from any Tax examination and (ii) pursuant to any Tax sharing arrangement, in each case as permitted by Section 7.5(a)(i) or Section 7.5(a)(ii)) of such Person paid or accrued during such period;

(ii)consolidated interest expense whether paid or accrued and whether or not capitalized in respect of such period (including (A) fees and expenses paid or payable to Agent in connection with its services hereunder (and to each agent under any Term Facility in connection with its services thereunder), (B) amortization of debt issuance cost and/or original issue discount resulting from the issuance of Indebtedness at less than par and other bank, administrative agency (or trustee) and financing fees, (C) the interest component of Capital Lease Obligations, (D) costs of surety bonds in connection with financing activities, (E) commissions, discounts and other fees and charges owed with respect to letters of credit, bank guarantees, bankers’ acceptances, ancillary facilities or any similar facilities or financing and hedging agreements and (F) any interest cost or expected return on any plan assets related to any post-employment benefit scheme or any other pension-related items and any curtailments or settlements related thereto);

(iii)(A) depreciation, amortization (including, without limitation, amortization of goodwill, software and other intangible assets), (B) any impairment Charge (including any non-cash Charge related to the impairment of goodwill and other assets) and (C) any asset write-off and/or write-down (other than write-offs or write-downs of inventory and accounts receivable in the Ordinary Course of Business);

(iv)(A) Transaction Costs (including costs in connection with payments related to the rollover, acceleration or payout of equity interest and stock options held by management and members of the board of the Borrowing Agent and its subsidiaries), (B) Charges incurred (1) in connection with the consummation of any transaction (or any transaction proposed and not consummated), not prohibited by this Agreement, including any issuance or offering of Equity Interests, any Investment, any Disposition, any recapitalization, any merger, consolidation or amalgamation, any option buyout or any incurrence, repayment, refinancing, amendment or modification of Indebtedness (including any amortization or write-off of debt issuance or deferred financing costs, premiums and prepayment penalties) or similar transaction and/or (2) in connection with any Qualifying Offering (whether or not consummated) and (C) the amount of any Charge that is actually reimbursed or reimbursable by one or more third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance; provided that in respect of any Charge that is added back in reliance on clause (C) above, the relevant Person in good faith expects to receive reimbursement for such fee, cost, expense or reserve within the next four Fiscal Quarters (it being understood that to the extent any reimbursement amount is not actually received within such Fiscal Quarters, such reimbursement amount shall be deducted in calculating Consolidated Adjusted EBITDA for such Fiscal Quarters);

(v)any Charge attributable to the undertaking and/or implementation of cost savings, operating expense reductions and/or synergies (including, without limitation, in connection with any integration or transition, any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, any facility opening and/or pre-opening, any inventory optimization program and/or any curtailment), any business optimization Charge, any restructuring Charge (including any Charge relating to any Tax restructuring), any Charge relating to the closure or consolidation of any facility (including but not limited to severance, rent termination costs, moving costs and legal costs), any systems implementation Charge, any Charge relating to entry into a new market, any Charge relating to any strategic initiative, any consulting Charge, any signing Charge, any retention or completion bonus, any expansion and/or relocation Charge, any Charge associated with any modification to any pension and post-retirement employee benefit plan, any Charge associated with new systems design, any implementation Charge and/or any project startup Charge; provided, that the aggregate amount of all such Charges under this clause (v) and the amounts under clause (ix) below that are included in Consolidated Adjusted EBITDA in any four consecutive Fiscal Quarter period shall not exceed 25% of Consolidated Adjusted EBITDA for such period (in each case, calculated before giving effect to any such add-backs);

(vi)other add-backs and adjustments reflected in the model delivered to Agent on November 16, 2016;

(vii)the amount of any Charge or deduction associated with any subsidiary of such Person attributable to non-controlling interests or minority interests of third parties;

(viii)the amount of any loss from (i) extraordinary items and (ii) non-recurring (including non-recurring credit expense) or unusual items (including costs of, and payments of, (x) litigation expenses, actual or prospective legal settlements, fines, judgments or orders, (y) recruitment and hiring bonuses and legal fees and Taxes related to issuances of significant options and (z) corporate reorganizations);

(ix)the amount of any expected cost savings, operating expense reductions and synergies (collectively, “Expected Cost Savings”) (net of actual amounts realized) that are reasonably identifiable and factually supportable (in the good faith determination of such Person, as certified by a Responsible Officer of such Person) related to (A) the Transactions and (B) after the Closing Date, any permitted Investment, Disposition, operating improvement, restructuring, cost savings initiative, any similar initiative and/or specified transaction (any such operating improvement, restructuring, cost savings initiative or similar initiative or specified transaction, a “Cost Saving Initiative”); (I) such cost savings, operating expense reductions and synergies are reasonably expected to be realized within 18 months of the event giving rise thereto and (II) the aggregate amount of all such add-backs under this clause (ix) and clause (v) above, that are included in Consolidated Adjusted EBITDA in any four consecutive Fiscal Quarter period shall not exceed 25% of Consolidated Adjusted EBITDA for such period (in each case, calculated before giving effect to any such add-backs);

(x)(A) any Charge incurred as a result of, in connection with or pursuant to any management equity plan, profits interest or stock option plan or any other management or employee benefit plan or agreement, any pension plan (including any post-employment benefit scheme which has been agreed to with the relevant pension trustee), any stock subscription or shareholder agreement, any employee benefit trust, any employee benefit scheme or any similar equity plan or agreement, (B) any Charges in connection with the rollover (including any deferred compensation agreement), acceleration or payout (including in the form of dividends or distributions) of Equity Interests held by management and members of the board of directors of any Parent Company, Holdings, the Borrowing Agent  and/or any of its subsidiaries, in each case, to the extent that (in the case of any cash Charges) such Charges, are funded with net cash proceeds contributed to the Subject Person as a capital contribution or as a result of the sale or issuance of Equity Interests (other than Disqualified Equity Interests) of the Subject Person and (C) the amount of travel expenses, payroll taxes, indemnification payments, director’s fees and any other Charges incurred in connection with, or amounts payable to, any director of the board of Holdings or its parent entities in connection with such director serving as a member of such board of directors and performing his or her duties in respect thereof;

(xi)any earn-out obligation incurred or accrued in connection with the Closing Date Merger, any acquisition and/or other Investment permitted pursuant to Section 7.3 and paid or accrued during such period and/or similar acquisitions and Investments completed prior to the Closing Date;

(xii)Public Company Costs;

(xiii)any non-cash Charge (provided that to the extent that any such non-cash Charge represents an accrual or reserve for any potential cash item in any future period, (A) such Person may elect not to add back such non-cash Charge in the current period or (B) to the extent such Person elects to add back such non-cash Charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Adjusted EBITDA to such extent);

(xiv)the amount of any Charge in connection with a single or one-time event, including, in connection with (A) the Closing Date Merger, any acquisition or similar Investment permitted hereunder after the Closing Date (including without limitation, legal, accounting and other professional fees and expenses incurred in connection with acquisitions and other Investments made prior to the Closing Date), (B) the consolidation, closing or reconfiguration of any facility during such period and (C) one-time consulting costs;

(xv)to the extent not otherwise included in Consolidated Adjusted Net Income, proceeds of business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not received so long as such Person in good faith expects to receive the same within the next four Fiscal Quarters (it being understood that to the extent not actually received within such Fiscal Quarters, such proceeds shall be deducted in calculating Consolidated Adjusted EBITDA for such Fiscal Quarters)); and

(xvi)cash actually received (or any netting arrangements resulting in reduced cash expenditures) during such period, and not included in Consolidated Adjusted Net Income, to the extent that the non-cash gain relating to such cash receipt or netting arrangement was deducted in the calculation of Consolidated Adjusted EBITDA pursuant to clause (c)(i) below for any previous period and not added back; minus

(c)to the extent such amounts increase Consolidated Adjusted Net Income, without duplication:
(i)non-cash gains or income; provided that if any non-cash gain or income relates to potential cash items in any future period, such Person may determine not to deduct such non-cash gain or income in the current period;
(ii)the amount added back to Consolidated Adjusted EBITDA pursuant to clause (b)(iv)(C) above (as described in such clause) to the extent such reimbursement amounts were not received within the time period required by such clause;
(iii)the amount added back to Consolidated Adjusted EBITDA pursuant to clause (b)(xv) above (as described in such clause) to the extent such business interruption insurance proceeds were not received within the time period required by such clause;
(iv)to the extent that such Person added back the amount of any non-cash charge to Consolidated Adjusted EBITDA pursuant to clause (b)(xiii) above in respect of any previous period, the subsequent cash payment in respect thereof;
(v)the amount of any gain from (i) extraordinary items and (ii) non-recurring (including non-recurring credit expense) or unusual items (including costs of, and payments of, (x) litigation expenses, actual or prospective legal settlements, fines, judgments or orders, (y) recruitment and hiring bonuses and legal fees and Taxes related to issuances of significant options and (z) corporate reorganizations); and
(vi)the amount of any gain in connection with a single or one-time event.

Unless otherwise stated or context clearly dictates otherwise, references to Consolidated Adjusted EBITDA shall refer to the Consolidated Adjusted EBITDA of Holdings and its Restricted Subsidiaries.

“Consolidated Adjusted Net Income” shall mean, as to any Person (the “Subject Person”) for any period, the net income (or loss) of the Subject Person on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded, without duplication:

(a)the cumulative effect of any change in accounting principles during such period,
(b)any net gains or Charges with respect to (i) disposed, abandoned, closed and discontinued property or operation (other than, at the option of the Borrowing Agent, any asset, property or operation pending the disposal, abandonment, divestiture and/or termination thereof) and any accretion or accrual of discounted liabilities and on the disposal of disposed, abandoned, and discontinued operations, (ii) any disposal, abandonment, divestiture and/or discontinuation of any asset, property or operation and/or (iii) any facilities, plants or distribution centers that have been closed during such period,
(c)gains, income, losses, expenses or Charges (less all fees and expenses chargeable thereto) attributable to any sales or dispositions of Equity Interests or assets (including asset retirement costs) or returned surplus assets of any employee benefit plan outside of the Ordinary Course of Business,
(d)(i) the income of any Person (other than a subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any of its subsidiaries) has a joint interest, except to the extent of the amount of dividends or distributions or other payments (including any ordinary course dividend, distribution or other payment) paid in cash (or to the extent converted into cash) to the Subject Person or any of its subsidiaries by such Person during such period and (ii) the loss of any Person (other than a subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any of its subsidiaries) has a joint interest, other than to the extent that the Subject Person or any of its subsidiaries has contributed cash or Cash Equivalents to such person in respect of such loss during such period,
(e)effects of adjustments (including the effects of such adjustments pushed down to the Subject Person and its Restricted Subsidiaries) in the Subject Person’s consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue, deferred rent and debt line items thereof) resulting from the application of recapitalization accounting or acquisition accounting, as the case may be, in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof,

(f)any net income or loss (less all fees and expenses or charges related thereto) attributable to the early extinguishment of Indebtedness (and the termination of any associated Hedge Agreements),
(g)any (i) write-off or amortization made in such period of deferred financing costs and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness, (ii) good will or other asset impairment charges, write-offs or write-downs or (iii) amortization of intangible assets,
(h)any non-cash compensation Charge, cost, expense, accrual or reserve, including any such Charge, cost, expense, accrual or reserve arising from the grant of stock appreciation or similar rights, stock options, restricted stock or other equity incentive programs, and any cash Charges associated with the rollover, acceleration or payment of management equity in connection with the Transactions,
(i)any fees, commissions and expenses incurred during such period, or any amortization or write-off thereof for such period in connection with any Investment, Disposition, incurrence or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any Indebtedness (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any Charges or non-recurring merger costs incurred during such period as a result of any such transaction,
(j)accruals and reserves that are established or adjusted within 12 months after (i) the Closing Date that are so required to be established or adjusted as a result of the Transactions and (ii) the date of any Permitted Acquisition or other similar Investment permitted pursuant to Section 7.3, in each case, in accordance with GAAP or as a result of the adoption or modification of accounting policies,
(k)any realized or unrealized foreign currency exchange gain or loss (including any currency re-measurement of Indebtedness, any net gain or loss resulting from Hedge Agreements for currency exchange risk associated with the foregoing or any other currency related risk and any gain or loss resulting from intercompany Indebtedness), and
(l)any unrealized gain or loss in respect of the fair market value of (x) any obligation under any Hedge Agreement as determined in accordance with GAAP and/or (y) any other derivative instrument pursuant to, in the case of this clause (y), FASB ASC No. 815 – Derivatives and Hedging.

Unless otherwise stated or context clearly dictates otherwise, references to Consolidated Adjusted Net Income shall refer to the Consolidated Adjusted Net Income of Holdings and its Restricted Subsidiaries.

“Consolidated EBITDA” shall mean, shall mean, as to any Person on a consolidated basis for any period, the sum of:

(a)Consolidated Net Income for such period, plus
(b)all interest expense, net of cash interest income, for such period, plus
(c)all Charges against income for such period for federal, state and local income taxes expensed, plus
(d)depreciation expenses for such period, plus
(e)amortization expenses for such period, plus
(f)one-time Charges and expenses related to this Agreement (including any amendment, consent or waiver granted with respect hereto) and the Transactions for such period, plus
(g)reasonable expenses incurred in connection with any Qualifying Offering (whether or not consummated) for such period, to the extent such expenses are incurred within one hundred twenty (120) days after the Closing Date, plus
(h)Charges and expenses incurred for such period in connection with (a) the issuance of Equity Interests or Indebtedness permitted hereunder, or (b) any Permitted Acquisitions, plus
(i)severance, restructuring, retention and other integration or transition costs, provided that the aggregate amount added pursuant to this clause (i) for any period shall not exceed 5% of Consolidated EBITDA for such period (calculated after giving effect to this clause (i)), plus
(j)non-cash stock and equity compensation paid, non-cash impairment of goodwill and any other non-cash expenses or losses during such period that are approved by Agent in its Permitted Discretion, minus
(k)any other non-cash income or gains during such period as approved by Agent to the extent added in determining Consolidated Net Income.

Unless otherwise stated or context clearly dictates otherwise, references to Consolidated EBITDA shall refer to the Consolidated EBITDA of Holdings and its Restricted Subsidiaries.

“Consolidated Net Income” shall mean as to any Person for any period, the consolidated net income (or loss) of such Person on consolidated basis, determined in accordance with GAAP; provided, that there shall be excluded:

(a)the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary of a Loan Party or is merged into or consolidated with a Loan Party or any of its Restricted Subsidiaries,
(b)the net income (or deficit) of any Person (other than a Restricted Subsidiary of a Loan Party) in which a Loan Party or any of its Restricted Subsidiaries has an

ownership interest, except to the extent that any such income is actually received by a Loan Party or such Restricted Subsidiary in the form of dividends or similar distributions, and
(c)the undistributed earnings of any Restricted Subsidiary of a Loan Party to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is at the time prohibited by the terms of any agreement to which such Person is a party or by which it or any of its property is bound, any of such Person’s Organizational Documents or other legal proceedings binding upon such Person or any of its property or to which such Person or any of its property is subject

Unless otherwise stated or context clearly dictates otherwise, references to Consolidated Net Income shall refer to the Consolidated Net Income of Holdings and its Restricted Subsidiaries.

“Consolidated Total Assets” means, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the applicable Person at such date.

“Consolidated Working Capital” means, as at any date of determination, the excess of Current Assets over Current Liabilities.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Group” shall mean, at any time, Holdings and each of its Restricted Subsidiaries and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with Holdings and each of its Restricted Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Cost Saving Initiative” has the meaning assigned to such term in the definition of “Consolidated Adjusted EBITDA”.

“Covered Entity” shall mean (a) each Loan Party, each Loan Party’s Subsidiaries and all pledgors of Collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above.  For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Cure Amount” shall have the meaning set forth in Section 11.1(c) hereof.

“Cure Right” shall have the meaning set forth in Section 11.1(c) hereof.

“Current Assets” means, at any date, all assets of Loan Parties and their Restricted Subsidiaries which under GAAP would be classified as current assets (excluding any (a) cash and Cash Equivalents, (b) the current portion of current and deferred Taxes, (c) permitted loans made to third parties, (d) assets held for sale, (e) pension assets, (f) deferred bank fees, (g) derivative financial instruments and (h) insurance claims).

“Current Liabilities” means, at any time, the consolidated current liabilities of Loan Parties and their Restricted Subsidiaries at such time, but excluding, without duplication, (a) the current portion of any long-term Indebtedness,  (b) the current portion of interest expense, (c) the current portion of any Capitalized Lease Obligation, (d) the current portion of current and deferred Taxes based on income, profit or capital, (e) liabilities in respect of unpaid earn-outs, (f) the current portion of any other long-term liabilities, (g) accruals relating to restructuring reserves or other exceptional items, (h) liabilities in respect of funds of third parties on deposit with Loan Parties and their Restricted Subsidiaries, (i) any liabilities recorded in connection with stock-based awards, partnership interest-based awards, awards of profits interests, deferred compensation awards and similar incentive based compensation awards or arrangements and liabilities related to any post-employment benefit schemes and (j) liabilities related to Dividends declared but not yet paid.

“Customer” shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Loan Party, pursuant to which such Loan Party is to deliver any personal property or perform any services.

“Daily LIBOR Rate” shall mean, for any day, the rate per annum determined by Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the Reserve Percentage.

“Daseke Ownership Group” Hennessy Capital LLC, Don R. Daseke, Barbara Daseke, family trusts controlled by Don Daseke or Barbara Daseke, the Walden Group, Inc. and R. Scott Wheeler (or, within sixty (60) days after their death or incapacity, one or more successors acceptable to Agent).

“Default” shall mean an event, circumstance or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Default Rate” shall have the meaning set forth in Section 3.1 hereof.

“Defaulting Lender” shall mean any Lender that:  (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Revolving Commitment Percentage of Advances, (ii) if applicable, fund any portion of its Participation Commitment in Letters of Credit or Swing Loans or (iii) pay over to Agent, Issuer, Swing Loan Lender or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including a particular Default or Event of Default, if any) has not been satisfied; (b) has become the subject of a Bail-In Action; (c) has notified Loan Parties or Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including a particular Default or Event of Default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit; (d) has failed, within two (2) Business Days after request by Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Advances and, if applicable, participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (d) upon Agent’s receipt of such certification in form and substance satisfactory to Agent; (e) has become the subject of an Insolvency Event; or (f) has failed at any time to comply with the provisions of Section 2.6(e) with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders.

“Depository Accounts” shall have the meaning set forth in Section 4.8(h) hereof.

“Derivative Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management, managers or consultants of Holdings or its subsidiaries shall be a Derivative Transaction.

“Designated Lender” shall have the meaning set forth in Section 16.2(d) hereof.

“Designated Non-Cash Consideration” means the fair market value (as determined by the Borrowing Agent in good faith) of non-cash consideration received by any Loan Party or any Restricted Subsidiary thereof in connection with any Disposition pursuant to Section 7.1(h) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrowing Agent, setting forth the basis of such valuation (which amount will be reduced by the amount of cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to cash or Cash Equivalents).

“Disposition” or “Dispose” means the sale, lease, sublease, Division or other disposition of any property of any Person.

“Disqualified Equity Interests” shall mean any Equity Interests which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Equity Interests), in whole or in part, on or prior to 91 days following the Term at the time such Equity Interests are issued (it being understood that if any such redemption is in part, only such part coming into effect prior to 91 days following the Term shall constitute Disqualified Equity Interests), (b) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests that would constitute Disqualified Equity Interests, in each case at any time on or prior to 91 days following the Term at the time such Equity Interests is issued, (c) contains any mandatory repurchase obligation or any other repurchase obligation at the option of the holder thereof (other than for Qualified Equity Interests), in whole or in part, which may come into effect prior to 91 days following the Term at the time such Equity Interests are issued, or (d) provides for the mandatory payments of (but not accrual of) dividends in cash on or prior to 91 days following the Term at the time such Equity Interests are issued (it being understood that if any such repurchase obligation is in part, only such part coming into effect prior to 91 days following the Term shall constitute Disqualified Equity Interests); provided that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of any change of control or any Disposition occurring prior to 91 days following the Term at the time such Equity Interests is issued shall not constitute Disqualified Equity Interests, if such Equity Interests provides that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the Term.

Notwithstanding the preceding sentence, (A) if such Equity Interests are issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers or consultants or by any such plan to such directors, officers, employees, members of management, managers or consultants, in each case in the Ordinary Course of Business of Loan Parties or any of their Restricted Subsidiaries (or any Parent Company or any subsidiary), such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations and (B) no Equity Interests held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or Immediate Family Members) of Loan Parties (or any Parent Company or any subsidiary) shall be considered Disqualified Equity Interests solely because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

“Division” means, in reference to any Person which is not a natural Person, means the division of such Person into two (2) or more separate such Persons, with the dividing Person either continuing or terminating its existence as part of such division, including as contemplated under Section 18-217 of the Delaware Limited Liability Act for limited liability companies formed under

Delaware law,  or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.  The word “Divide” when capitalized, shall have a correlative meaning.

“Document” shall have the meaning given to the term “document” in the Uniform Commercial Code.

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

“Domestic Rate Loan” shall mean any Advance that bears interest based upon the Alternate Base Rate.

“Domestic Subsidiary” means any Restricted Subsidiary incorporated or organized under the laws of the U.S., any state thereof or the District of Columbia.

“Drawing Date” shall have the meaning set forth in Section 2.14(b) hereof.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.

“Eligibility Date” shall mean, with respect to each Loan Party and each Swap, the date on which this Agreement or any Other Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any Other Document is then in effect with respect to such Loan Party, and otherwise it shall be the Effective Date of this Agreement and/or such Other Documents to which such Loan Party is a party).

“Eligible Contract Participant” shall mean an “eligible contract participant” as defined in the CEA and regulations thereunder.

“Eligible Insured Foreign Receivable” shall mean a Receivable that meets the requirements of Eligible Receivables, except clause (f) of such definition, provided that such Receivable is credit insured (with the insurance carrier, amount and terms of such insurance being acceptable to Agent in its Permitted Discretion and naming Agent as beneficiary or loss payee, as applicable).

“Eligible Parts Inventory” shall mean and include Parts Inventory valued at book value, which is not, in Agent’s opinion, obsolete, slow moving or unmerchantable and which Agent, in its sole credit judgment exercised in good faith, shall not deem ineligible Parts Inventory, based on such considerations as Agent may from time to time deem appropriate including whether the Inventory is subject to a perfected, first priority security interest in favor of Agent and no other Lien (other than a Permitted Lien).  In addition, Parts Inventory shall not be Eligible Parts Inventory if it (i) does not conform to all standards imposed by any Governmental Authority which has regulatory authority over such goods or the use or sale thereof; (ii) is located outside the continental United States or at a location that is not otherwise in compliance with this Agreement; (iii) constitutes Consigned Inventory; (iv) is the subject of an Intellectual Property Claim; (v) is subject to a License Agreement or other agreement that limits, conditions or restricts any Borrower’s or Agent’s right to sell or otherwise dispose of such Parts Inventory, unless Agent is a party to a Licensor/Agent Agreement with the Licensor under such License Agreement; or (vi) or is situated at a location not owned by any Borrower unless the owner or occupier of such location has executed in favor of Agent a Lien Waiver Agreement (or Agent establishes a Reserve against the Formula Amount with respect thereto as Agent shall deem appropriate in its sole discretion).

“Eligible Receivables” shall mean and include with respect to each Borrower, each Receivable of such Borrower (other than Eligible Unbilled Receivables) arising in the Ordinary Course of Business and which Agent, in its sole credit judgment exercised in good faith, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate.  A Receivable shall not be deemed eligible unless such Receivable is subject to Agent’s first priority perfected security interest and no other Lien (other than Permitted Liens), and is evidenced by an invoice or other documentary evidence reasonably satisfactory to Agent.  In addition, no Receivable shall be an Eligible Receivable if:

(a)it arises out of a sale made by any Borrower to an Affiliate of any Borrower, a Person controlled by an Affiliate of any Loan Party, any other Person which, directly or indirectly, owns or controls 25% or more of the Equity Interests of any Loan Party or any Affiliate of any Loan Party, or any other Person, 25% or more of the Equity Interests of which are owned or controlled by any Loan Party or any Affiliate of any Loan Party;

(b)it is due or unpaid more than sixty (60) days after the original due date or more than ninety (90) days after the original invoice date and with respect to a Boeing Receivable only, it is due or unpaid more than sixty (60) days after the original due date or more than one hundred twenty (120) days after the original invoice date;

(c)fifty percent (50%) or more of the Receivables from such Customer are not deemed Eligible Receivables pursuant to the eligibility requirements in the definition of “Eligible Receivables” other than this clause (c).  Such percentage may, in Agent’s sole credit judgment exercised in good faith, be increased or decreased from time to time;

(d)any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached in any material respect;

(e)the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

(f)the sale is to a Customer outside the United States of America or Canada (excluding the Province of Quebec), unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its sole credit judgment exercised in good faith or such Receivable constitutes an Eligible Insured Foreign Receivable;

(g)the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

(h)Agent believes, in its sole judgment exercised in good faith, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer’s financial inability to pay;

(i)the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless the applicable Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

(j)the goods giving rise to such Receivable have not been delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the applicable Borrower and accepted by the Customer (if applicable) or the Receivable otherwise does not represent a final sale;

(k)the Receivables of the Customer exceed twenty-five percent (25%) of the Receivables of all Borrowers other than the Receivables of Boeing which exceed thirty-five percent (35%) of the Receivables of all Borrowers (but only to the extent in either case of the excess);

(l)the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim (but only as to that portion of the Receivable subject to such offset, deduction, defense, dispute or counterclaim), the Customer is also a creditor or supplier of the applicable Borrower (but only as to that portion of the Receivable that does not exceed the amount owed by the applicable Borrower to such creditor or supplier) or the Receivable is contingent in any respect or for any reason;

(m)the applicable Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the Ordinary Course of

Business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

(n)any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed;

(o)such Receivable is not payable to the applicable Borrower;

(p)such Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in its sole credit judgment exercised in good faith; or

(q)such Receivable is subject to a payment to an owner/operator for the delivery of the goods subject to such Receivable (but only as to the portion of the Receivable subject to such payment).

“Eligible Unbilled Receivables” means unbilled Receivables created by any Borrower in the Ordinary Course of Business, that arise out of such Borrower’s sale of goods or rendition of services, that were not aged more than thirty (30) days after the date on which the goods giving rise to such unbilled Receivable were delivered to the applicable Customer or the services giving rise to such unbilled Receivables were performed for the Customer and that otherwise constitute Eligible Receivables but for the fact that the full amount thereof has not been invoiced and billed to the Customer.

“Environmental Complaint” shall mean, with respect to any Loan Party, any notice of violation, any notification that it is potentially responsible for investigation or cleanup of environmental conditions at a Real Property, and any demand letter or complaint, order, citation, or other notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting a Real Property or any Loan Party’s interest therein or the operations or the business from any Person (including any Governmental Authority).

“Environmental Laws” shall mean all applicable federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation Laws relating to the protection of the environment, pollution, and/or governing the manufacture, emission, release, use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Materials and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local Governmental Authority and authorities with respect thereto.

“Equity Contribution” means the cash contributions to Holdings, made on or before the Closing Date, in exchange for common equity, qualified preferred equity or other equity of Holdings, which, when combined (i) with cash proceeds of the initial public offering of Holdings that are released to Holdings from its trust account on or about the Closing Date, will be at least $85 million in the aggregate (determined on a gross basis) and (ii) with equity of the Borrowing Agent’s and Holdings’ existing equity holders and/or members of management prior to the Closing Date that will be retained, rolled over or converted, if any, will constitute an aggregate amount not less than 50%, of the sum of the total consolidated pro forma debt and equity of Holdings on the Closing Date.

“Equity Interests” shall mean, with respect to any Person, any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member.  For the avoidance of doubt, when any provision of this Agreement relates to a past event or period of time, the term “ERISA Affiliate” includes any person who was, as to the time of such past event or period of time, an “ERISA Affiliate” within the meaning of the preceding sentence.

“ERISA Event” means (a) a Reportable ERISA Event with respect to any Pension Plan; (b) the failure to meet the minimum funding standard of Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code); (c) the occurrence of a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to which Holdings or any of its Restricted Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or a “party in interest” (within the meaning of Section 3(14) of ERISA); (d) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) or Section 302 of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (e) the withdrawal by Holdings or any of its Restricted Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Holdings or any of its Restricted Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (f) the institution by the PBGC of proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan under Section 4042 of ERISA; (g) the imposition of liability on Holdings or any of its Restricted Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (h) a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) of Holdings or any of its Restricted Subsidiaries or any of their respective ERISA Affiliates from any Multiemployer Plan if there is any potential liability therefor under Title IV of ERISA, or the receipt by Holdings or any of its Restricted Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is “insolvent” (within the meaning of Section 4245 of ERISA) or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (i) the incurrence of liability or the imposition of a Lien pursuant to Section 436 or 430(k) of the Code or pursuant to ERISA with respect to any Pension Plan; (j) any Foreign Benefit Event; or (k) any other event or condition with respect to a Pension Plan or Multiemployer Plan that could result in liability of Holdings or any of its Restricted Subsidiaries.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Event of Default” shall have the meaning set forth in Article X hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Hedge Liability or Liabilities” shall mean, with respect to each Loan Party, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any Other Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Loan Party’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap.  Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any Other Document, the foregoing is subject to the following provisos:  (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Loan Party for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap; (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest; and (c) if there is more than one Loan Party executing this Agreement or the Other Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of “Excluded Hedge Liability or Liabilities” with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.

“Excluded Property” shall mean each of the following:

(a)any asset the grant or perfection of a security interest in which would (i) be prohibited by enforceable anti-assignment provisions set forth in any contract that is permitted or otherwise not prohibited by the terms of this Agreement, (ii) violate the terms of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement or (iii) trigger termination of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement pursuant to any “change of control” or similar provision; it being understood that the term “Excluded Property” shall not include proceeds or receivables arising out of any contract described in this clause (a) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or other applicable Requirements of Law notwithstanding the relevant prohibition, violation or termination right,

(b)the Equity Interests of any (i) Captive Insurance Subsidiary, (ii) Unrestricted Subsidiary, (iii) not-for-profit subsidiary, (iv) Excluded Subsidiary qualifying as such pursuant to clause (i) in the definition thereof or (v) special purpose entity used for any securitization facility,

(c)any intent-to-use (or similar) Trademark application prior to the filing and acceptance of a “Statement of Use”, “Amendment to Allege Use” or similar filing with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein may impair the validity or enforceability of such intent-to-use Trademark application under applicable law,

(d)any asset, the grant or perfection of a security interest in which would (i) require any governmental consent, approval, license or authorization that has not been obtained, (ii) be prohibited by enforceable anti-assignment provisions of applicable Requirements of Law, except, in the case of this clause (ii), to the extent such requirement or prohibition would be rendered ineffective under the UCC or other applicable Requirements of Law notwithstanding such requirement or prohibition or (iii) result in material adverse tax consequences to any Loan Party as reasonably determined by Holdings or the Borrowing Agent and specified in a written notice to the Agent,

(e)(i) any leasehold Real Estate asset and (ii) any Excluded Real Property,

(f)any interest in any partnership, joint venture or non-Wholly-Owned Subsidiary which cannot be pledged without (i) the consent of one or more third parties other than Holdings, the Borrowers or any of their respective Restricted Subsidiaries (after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Requirement of Law) or (ii) giving rise to a “right of first refusal”, a “right of first offer” or a similar right permitted or otherwise not prohibited by the terms of this Agreement that may be exercised by any third party other than Holdings, the Borrowers or any of their respective Restricted Subsidiaries in accordance with the Organizational Documents (and/or shareholders’ or similar agreement) of such partnership, joint venture or non-Wholly-Owned Subsidiary,

(g)any Margin Stock,

(h)any Cash or Cash Equivalents maintained in or credited to any Deposit Account or Securities Account that are comprised solely of (i) funds used or to be used for payroll and payroll taxes and other employee benefit payments to or for the benefit of any Loan Party’s employees, (ii) funds used or to be used to pay all Taxes required to be collected, remitted or withheld (including U.S. federal and state withholding Taxes (including the employer’s share thereof)) and (iii) any other funds which any Loan Party holds as an escrow or fiduciary for the benefit of another Person in the ordinary course of business (collectively, “Trust Fund Accounts”), provided that Agent shall have received written notice identifying any such Deposit Account that is a Blocked Account or that is established at a Lender as a “Trust Account” hereunder,

(i)any asset (i) constituting ABL Facility Priority Collateral with respect to which the Agent and Holdings or the Borrowing Agent have reasonably determined, or (ii) constituting Term Loan Priority Collateral with respect to which the Term Loan Agent and Holdings or the Borrowing Agent have reasonably determined, in either case that the cost, burden, difficulty or consequence (including any effect on the ability of the relevant Loan Party to conduct its operations and business in the ordinary course of business) of obtaining or perfecting a security interest therein outweighs the benefit of a security interest to the relevant secured parties afforded thereby, which determination is evidenced in writing,

(j)Commercial Tort Claims with a value (as reasonably estimated by the Borrowing Agent) of less than $2,500,000,

(k)any lease, license or agreement or any asset subject to a purchase money security interest, capital lease or similar arrangement that is, in each case, permitted by this Agreement to the extent that the grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money, capital lease or similar arrangement or trigger a right of termination in favor of any other party thereto after giving effect to the applicable anti-assignment provisions the UCC or any other applicable Requirement of Law, and

(l)the Equity Interests of (i) any Foreign Subsidiary and (ii) any CFC Holdco, in each case, in excess of 65% of the issued and outstanding voting Equity Interests and 100% of the issued and outstanding non-voting Equity Interests in any such Person.

“Excluded Real Property” shall mean all Real Property of Loan Parties, other than Real Property designated by Agent pursuant to Section 4.13.

“Excluded Subsidiary” means

(a)any Restricted Subsidiary that is not a Wholly-Owned Subsidiary,
(b)any Restricted Subsidiary:
(i)that (i) is prohibited by (A) any Requirement of Law or (B) any Contractual Obligation that, in the case of this clause (B), exists on the Closing Date or at the time such Restricted Subsidiary becomes a subsidiary (which contractual Obligation was not entered into in contemplation of such Restricted Subsidiary becoming a subsidiary) from joining this Agreement as a Borrower or providing a Guaranty,
(ii)that would require a governmental consent, approval, license or authorization (including any regulatory consent, approval, license or authorization) to join this Agreement as a Borrower or to provide a Guaranty (including any regulatory consent, approval, license or authorization) unless such consent, approval, license or authorization has been obtained,
(iii)acquired by Holdings or any Restricted Subsidiary that, at the time of the relevant acquisition, is an obligor in respect of assumed Indebtedness permitted by Section 7.6 to the extent (A) (and for so long as) the documentation governing the applicable assumed Indebtedness prohibits such Restricted Subsidiary from providing a Guaranty and (B) the relevant prohibition was not incurred or otherwise implemented in contemplation of the applicable acquisition, or
(iv)that is formed or acquired after the Closing Date where such Restricted Subsidiary’s joining this Agreement as a Borrower or the provision by such Restricted Subsidiary of a Guaranty would result in material adverse tax consequences as reasonably determined by the Borrowing Agent, written notice of which determination has been provided by the Borrowing Agent to the Agent,

(c)any not-for-profit subsidiary,
(d)any Captive Insurance Subsidiary,
(e)any special purpose entity used for any permitted securitization or permitted receivables facility or financing,
(f)any Foreign Subsidiary,
(g)(i) any CFC Holdco and/or (ii) any Domestic Subsidiary that is a direct or indirect subsidiary of (A) a Foreign Subsidiary that is a CFC or (B) a CFC Holdco,
(h)any Unrestricted Subsidiary,
(i)any Immaterial Subsidiary, and
(j)any other Restricted Subsidiary with respect to which, in the reasonable judgment of the Agent and the Borrowing Agent, the burden or cost of joining this Agreement or providing a Guaranty outweighs the benefits afforded thereby.

Notwithstanding the foregoing, no subsidiary shall be an “Excluded Subsidiary” unless it also constitutes an “Excluded Subsidiary” (or equivalent term) for the purpose of any Term Facility.

“Excluded Taxes” shall mean, with respect to Agent, any Lender, Swing Loan Lender, Issuer or any other recipient of any payment to be made by or on account of any Obligations, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, Swing Loan Lender or Issuer, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes (b) in the case of a Lender, any withholding Tax that is imposed on amounts payable to or for the account of such Lender pursuant to a Law in effect on the date such Lender becomes a party hereto (other than pursuant to an assignment request by the Borrowing Agent under Section 3.11) (or designates a new lending office) or is attributable to such Lender’s failure to comply with Section 3.10(e), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Loan Parties with respect to such withholding Tax pursuant to Section 3.10(a), or (c) any Taxes imposed under FATCA.

“Existing Credit Agreement” shall have the meaning set forth in Section 16.22(a).

“Existing Letter of Credit” shall mean each letter of credit previously issued under the Existing Credit Agreement and more specifically described on Schedule 1.2(a) hereto that is outstanding as of the Closing Date and each renewal of each such letter of credit, each of which shall be deemed, on and after the Closing Date, to have been issued hereunder.

“Expected Cost Savings” has the meaning assigned to such term in the definition of “Consolidated Adjusted EBITDA”.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.

“Facility Fee” shall mean an amount per annum equal to the applicable percentage specified below:

RLOC Utilization	Facility Fee
Greater than or equal to 50.00%	0.25%
Less than 50.00%	0.375%

“Federal Funds Effective Rate” shall mean, for any day, the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) calculated  by the Federal Reserve Bank of New York (or any successor), based on such day’s  federal funds transactions by depositary institutions,  as determined in such matter as such Federal Reserve Bank (or any successor) shall set forth on its public website from time to time, and as published on the next succeeding Business Day by such Federal Reserve Bank as the “Federal Funds Effective Rate”; provided, if such Federal Reserve Bank (or its successor) does not publish such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

“Fee Letter” shall mean, collectively, that certain fee letter dated December 22, 2016, among Holdings and PNC.

“First Lien Leverage Ratio” shall have the meaning assigned to such term in the Term Loan Agreement as in effect on the Closing Date.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Holdings for financial reporting purposes hereunder ending on or about December 31 of each calendar year.

“Fixed Charge Coverage Ratio” shall mean and include, with respect to the applicable fiscal period, the ratio of (a) Consolidated EBITDA for such period minus Unfinanced Capital Expenditures minus Cash Taxes paid during such fiscal period minus any cash dividends or distributions made during such fiscal period to (b) the sum of all Funded Debt Payments made during such period, in each case of Holdings and its Restricted Subsidiaries on a consolidated basis.

“Flood Laws” shall mean all Applicable Laws relating to policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and other Applicable Laws related thereto.

“Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any liability by Holdings or any of its Restricted Subsidiaries under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under any applicable law and that could reasonably be expected to result in the incurrence of any liability by Holdings or any of its Restricted Subsidiaries, or the imposition on Holdings or any of its Restricted Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law.

“Foreign Currency Hedge” shall mean any foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the-counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements, currency exchange rate price hedging arrangements, and any other similar transaction providing for the purchase of one currency in exchange for the sale of another currency entered into by any Loan Party and/or any of their respective Subsidiaries.

“Foreign Currency Hedge Liabilities” shall have the meaning assigned to it in the definition of “Lender-Provided Foreign Currency Hedge.”

“Foreign Lender” shall mean any Lender that is organized under the Laws of a jurisdiction other than that in which Loan Parties are resident for tax purposes.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Pension Plan” means any Plan that under applicable law other than the laws of the United States or any political subdivision thereof, is required to be funded through a trust or other funding vehicle.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

“Formula Amount” shall have the meaning set forth in Section 2.1(a) hereof.

“FSHCO” means any Subsidiary that owns (directly or through its subsidiaries) no material assets other than the Equity Interests or indebtedness of one or more Foreign Subsidiaries that are CFCs.

“Fourth Amended and Restated Agreement” shall have the meaning assigned to it in Section 16.22(a) hereof.

“Funded Debt” shall mean, as to any Person at any date of determination, the aggregate principal amount of all (a) debt for borrowed money, (b) Capitalized Lease Obligations and (c) Purchase Money Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis; provided that “Funded Debt” shall be calculated (x) net of the Unrestricted Cash Amount and (y) excluding any obligation, liability or indebtedness of such Person if, upon or prior to the maturity thereof, such Person has irrevocably deposited with the proper Person in trust or escrow the necessary funds (or evidences of indebtedness) for the payment, redemption or satisfaction of such obligation, liability or indebtedness, and thereafter such funds and evidences of such obligation, liability or indebtedness or other security so deposited are not included in the calculation of the Unrestricted Cash Amount.

“Funded Debt Payments” shall mean and include, as to any Person for any period, all cash actually expended by such Person to make (a) interest payments on any Advances hereunder, plus (b) regularly scheduled installment principal payments on the Term Loan (specifically excluding mandatory prepayments of Excess Cash Flow (as defined in the Term Loan Agreement)), plus (c) payments for all fees, commissions and charges set forth herein and with respect to any Advances, plus (d) regularly scheduled payments in respect of Capitalized Lease Obligations, plus (e) regularly scheduled payments with respect to any other Indebtedness for borrowed money (specifically excluding (i) repayment of Revolving Advances, (ii) payment of the Closing Date Payments on the Closing Date, and (iii) payments constituting a permitted refinancing of Indebtedness).  Notwithstanding the foregoing, Funded Debt Payments shall not include any Cure Amount payments.

“Funded Debt to Consolidated Adjusted EBITDA Ratio” shall mean with respect to the applicable fiscal period, the ratio of (a) (i) Funded Debt for such period, to (b) Consolidated Adjusted EBITDA for such period, in each case of Holdings and its Restricted Subsidiaries on a consolidated basis.

“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Acts” shall mean any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state or locality of the U.S. or a foreign government.

“Guarantor” shall mean (i) any Subsidiary Guarantor, (ii) Holdings and (iii) any Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations,  and “Guarantors” means collectively all such Persons, in each case until such time as the relevant

Person is released from its obligations under such guarantee in accordance with the terms and provisions hereof.  On the Closing Date, the only Guarantor is Holdings.

“Guarantor Security Agreement” shall mean any security agreement executed by any Guarantor in favor of Agent securing the Obligations or the Guaranty of such Guarantor, in form and substance satisfactory to Agent.

“Guaranty” shall mean any guaranty of the Obligations executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of Lenders, in form and substance satisfactory to Agent.

“Hazardous Discharge” shall mean any event in which any Loan Party obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Materials at the Real Property.

“Hazardous Materials” shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials or substances, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in or subject to regulation under Environmental Laws.

“Hazardous Wastes” shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state Law, and any other applicable Federal and state Laws now in force or hereafter enacted relating to hazardous waste disposal.

“Hedge Agreement” means any agreement with respect to any Derivative Transaction between Holdings, the Borrowing Agent or any Restricted Subsidiary and any other Person.

“Hedge Liabilities” shall mean collectively, the Foreign Currency Hedge Liabilities and the Interest Rate Hedge Liabilities.

“Holdings” shall have the meaning set forth in the preamble to this Agreement.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary of Holdings (i) the assets of which do not exceed 5% of the Consolidated Total Assets of Holdings and its Restricted Subsidiaries and (ii) revenues of which do not exceed 5% of the consolidated revenue of Holdings and its Restricted Subsidiaries, in each case, for the most recently ended test period; provided that, (i) the Consolidated Total Assets (as so determined) of all Immaterial Subsidiaries shall not exceed 10% of Consolidated Total Assets of Holdings and its Restricted Subsidiaries and (ii) the revenue (as so determined) of all Immaterial Subsidiaries shall not exceed 10% of the consolidated revenue of Holdings and its Restricted Subsidiaries, in each case, for the relevant test period; provided further that, at all times prior to the first delivery of financial statements pursuant to Section 9.7 or 9.8, this definition shall be applied based on the Pro Forma Financial Statements.

“Immediate Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs or legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Increasing Lender” shall have the meaning set forth in Section 2.24(a) hereof.

“Indebtedness” shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of:  (a) borrowed money; (b) amounts received under or liabilities in respect of any note purchase or acceptance credit facility, and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all Capitalized Lease Obligations; (d) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, banker’s acceptance agreement or similar arrangement; (e) net obligations under any Interest Rate Hedge, Foreign Currency Hedge, or other interest rate management device, foreign currency exchange agreement, currency swap agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement; (f) all obligations of such Person to pay the deferred purchase price of property or services, which purchase price is (A) due more than six months from the date of incurrence of the obligation in respect thereof or (B) evidenced by a note or similar written instrument (excluding (i) any earn out obligation or purchase price adjustment until such obligation (A) becomes a liability on the statement of financial position or balance sheet (excluding the footnotes thereto) in accordance with GAAP and (B) has not been paid within 60 days after becoming due and payable, (ii) accrued expenses and trade accounts payable in the ordinary course of business (including on an inter-company basis); (g) all obligations of such Person, whether or not contingent, in respect of Disqualified Equity Interests, valued at, in the case of redeemable preferred Equity Interests, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Equity Interest plus accrued and unpaid dividends; (h) all indebtedness, obligations or liabilities of the type described in this definition that are secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are otherwise an obligation of such Person (in each case solely to the extent such obligations are required to be reflected on the balance sheet of such Person); and (i) any guaranty of any indebtedness, obligations or liabilities of a type described in the foregoing clauses (a) through (i); provided that (i) in no event shall obligations under any Derivative Transaction be deemed “Indebtedness” for any calculation of the First Lien Leverage Ratio, Total Leverage Ratio, the Secured Leverage Ratio or any other financial ratio under this Agreement and (ii) the amount of Indebtedness of any Person for purposes of clause (h) shall be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith.  Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby in accordance with clause (h) of this definition (to the extent set forth therein), whether or not actually so created, assumed or incurred.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes, imposed on or with respect to any payment made hereunder or under any Other Document.

“Insolvency Event” shall mean, with respect to any Person, including without limitation any Lender, such Person or such Person’s direct or indirect parent company (a) becomes the subject of a bankruptcy or insolvency proceeding (including any proceeding under Title 11 of the United States Code), or regulatory restrictions, (b) has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it or has called a meeting of its creditors, (c) admits in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (d) with respect to a Lender, such Lender is unable to perform hereunder due to the application of Applicable Law, or (e) in the good faith determination of Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment of a type described in clauses (a) or (b), provided that an Insolvency Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by a Governmental Authority or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Intellectual Property” shall mean property constituting a patent, copyright, trademark (or any application in respect of the foregoing), service mark, trade name, mask work, trade secret, design right, assumed name or license or other right to use any of the foregoing under Applicable Law.

“Intellectual Property Claim” shall mean the assertion, by any means, by any Person of a claim that any Loan Party’s ownership, use, marketing, sale or distribution of any Inventory, equipment, Intellectual Property or other property or asset is violative of any ownership of or right to use any Intellectual Property of such Person.

“Intercreditor Agreement” shall mean that certain Intercreditor Agreement, dated as of the dated as of February 27, 2017, by and among Agent, Term Loan Agent, Holdings and the Loan Parties from time to time party thereto.

“Interest Period” shall mean the period provided for any LIBOR Rate Loan pursuant to Section 2.2(b).

“Interest Rate” shall mean the Revolving Interest Rate.

“Interest Rate Hedge” shall mean an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements entered into by any Loan Party and/or their respective Subsidiaries in order to provide protection to, or minimize the impact upon, such Loan Party and/or their respective Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

“Interest Rate Hedge Liabilities” shall have the meaning assigned in the definition of “Lender-Provided Interest Rate Hedge.”

“Inventory” shall mean and include as to each Loan Party all of such Borrower’s inventory (as defined in Article 9 of the Uniform Commercial Code), wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Loan Party’s business or used in selling or furnishing such goods, merchandise and other personal property, and all Documents.

“Inventory Advance Rate” shall have the meaning set forth in Section 2.1(a)(y)(ii) hereof.

“Investment” means (a) any purchase or other acquisition by Holdings or any of its Restricted Subsidiaries of any of the Securities of any other Person, (b) the acquisition by purchase or otherwise (other than any purchase or other acquisition of inventory, materials, supplies and/or equipment in the Ordinary Course of Business) of all or a substantial portion of the business, property or fixed assets of any other Person or any division or line of business or other business unit of any other Person (c) any loan, advance or capital contribution by Holdings or any of its Restricted Subsidiaries to any other Person, and (d) any Division.  Subject to Section 6.17, the amount of any Investment shall be the original cost of such Investment, plus the cost of any addition thereto that would otherwise constitute an Investment, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto, but giving effect to any repayments of principal in the case of any Investment in the form of a loan and any return of capital or return on Investment in the case of any equity Investment (whether as a distribution, dividend, redemption or sale but not in excess of the amount of the relevant initial Investment).

“Issuer” shall mean (i) Agent in its capacity as the issuer of Letters of Credit under this Agreement and (ii) any other Lender which Agent and Loan Parties designate, with the consent of such Lender, as the issuer of and cause to issue any particular Letter of Credit under this Agreement in place of Agent as issuer.

“Junior Indebtedness” means any Indebtedness (other than Indebtedness (i) among the Loan Parties and/or their respective Restricted Subsidiaries and (ii) under  the Term Facility) that is expressly subordinated in right of payment to the Obligations with an individual outstanding principal amount in excess of the Threshold Amount.

“Junior Lien Indebtedness” means any Indebtedness that is secured by a security interest on the Collateral (other than Indebtedness (i) among the Loan Parties and/or their respective Restricted Subsidiaries and (ii) under the Term Facility) that is expressly junior or subordinated to the Lien securing the Obligations with an individual outstanding principal amount in excess of the Threshold Amount.

“Law(s)” shall mean any law(s) (including common law and equitable principles), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, code, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Authority, foreign or domestic.

“LCA Election” has the meaning assigned to such term in Section 1.5(c).

“LCA Test Date” has the meaning assigned to such term in Section 1.5(c).

“Lender” and “Lenders” shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender.  For the purpose of provisions of this Agreement, the Intercreditor Agreement, any Acceptable Intercreditor Agreement or any Other Document which provides for the granting of a security interest or other Lien to Agent for the benefit of Lenders as security for the Obligations, “Lenders” shall include any Affiliate of a Lender to which such Obligation (specifically including any Hedge Liabilities and any Cash Management Liabilities) is owed.

“Lender Joinder” shall have the meaning set forth in Section 2.24(a)(x) hereof.

“Lender-Provided Foreign Currency Hedge” shall mean a Foreign Currency Hedge which is provided by any Lender or Affiliate of a Lender and for which such Lender confirms to Agent in writing on or within fifteen (15) days to the execution thereof that it:  (a) is documented in a standard International Swap and Derivatives Association, Inc. Master Agreement or another reasonable and customary manner; (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner; and (c) to such Lender’s knowledge, is entered into for hedging (rather than speculative) purposes.  The liabilities owing to the provider of any Lender-Provided Foreign Currency Hedge (the “Foreign Currency Hedge Liabilities”) by any Loan Party or any of their respective Subsidiaries that is party to such Lender-Provided Foreign Currency Hedge shall, for purposes of this Agreement and all Other Documents be “Obligations” of such Person and of each other Loan Party, be guaranteed obligations under any Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, and otherwise treated as Obligations for purposes of the Other Documents, except to the extent constituting Excluded Hedge Liabilities of such Person.  The Liens securing the Foreign Currency Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.5 hereof.

“Lender-Provided Interest Rate Hedge” shall mean an Interest Rate Hedge which is provided by any Lender or Affiliate of a Lender and with respect to which such Lender confirms to Agent in writing on or within fifteen (15) days to the execution thereof that it:  (a) is documented in a standard International Swap and Derivatives Association, Inc. Master Agreement or another reasonable and customary manner; (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner; and (c) to such Lender’s knowledge, is entered into for hedging (rather than speculative) purposes.  The liabilities owing to the provider of any Lender-Provided Interest Rate Hedge (the “Interest Rate Hedge Liabilities”) by any Loan Party, any Guarantor, or any of its respective Subsidiaries that is party to such Lender-Provided Interest Rate Hedge shall, for purposes of this Agreement and all Other Documents be “Obligations” of such Person and of each other Loan Party, be guaranteed obligations under any Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, and otherwise treated as Obligations for purposes of the Other Documents, except to the extent constituting Excluded Hedge Liabilities of such Person.  The Liens securing the Interest Rate Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.5 hereof.

“Letter of Credit Application” shall have the meaning set forth in Section 2.12(a) hereof.

“Letter of Credit Borrowing” shall have the meaning set forth in Section 2.14(d) hereof.

“Letter of Credit Fees” shall have the meaning set forth in Section 3.2(a) hereof

“Letter of Credit Sublimit” shall mean $40,000,000.

“Letters of Credit” and “Letter of Credit” shall have the respective meanings set forth in Section 2.11(a) hereof.

“LIBOR Alternate Source” shall have the meaning set forth in the definition of “LIBOR Rate.”

“LIBOR Rate” shall mean for any LIBOR Rate Loan for the then current Interest Period relating thereto, the interest rate per annum determined by Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (a) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by Agent as an authorized information vendor for the purpose of displaying rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market (a “LIBOR Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such LIBOR Rate Loan and having a borrowing date and a maturity comparable to such Interest Period (or (x) subject to clause (y) below, if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any LIBOR Alternate Source, a comparable replacement rate determined by Agent at such time (which determination shall be conclusive absent manifest error), or (y) if the LIBOR Rate is unascertainable as set forth in Section 3.8.2(a), a comparable replacement rate determined in accordance with Section 3.8.2), by (b) a number equal to 1.00 minus the Reserve Percentage; provided, however, that if the LIBOR Rate determined as provided above would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

The LIBOR Rate shall be adjusted with respect to any LIBOR Rate Loan that is outstanding on the effective date of any change in the Reserve Percentage as of such effective date.  Agent shall give reasonably prompt notice to Borrowing Agent of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

“LIBOR Rate Loan” shall mean any Advance that bears interest based on the LIBOR Rate.

“License Agreement” shall mean any agreement between any Loan Party and a Licensor pursuant to which such Loan Party is authorized to use any Intellectual Property in connection with the manufacturing, marketing, sale or other distribution of any Inventory of such Loan Party or otherwise in connection with such Loan Party’s business operations.

“Licensor” shall mean any Person from whom any Loan Party obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with such

Loan Party’s manufacture, marketing, sale or other distribution of any Inventory or otherwise in connection with such Loan Party’s business operations.

“Licensor/Agent Agreement” shall mean an agreement between Agent and a Licensor, in form and substance satisfactory to Agent, by which Agent is given the unqualified right, vis-á-vis such Licensor, to enforce Agent’s Liens with respect to and to dispose of the applicable Loan Party’s Inventory with the benefit of any Intellectual Property applicable thereto, irrespective of such Loan Party’s default under any License Agreement with such Licensor.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), charge or encumbrance, or preference, priority or other security agreement or similar preferential arrangement held in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, in each case in the nature of security, and the filing of, or agreement to give, any valid financing statement under the Uniform Commercial Code or comparable law of any jurisdiction evidencing such security; provided that in no event shall an operating lease in and of itself be deemed to constitute a Lien.

“Lien Waiver Agreement” shall mean an agreement which is executed in favor of Agent by a Person who owns or occupies premises at which any ABL Facility Priority Collateral may be located from time to time in form and substance satisfactory to Agent.

“Limited Conditionality Acquisition” means a Permitted Acquisition, which, pursuant to the terms of the applicable definitive acquisition agreement (the “Subject Acquisition Agreement”) in respect thereof, is not conditioned on the availability of financing.

“Loan Parties on a Consolidated Basis” shall mean the consolidation in accordance with GAAP of the accounts of Loan Parties and their respective Subsidiaries.

“Loan Party” shall mean each Borrower and each Guarantor, and “Loan Parties” shall mean collectively, Borrowers and Guarantors.

“Main Street” shall mean, collectively, (i) Main Street Capital Corporation, a Maryland corporation, (ii) Main Street Capital II, LP, a Delaware limited partnership, and (iii) Main Street Mezzanine Fund, LP, a Delaware limited partnership.

“Material Adverse Effect” shall mean (a) on the Closing Date, a “Material Adverse Effect” (as defined in the Closing Date Merger Agreement) and (b) after the Closing Date, a material adverse effect on (i) the business, assets, financial condition or results of operations, in each case, of Holdings and its Restricted Subsidiaries, taken as a whole, (ii) the rights and remedies (taken as a whole) of Agent under the applicable Other Documents or (iii) the ability of the Loan Parties (taken as a whole) to perform their payment obligations under the applicable Other Documents.

“Maximum Loan Amount” shall mean $100,000,000, as such amount may be increased pursuant to Section 2.24 hereof.

“Maximum Revolving Advance Amount” shall mean $100,000,000, as such amount may be increased pursuant to Section 2.24 hereof.

“Maximum Swing Loan Advance Amount” shall mean $10,000,000; provided that, upon the effective date of each increase in the Maximum Revolving Advance Amount in accordance with Section 2.24, the Maximum Swing Loan Advance Amount shall increase by an amount equal to ten percent (10%) of the amount of such increase in the Maximum Revolving Advance Amount.

“Maximum Undrawn Amount” shall mean with respect to any outstanding Letter of Credit, the amount of such Letter of Credit that is or may become available to be drawn, including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.

“Modified Commitment Transfer Supplement” shall have the meaning set forth in Section 16.3(d) hereof.

“Mortgage” shall mean any mortgage or deed of trust on Real Property granted or delivered to Agent  or any Lender pursuant to this Agreement, together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

“Multiemployer Plan” means any employee benefit plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA, that is subject to the provisions of Title IV of ERISA, and in respect of which Holdings or any of its Restricted Subsidiaries, or any of their respective ERISA Affiliates, makes or is obligated to make contributions, or during the preceding five plan years were obligated to make contributions, or with respect to which any of them has any obligation or liability, contingent or otherwise.

“Narrative Report” means, with respect to the financial statements in respect of which it is delivered, a customary narrative report describing the operations of Holdings, the Borrowing Agent and its Restricted Subsidiaries for the relevant Fiscal Quarter or Fiscal Year and for the period from the beginning of the then-current Fiscal Year to the end of the period to which the relevant financial statements relate.

“Net Cash Proceeds” shall have the meaning set forth in Section 2.20(a).

“Net Invoice Cost” shall mean, with respect to equipment, the net invoice cost of such equipment (excluding Taxes, shipping, delivery, handling, installation, overhead and other so called “soft” costs).

“New Lender” shall have the meaning set forth in Section 2.24(a) hereof.

“Non-Defaulting Lender” shall mean, at any time, any Lender holding a Revolving Commitment that is not a Defaulting Lender at such time.

“Non-Loan Party Cap” means $10,000,000.

“Non-Loan Party Indebtedness” means Indebtedness incurred by Restricted Subsidiaries that are not Loan Parties pursuant to Sections 7.6(i), 7.6(k), and the proviso to 7.6(q).

“Non-Loan Party Investment Cap” means $15,000,000.

“Non-Qualifying Party” shall mean any Loan Party that on the Eligibility Date fails for any reason to qualify as an Eligible Contract Participant.

“Note” shall mean collectively, the Revolving Credit Note and the Swing Loan Note.

“Obligations” shall mean and include any and all loans (including without limitation, all Advances and Swing Loans), advances, debts, liabilities, obligations (including without limitation all reimbursement obligations and cash collateralization obligations with respect to Letters of Credit issued hereunder), covenants and duties owing by any Loan Party or any Restricted Subsidiary of any Loan Party to Issuer, Swing Loan Lender, Lenders or Agent (or to any other Affiliate of Issuer, Swing Loan Lender, any Lender or Agent) of any kind or nature, present or future (including any interest or other amounts accruing thereon, any fees accruing under or in connection therewith, any costs and expenses of any Person payable by any Borrower and any indemnification obligations payable by any Borrower arising or payable after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Borrower, whether or not a claim for post-filing or post-petition interest, fees or other amounts is allowable or allowed in such proceeding), whether or not for the payment of money, whether arising by reason of an extension of credit, opening or issuance of a letter of credit, loan, establishment of any commercial card or similar facility or guarantee, under any interest or currency swap, future, option or other similar agreement, or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of Agent’s or any Lender’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, under or in connection with (i) this Agreement, the Other Documents and any amendments, extensions, renewals or increases thereto, including all costs and expenses of Agent, Issuer, Swing Loan Lender and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys’ fees and expenses and all obligations of any Borrower to Agent, Issuer, Swing Loan Lender or Lenders to perform acts or refrain from taking any action, (ii) all Hedge Liabilities and (iii) all Cash Management Liabilities. Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities.

“Ordinary Course of Business” shall mean the ordinary course of each Loan Party’s business as conducted on the Closing Date and reasonable expansions thereof.

“Original Credit Agreement” shall have the meaning set forth in Section 16.22(a) hereof.

“Organizational Documents” shall mean, with respect to any Person, any charter, articles or certificate of incorporation, certificate of organization, registration or formation, certificate of partnership or limited partnership, bylaws, operating agreement, limited liability company agreement, or partnership agreement of such Person and any and all other applicable documents relating to such Person’s formation, organization or entity governance matters (including any shareholders’ or equity holders’ agreement or voting trust agreement) and specifically includes, without limitation, any certificates of designation for preferred stock or other forms of preferred equity.

“Other Connection Taxes” means, with respect to Agent, any Lender, Participant, Swing Loan Lender, Issuer or any other recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any Other Document, or sold or assigned an interest in this Agreement or any Other Document).

“Other Documents” shall mean any the Notes, the Fee Letter, any Guaranty, any Guarantor Security Agreement, the Pledge Agreement, the Perfection Certificate, any Perfection Certificate Supplement, the Intercreditor Agreement, any Letter of Credit, any Acceptable Intercreditor Agreement, any Mortgage, any other security instruments or agreements expressly securing the Obligations, and any and all other agreements and security instruments now or hereafter executed by any Loan Party and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement that are designated “Other Documents” by the Borrowers and the Agent.

“Other Taxes” shall mean all present or future stamp or documentary taxes, charges or similar Taxes arising from any payment made hereunder or under any Other Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any Other Document, except any such Tax imposed with respect to an assignment.

“Out-of-Formula Loans” shall have the meaning set forth in Section 16.2(e) hereof.

“Overnight Bank Funding Rate” shall mean, for any, day the rate per annum (based on a year of 360 days and actual days elapsed) comprised of both overnight federal funds and overnight Eurocurrency borrowings by  U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York, as set forth on its public website from time to time,  and as published on the next succeeding Business Day as the overnight bank funding rate by such Federal Reserve Bank  (or by such other recognized electronic source (such as Bloomberg) selected by the Agent for the purpose of displaying such rate) (an “Alternate Source”); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further,  that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Agent at such time (which determination shall be conclusive absent manifest error).  If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.

“Parent” of any Person shall mean a corporation or other entity owning, directly or indirectly, fifty percent (50%) or more of the Equity Interests issued by such Person having ordinary voting power to elect the directors of such Person, or other Persons performing similar functions for any such Person.

“Parent Company” means (a) Holdings and (b) any other Person of which Borrowing Agent is an indirect Wholly-Owned Subsidiary.

“Participant” shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“Participant Register” has the meaning assigned to such term in Section 16.3.

“Participation Advance” shall have the meaning set forth in Section 2.14(d) hereof.

“Participation Commitment” shall mean the obligation hereunder of each Lender holding a Revolving Commitment to buy a participation equal to its Revolving Commitment Percentage (subject to any reallocation pursuant to Section 2.22(b)(iii) hereof) in the Swing Loans made by Swing Loan Lender hereunder as provided for in Section 2.4(c) hereof and in the Letters of Credit issued hereunder as provided for in Section 2.14(a) hereof.

“Parts Inventory” shall mean Inventory of a Borrower that is consumable standard parts such as tires, fan belts, and related or similar items used to maintain trucks, tractors, trailers and other vehicles for maintenance and upkeep.

“Payment in Full” shall mean, with respect to the Obligations, the occurrence of all of the following: (i) the termination of this Agreement and of all commitments to extend credit hereunder or under any of the Other Documents, in each case in accordance with the terms hereof or thereof, as applicable, (ii) the expiration or cash collateralization of all outstanding Letters of Credit in accordance with the terms thereof or hereof, as applicable (or the implementation of other arrangements satisfactory to Issuer and Agent with respect thereto), and (iii) the indefeasible payment (in immediately available funds) in full, in cash of all Obligations (except for Hedge Liabilities, Cash Management Liabilities and contingent indemnification obligations with respect to which no claim has been asserted or threatened) in accordance with the terms hereof.

“Payment Office” shall mean initially Two Tower Center Boulevard, East Brunswick, New Jersey 08816; thereafter, such other office of Agent, if any, which it may designate by notice to Borrowing Agent and to each Lender to be the Payment Office.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which is subject to the provisions of Title IV of ERISA or Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA and which the Borrower or any of its Restricted Subsidiaries, or any of their respective ERISA Affiliates, sponsors, maintains or contributes to or has an obligation to contribute to, or has at any time within the preceding five plan years sponsored, maintained or had an obligation to contribute to, or with respect to which any of them has any liability, contingent or otherwise.

“Perfection Certificate” shall mean, the perfection certificate provided by the Loan Parties on the Closing Date and delivered to Agent, as supplemented by any Perfection Certificate Supplement.

“Perfection Certificate Supplement” means any supplement to the Perfection Certificate.

“Perfection Requirements” means the filing of appropriate financing statements with the office of the Secretary of State or other appropriate office of the state of organization of each Loan Party, the filing of appropriate grants, assignments or notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office, the proper recording or filing, as applicable, of mortgages, deed of trust and fixture filings with respect to any Real Property constituting Collateral, in each case in favor of the Agent for the benefit of the Lenders and, to the extent applicable pursuant to the Intercreditor Agreement, the delivery to the Agent of any stock certificate or promissory note required to be delivered pursuant to the applicable Other Documents, together with instruments of transfer executed in blank.

“Permitted Acquisition” shall means any acquisition made by any Loan Party or any of its Restricted Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, or any business line, unit or division of, any Person or of all of the outstanding Equity Interests of any Person who is engaged in a similar business and becomes a Restricted Subsidiary; provided that the total consideration paid by Persons that are Loan Parties (a) for the Equity Interests of any Person that does not become a Loan Party or is not a Loan Party, and (b) in the case of an asset acquisition, assets that are not acquired by any Loan Party, when taken together with the total consideration for all such Persons and assets so acquired after the Closing Date and all Investments made since the Closing Date pursuant to Section 7.3(b)(iii), shall not exceed the sum of (i) Non-Loan Party Investment Cap and (ii) amounts otherwise available under Section 7.3 to be invested in non-Loan Parties (it being understood that amounts utilized under this clause (ii) shall be deemed a utilization of the applicable basket or exception in Section 7.3); provided that (A) the limitation described in this proviso shall not apply to any acquisition to the extent (1) any such consideration is financed with the proceeds of sales of the Qualified Equity Interests of, or common equity capital contributions to, any Loan Party or any Restricted Subsidiary (but only to the extent not otherwise applied as a Cure Amount or to make Restricted Payments or Restricted Debt Payments hereunder) or (2) the Person so acquired (or the Person owning the assets so acquired) becomes a Borrower or Subsidiary Guarantor even though such Person owns Equity Interests in Persons that are not otherwise required to become Borrowers or Subsidiary Guarantors, if, in the case of this clause (2), at least 70.0% of the Consolidated Adjusted EBITDA of the Person(s) acquired in such acquisition (or the Persons owning the assets so acquired) (for this purpose and for the component definitions used in the definition of “Consolidated Adjusted EBITDA”, determined on a consolidated basis for such Person(s) and their respective Restricted Subsidiaries) is generated by Person(s) that will become Borrowers or Subsidiary Guarantors (i.e., disregarding any Consolidated Adjusted EBITDA generated by Restricted Subsidiaries of such Persons that are not (or will not become) Subsidiary Guarantors) and (B) in the event that the amount available under the Non-Loan Party Investment Cap is reduced as a result of any acquisition of any Restricted Subsidiary that does not become a Loan Party or any assets that are not transferred to a Loan Party and such Restricted Subsidiary subsequently becomes a Loan Party or such assets are subsequently transferred to a Loan Party, as the case may be, the amount available under the Non-Loan Party Investment Cap shall be proportionately increased as a result thereof based upon the amount of the Non-Loan Party Investment Cap utilized with respect to the acquisition of such Person or assets, as the case may be; provided further that (i) the Loan Parties shall be in compliance with the financial covenant set forth in Section 6.5(b) calculated on a Pro

Forma Basis as of the last day of the most recently ended test period, and (ii) the Specified Conditions shall be satisfied, provided that if any such purchase or other acquisition is a Limited Conditionality Acquisition which is financed with the proceeds of any Term Loans, Term Loan Incremental Equivalent Debt or Indebtedness incurred under Section 7.6(q), and the Borrowing Agent makes an LCA Election with respect to such Limited Conditionality Acquisition, the Specified Condition requiring that no Event of Default then exists or would result therefrom shall be tested as of the LCA Test Date, so long as upon the effectiveness of such Indebtedness, no Event of Default under Section 10.1, 10.6 or 10.7 shall exist.

For the avoidance of doubt, no assets acquired in any such transaction(s) shall be included in the Formula Amount until Agent has received a field examination and/or Appraisal of such assets (at the Loan Parties’ expense), in form and substance acceptable to Agent in its Permitted Discretion.  For the purposes of calculating Undrawn Availability under this definition, any assets being acquired in the proposed acquisition shall be included in the Formula Amount on the date of closing so long as Agent has received an audit and/or Appraisal of such assets.

“Permitted Assignee” shall mean:  (a) Agent, any Lender or any of their direct or indirect Affiliates; (b) a federal or state chartered bank, a United States branch of a foreign bank, an insurance company, or any finance company generally engaged in the business of making commercial loans; or (c) any fund that is administered or managed by Agent or any Lender, an Affiliate of Agent or any Lender.

“Permitted Discretion” means a determination made in good faith in the exercise (from the perspective of a secured asset based lender) of commercially reasonable business judgment.

“Permitted Liens” shall have the meaning set forth in Section 7.2 hereof.

“Permitted Purchase Money Indebtedness” shall mean Purchase Money Indebtedness of any Loan Party or Restricted Subsidiary which is incurred, assumed or otherwise acquired (including any such Purchase Money Indebtedness of the target of a Permitted Acquisition) after the date of this Agreement and which is secured by no Lien or only by a Purchase Money Lien; provided that (a) such Indebtedness when incurred, assumed or otherwise acquired shall not exceed the purchase price of the asset(s) financed, and (b) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing, except to the extent of the price of any repair or addition to such assets at the time of such refinancing.

“Person” shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or Governmental Authority (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA regardless of whether such plan is subject to ERISA that Holdings or any of its Restricted Subsidiaries sponsors, maintains or contributes to or has an obligation to contribute to, or otherwise has liability, contingent or otherwise.

“Platform” shall have the meaning set forth in Section 9.19 hereof.

“Pledge Agreement” shall mean the Fourth Amended and Restated Pledge Agreement executed by each pledgor party thereto, Agent, and acknowledged and agreed to by certain Loan Parties party thereto, dated as of the Closing Date, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“PNC” shall have the meaning set forth in the preamble to this Agreement and shall extend to all of its successors and assigns.

“Pre-Closing Date Acquisitions” shall mean the transactions identified on Schedule 1.2(b).

“Pre-Closing Date Subordinated Debt” shall mean the Indebtedness of Borrowers identified on Schedule 1.2(c).

“Pro Forma Balance Sheet” shall have the meaning set forth in Section 5.5(a) hereof.

“Pro Forma Basis” or “pro forma effect” means, with respect to any determination of the Fixed Charge Coverage Ratio, the Funded Debt to Consolidated Adjusted EBITDA Ratio, First Lien Leverage Ratio, Secured Leverage Ratio, Consolidated Adjusted EBITDA or Consolidated EBITDA (including component definitions thereof) that all Subject Transactions shall be deemed to have occurred as of the first day of the applicable test period with respect to any test or covenant for which such calculation is being made and that:

(a)(i) in the case of (A) any Disposition of all or substantially all Equity Interests of any Restricted Subsidiary of Holdings, the Borrowing Agent or any division or product line of the Borrowing Agent or any of its Restricted Subsidiaries, (B) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (C) the implementation of any Cost Saving Initiative, income statement items (whether positive or negative and including any Expected Cost Savings) attributable to the property or Person subject to such Subject Transaction, shall be excluded as of the first day of the applicable test period with respect to any test or covenant for which the relevant determination is being made and (ii) in the case of any Permitted Acquisition, Investment and/or designation of an Unrestricted Subsidiary as a Restricted Subsidiary described in the definition of the term “Subject Transaction”, income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction shall be included as of the first day of the applicable test period with respect to any test or covenant for which the relevant determination is being made; provided that the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definitions of “Consolidated Adjusted EBITDA” and “Consolidated EBITDA,”
(b)any retirement or repayment of Indebtedness shall be deemed to have occurred as of the first day of the applicable test period with respect to any test or covenant for which the relevant determination is being made, and
(c)any Indebtedness incurred by Holdings, the Borrowing Agent or any of their Restricted Subsidiaries in connection therewith shall be deemed to have occurred as of the first day of the applicable test period with respect to any test or covenant for which the relevant determination is being made; provided that, (x) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable test period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination (taking into account any interest hedging arrangements applicable to such Indebtedness), (y) interest on any Capital Lease Obligations shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrowing Agent to be the rate of interest implicit in such obligation in accordance with GAAP and (z) interest on any Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurodollar interbank offered rate or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen by the Borrowing Agent.

Notwithstanding anything to the contrary set forth in this definition, for the avoidance of doubt, when calculating the Fixed Charge Coverage Ratio or the Funded Debt to Consolidated Adjusted EBITDA Ratio for purposes of Section 6.5 (other than for the purpose of determining pro forma compliance with Section 6.5  as a condition to taking any action under this Agreement), the events described in the immediately preceding paragraph that occurred subsequent to the end of the applicable test period shall not be given pro forma effect.

“Pro Forma Financial Statements” shall have the meaning set forth in Section 5.5(b) hereof.

“Projections” shall have the meaning set forth in Section 5.5(b) hereof.

“Properly Contested” shall mean, in the case of any Indebtedness of any Person (including any Tax or any Lien asserted in connection with any Indebtedness) that is not paid as and when due or payable by reason of such Person’s bona fide dispute concerning its liability to pay the same or concerning the amount thereof:  (a) such Indebtedness is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (b) such Person has established appropriate reserves as shall be required in conformity with GAAP; (c) the non-payment of such Indebtedness could not reasonably be expected to have a Material Adverse Effect and will not result in the forfeiture of any assets of such Person; (d) no Lien is imposed upon any of such Person’s assets with respect to such Indebtedness unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Agent (except only with respect to property Taxes that have priority as a matter of applicable state law), and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; and (e) if such Indebtedness results from, or is determined by the entry, rendition or issuance against a Person or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review.

“Protective Advances” shall have the meaning set forth in Section 16.2(f) hereof.

“Prudential” shall mean Prudential Capital Partners IV, L.P., a Delaware limited partnership.

“Public Company Costs” means Charges of Holdings, the Borrowing Agent or their Subsidiaries associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and Charges relating to compliance with the provisions of the Securities Act and the Exchange Act (and, in each case, similar Requirements of Law under other jurisdictions), as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursement, disbursements, Charges relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees and listing fees.

“Public Lender” shall have the meaning set forth in Section 9.19 hereof.

“Published Rate” shall mean the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the LIBOR Rate for a one month period as published (which may include electronic methods of “publication”) in another publication or source selected by Agent).

“Purchase Money Indebtedness” shall mean and include (i) Indebtedness (other than the Obligations) of any Loan Party or any of its Restricted Subsidiaries for the payment of all or any part of the purchase price of any equipment or repairs or additions thereto or the refinancing of equipment not subject to Agent’s Lien, (ii) any Indebtedness (other than the Obligations) of any Loan  Party or any of its Restricted Subsidiaries incurred at the time of or within thirty (30) days prior to or one hundred twenty (120) days after the acquisition of any equipment for the purpose of financing all or any part of the purchase price thereof (whether by means of a loan agreement, capitalized lease or otherwise), and (iii) any renewals, extensions or refinancings (but not any increases in the principal amounts, except to the extent of the price of any repair or addition thereto) thereof outstanding at the time.

“Purchase Money Lien” shall mean a Lien upon equipment which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets acquired through the incurrence of the Purchase Money Indebtedness secured by such Lien and proceeds thereof and shall not encumber any other property of Loan Parties, except for other customary related assets satisfactory to Agent in its Permitted Discretion.

“Purchasing CLO” shall have the meaning set forth in Section 16.3(d) hereof.

“Purchasing Lender” shall have the meaning set forth in Section 16.3(c) hereof.

“Qualified ECP Loan Party” shall mean each Loan Party that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000 or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the CEA.

“Qualified Equity Interest” shall mean any Equity Interest issued by Holdings (and not by one or more of its Subsidiaries) that is not a Disqualified Equity Interest.

“Qualifying Offering” means the issuance and sale by any Parent Company of its common Equity Interests in a primary offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to which Net Cash Proceeds are received by any Parent Company and contributed to the Borrowing Agent.

“RCRA” shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as same may be amended from time to time.

“Real Property” shall mean each applicable Loan Party’s right, title and interest in and to the owned and leased premises and real property identified on Schedule 4.4 hereto or in and to any other premises or real property (including fixtures and improvements thereon) that are now or hereafter owned or leased by any Loan Party.

“Receivables” shall mean and include, as to each Loan Party, all of such Loan Party’s accounts (as defined in Article 9 of the Uniform Commercial Code) and all of such Loan Party’s contract rights, instruments (including those evidencing indebtedness owed to such Loan Party by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, contract rights, instruments, documents and chattel paper, and drafts and acceptances, credit card receivables and all other forms of obligations owing to such Loan Party arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

“Receivables Advance Rate” shall have the meaning set forth in Section 2.1(a)(y)(i) hereof.

“Refinancing” shall have the meaning set forth in Section 8.1(x).

“Refinancing Indebtedness” shall have the meaning set forth in Section 7.6(m) hereof.

“Register” shall have the meaning set forth in Section 16.3(e) hereof.

“Reimbursement Obligation” shall have the meaning set forth in Section 2.14(b) hereof.

“Releases” shall have the meaning set forth in Section 5.7(c)(i) hereof.

“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Reportable ERISA Event” shall mean a reportable event described in Section 4043(c) of ERISA or the regulations promulgated thereunder, other than an event for which the 30 day notice period is waived.

“Required Lenders” shall mean Lenders (not including Swing Loan Lender (in its capacity as such Swing Loan Lender) or any Defaulting Lender) holding more than 66 2/3% of either (a)

the aggregate of the Revolving Commitment Amounts of all Lenders (excluding any Defaulting Lender) or (b) after the termination of all commitments of Lenders hereunder, the sum of (x) the outstanding Revolving Advances and Swing Loans, plus (y) the Maximum Undrawn Amount of all outstanding Letters of Credit; provided, however, if there are fewer than three (3) Lenders, Required Lenders shall mean all Lenders (other than any Defaulting Lender).

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements of any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Percentage” shall mean as of any day the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”.

“Reserves” shall mean reserves against the Formula Amount, as Agent may deem proper and necessary in its Permitted Discretion.

“Responsible Officer” means, with respect to any Person, the chief executive officer, the president, the chief financial officer, the treasurer, any assistant treasurer, any executive vice president, any senior vice president, any vice president or the chief operating officer of such Person and any other individual or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement, and, as to any document delivered on the Closing Date, shall include any secretary or assistant secretary or any other individual or similar official thereof with substantially equivalent responsibilities of a Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of any Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Debt” has the meaning set forth in Section 7.14.

“Restricted Debt Payment” has the meaning set forth in Section 7.14.

“Restricted Payment” means (a) any dividend or other distribution on account of any shares of any class of the Equity Interests of Holdings or the Borrowing Agent, except a dividend payable solely in shares of Qualified Equity Interests to the holders of such class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of the Equity Interests of Holdings or the Borrowing Agent and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Equity Interests of Holdings or the Borrowing Agent now or hereafter outstanding.

“Restricted Subsidiary” means, as to any Person, any subsidiary of such Person that is not an Unrestricted Subsidiary.  Unless otherwise specified, “Restricted Subsidiary” shall mean any Restricted Subsidiary of the Borrowing Agent.

“Revolving Advances” shall mean Advances made other than Letters of Credit and the Swing Loans.

“Revolving Commitment” shall mean, as to any Lender, the obligation of such Lender (if applicable), to make Revolving Advances and participate in Swing Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the Revolving Commitment Amount (if any) of such Lender.

“Revolving Commitment Amount” shall mean, (i) as to any Lender other than a New Lender, the Revolving Commitment amount (if any) set forth for such Lender on Exhibit 1.2(b) hereto (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, the Revolving Commitment amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), and (ii) as to any Lender that is a New Lender, the Revolving Commitment amount provided for in the joinder signed by such New Lender under Section 2.24(a)(x), in each case as the same may be adjusted upon any increase by such Lender pursuant to Section 2.24 hereof, or any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.

“Revolving Commitment Percentage” shall mean, (i) as to any Lender other than a New Lender, the Revolving Commitment Percentage (if any) set forth for such Lender on Exhibit 1.2(b) hereto (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, the Revolving Commitment Percentage (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), and (ii) as to any Lender that is a New Lender, the Revolving Commitment Percentage provided for in the joinder signed by such New Lender under Section 2.24(a)(x), in each case as the same may be adjusted upon any increase in the Maximum Revolving Advance Amount pursuant to Section 2.24 hereof, or any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.

“Revolving Credit Note” shall mean, collectively, the promissory notes referred to in Section 2.1(a) hereof.

“Revolving Interest Rate” shall mean (a) with respect to Revolving Advances that are Domestic Rate Loans and Swing Loans, an interest rate per annum equal to the sum of the Applicable Margin plus the Alternate Base Rate and (b) with respect to Revolving Advances that are LIBOR Rate Loans, the sum of the Applicable Margin plus the LIBOR Rate.

“RLOC Utilization” at a particular date shall mean an amount equal to (a)(i) outstanding amount of Revolving Advances plus (ii) the outstanding amount of Swing Loans plus (iii) the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit, divided by (b) Maximum Revolving Advance Amount.

“Sanctioned Country” shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person” shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or that is the subject of any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Secured Leverage Ratio” shall have the meaning assigned to such term in the Term Loan Agreement as in effect on the Closing Date.

“Second Amended and Restated Credit Agreement” shall have the meaning set forth in Section 16.22(a) hereof.

“Second Amendment Effective Date” shall mean November 28, 2017.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Settlement” shall have the meaning set forth in Section 2.6(d) hereof.

“Settlement Date” shall have the meaning set forth in Section 2.6(d) hereof.

“Specified Conditions” shall mean, at the time of determination with respect to any transaction, designation or payment, that:

(i)	no Event of Default has occurred and is continuing or would result after giving effect thereto on a Pro Forma Basis; and
(ii)	either (x) Undrawn Availability is greater than 25% of the Commitments before and after giving effect thereto on a Pro Forma Basis, or (y) Undrawn Availability is greater than 17.5% of the Commitments and the Fixed Charge Coverage Ratio is not less than 1.00 to 1.00, in each case before and after giving effect thereto on a Pro Forma Basis; and
(iii)	Agent shall receive a certificate of an authorized officer of Borrowing Agent demonstrating satisfaction of the foregoing conditions concurrently with any such transaction, designation or payment.

“Specified Equity Contribution” shall have the meaning set forth in Section 11.1(c) hereof.

“Specified Merger Agreement Representations” means the representations made by or on behalf of the Borrowing Agent, its subsidiaries or their respective businesses in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Borrowing Agent or the Borrowing Agent’s applicable Affiliate shall have the right to terminate the Borrowing Agent’s (or such Affiliate’s) obligations under the Acquisition Agreement or to decline to consummate the Acquisition as a result of a breach of such representations in the Acquisition Agreement.

“Specified Representations” mean the representations and warranties set forth in Section 5.1, Section 5.2,  Section 5.3, Section 5.8(a), Section 5.15, Section 5.16 and Section 16.18.

“Subject Acquisition Agreement” has the meaning specified in the definition of “Limited Conditionality Acquisition”.

“Subject Transaction” means, with respect to any test period, (a) the Transactions, (b) any Permitted Acquisition or any other acquisition, whether by purchase, merger or otherwise, of all or substantially all of the assets of, or any business line, unit or division of, any Person or of a majority of the outstanding Equity Interests of any Person in each case that is permitted by this Agreement, (c) any Disposition of all or substantially all of the assets or Equity Interests of any subsidiary (or any business unit, line of business or division of Holdings, the Borrowing Agent or any of their Restricted Subsidiary) (or any business unit, line of business or division of the Borrowing Agent) not prohibited by this Agreement, (d) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 6.17 hereof, (e) any incurrence or repayment of Indebtedness in connection with a transaction that would otherwise constitute a Subject Transaction, (f) the implementation of any Cost Savings Initiative and/or (g) any other event that by the terms of the Other Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis.

“Subsidiary” shall mean in respect of any Person a corporation or other entity of whose Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

“Subsidiary Adjustment Certificate” shall mean a certificate to be signed by the President, the Chief Financial Officer or Controller or similar Responsible Officer of Borrowing Agent or Holdings, which shall provide (a) a summary of the pro forma adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such financial statements and (b) a list identifying each subsidiary of the Borrower as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of the corresponding Compliance Certificate or confirming that there is no change in such information since the later of the Closing Date and the date of the last such list.

“Subsidiary Guarantor” shall mean each subsidiary of Holdings that becomes a Guarantor of the Obligations pursuant to the terms of this Agreement until such time as the relevant subsidiary is released from its obligations under its Guaranty in accordance with the terms and provisions hereof.

“Subsidiary Stock” shall mean (a) with respect to the Equity Interests issued to a Loan Party by any Subsidiary (other than a Foreign Subsidiary or FSHCO), 100% of such issued and outstanding Equity Interests, and (b) with respect to any Equity Interests issued to a Loan Party by any Foreign Subsidiary or FSHCO (i) 100% of such issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956(c)(2)) and (ii) 66% (or such greater percentage that, due to a change in an Applicable Law after the date hereof, (x) could not reasonably be expected to cause the undistributed earnings of such  Foreign Subsidiary (or of a Foreign Subsidiary held directly or indirectly by a FSHCO) as determined for United States federal income tax purposes to be treated as a deemed dividend to such Loan Party and (y) could not reasonably be expected to cause any material adverse tax consequences) of such issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)).

“Successor Borrower” shall have the meaning set forth in Section 7.1(a) hereof.

“Swap” shall mean any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder other than (a) a swap entered into on, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender-Provided Interest Rate Hedge, or a Lender-Provided Foreign Currency Hedge.

“Swing Loan Lender” shall mean PNC, in its capacity as lender of the Swing Loans.

“Swing Loan Note” shall mean the promissory note described in Section 2.4(a) hereof.

“Swing Loans” shall mean the Advances made pursuant to Section 2.4 hereof.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term” shall have the meaning set forth in Section 13.1 hereof.

“Term Facility” means the term loan credit facility governed by the Term Loan Agreement, as the same may be amended, amended and restated, modified, replaced or refinanced as permitted in accordance with the Intercreditor Agreement.

“Term Loan” shall mean the loans made under any Term Facility, including any incremental loans.

“Term Loan Agent” shall mean Credit Suisse AG, Cayman Islands Branch and its successors and assigns.

“Term Loan Agreement” shall mean that certain Term Loan Agreement, dated as of February 27, 2017, by and among Holdings, Merger Sub, the Borrowing Agent, the financial institutions that are now or that thereafter become a party thereto and Term Loan Agent, as administrative agent for lenders thereto, as the same may be amended, amended and restated, modified, replaced or refinanced as permitted in accordance with the Intercreditor Agreement.

“Term Loan Declined Proceeds” shall have the meaning assigned to the term “Declined Proceeds” under the Term Loan Agreement, as in effect on the Closing Date.

“Term Loan Incremental Equivalent Debt” shall have the meaning assigned to the term “Incremental Equivalent Debt” under the Term Loan Agreement as in effect on the Closing Date.

“Term Loan Priority Collateral” has the meaning assigned to such term in the Intercreditor Agreement.

“Term Loan Real Property Collateral” shall mean Material Real Estate Assets (as defined in the Term Loan Agreement) that do not constitute Excluded Real Property (as defined in the Term Loan Agreement).

“Termination Event” shall mean:  (a) a Reportable ERISA Event with respect to any Pension Plan; (b) the withdrawal of any member of the Controlled Group from a Pension Plan during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the providing of notice of intent to terminate a Pension Plan in a distress termination described in Section 4041(c) of ERISA; (d) the commencement of proceedings by the PBGC to terminate a Pension Plan or to appoint a trustee to administer, any Pension Plan; (e) the termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; (f) the partial or complete withdrawal, within the meaning of Section 4203 or 4205 of ERISA, of any member of the Controlled Group from a Multiemployer Plan; (g) notice that a Multiemployer Plan is subject to Section 4245 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent, upon any member of the Controlled Group.

“Tex Robbins” shall mean Joseph Kevin Jordan, an individual and Texas resident also known as Tex Robbins.

“Third Amended and Restated Agreement” shall have the meaning assigned to it in Section 16.22(a) hereof.

“Threshold Amount” means $10,000,000.

“Total Leverage Ratio” shall have the meaning assigned to such term in the Term Loan Agreement as in effect on the Second Amendment Effective Date.

“Toxic Substance” shall mean and include any material present on the Real Property (including the leasehold interests) which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances.  “Toxic Substance” includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

“Transaction Costs” shall mean fees, premiums, expenses and other transaction costs (including original issue discount or upfront fees) payable or otherwise borne by Holdings and/or its subsidiaries in connection with the Transactions and the transactions contemplated thereby.

“Transactions” shall have the meaning set forth in Section 5.5(a) hereof.

“Transferee” shall have the meaning set forth in Section 16.3(d) hereof.

“Trigger Period” shall mean a period commencing upon the occurrence of a Default, an Event of Default or Undrawn Availability falling below the greater of $15,000,000 or 20% of the Maximum Revolving Advance Amount, and ending on the date on which (i) Undrawn Availability has exceeded the greater of $15,000,000 or 20% of the Maximum Revolving Advance Amount and (ii) no Default or Event of Default exists, in each case, for sixty (60) consecutive days.

“TRT” shall mean Tex Robbins Transportation, LLC, a Texas limited liability company.

“UCC” shall have the meaning set forth in Section 1.3 hereof.

“Undrawn Availability” at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount minus the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit and minus reserves in effect pursuant to Section 2.1(a), minus (b) the sum of (i) the outstanding amount of Advances and (ii) all amounts due and owing to each Loan Party’s trade creditors which are outstanding more than sixty (60) days after their due date that are not otherwise on formal extended terms.

“Unfinanced Capital Expenditures” means all Capital Expenditures of any Loan Party other than those made utilizing (a) financing provided by the applicable seller or third party lenders, (b) insurance proceeds (to the extent thereof) received in connection with any casualty loss, (c) the amount of any credit or allowance for any trade-in of any equipment in connection with a purchase of replacement equipment for that being traded-in and (d) financing through proceeds of a cash sale.  For the avoidance of doubt, Capital Expenditures made by a Loan Party utilizing Revolving Advances will be deemed Unfinanced Capital Expenditures.

“Uniform Commercial Code” shall have the meaning set forth in Section 1.3 hereof.

“Unrestricted Cash Amount” shall mean, as of any date of determination, the amount of (a) unrestricted cash and Cash Equivalents of Loan Parties and their Restricted Subsidiaries whether or not held in a Depository Account pledged to secure the Obligations and (b) cash and Cash Equivalents of Loan Parties and their Restricted Subsidiaries restricted in favor of the ABL Facility (which may also include cash and Cash Equivalents securing other Indebtedness that is secured by a Lien on the Collateral along with the ABL Facility, including any Term Facility).

“Unrestricted Subsidiary” means any subsidiary of Holdings designated by Holdings as an Unrestricted Subsidiary after the Closing Date pursuant to Section 6.17.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Usage Amount” shall mean the average daily unpaid balance of the Revolving Advances plus the Maximum Undrawn Amount of all outstanding Letters of Credit during each month.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.10(e).

“Week” shall mean the time period commencing with the opening of business on a Wednesday and ending on the end of business the following Tuesday.

“Wholly-Owned Subsidiary” of any Person means a subsidiary of such Person, 100% of the Equity Interests of which (other than directors’ qualifying shares or shares required by Requirements of Law to be owned by a resident of the relevant jurisdiction) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“Withholding Agent” shall mean any Loan Party and Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.3Uniform Commercial Code Terms.  All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York from time to time (the “Uniform Commercial Code” or “UCC”) shall have the meaning given therein unless otherwise defined herein.  Without limiting the foregoing, the terms “accounts”, “chattel paper” (and “electronic chattel paper” and “tangible chattel paper”), “commercial tort claims”, “deposit accounts”, “documents”, “equipment”, “financial asset”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “payment intangibles”, “proceeds”, “promissory note” “securities”, “software” and “supporting obligations” as and when used in the description of Collateral shall have the meanings given to such terms in Articles 8 or 9 of the Uniform Commercial Code.  To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.
1.4Certain Matters of Construction.  The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.  All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.  Any pronoun used shall be deemed to cover all genders.  Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa.  All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.  Unless otherwise provided, all references to any instruments or agreements, including references to any of the Other Documents, shall include any and all modifications, supplements or amendments thereto, any and all restatements or replacements thereof and any and all extensions or renewals thereof not in contravention of this Agreement.  Except as otherwise expressly provided for herein, all references herein to the time of day shall mean the time in New York, New York.  Unless otherwise provided, all financial calculations shall be performed with Inventory valued on a first-in, first-out basis.  Whenever the words “including” or “include” shall be used, such words shall be understood to mean “including, without limitation” or “include, without limitation”.  A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, to the extent curable pursuant to Section 11.1(c), is so cured or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by Required

Lenders or, to the extent curable pursuant to Section 11.1(c), is so cured.  Any Lien referred to in this Agreement or any of the Other Documents as having been created in favor of Agent, any agreement entered into by Agent pursuant to this Agreement or any of the Other Documents, any payment made by or to or funds received by Agent pursuant to or as contemplated by this Agreement or any of the Other Documents, or any act taken or omitted to be taken by Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Agent and Lenders.  Wherever the phrase “to the best of Loan Parties’ knowledge” or words of similar import relating to the knowledge or the awareness of any Loan Party are used in this Agreement or Other Documents, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Loan Party or (ii) the knowledge that a senior officer would have obtained if he/she had engaged in a good faith and reasonably diligent performance of his/her duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Loan Party and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists.  In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

1.5Certain Calculations and Tests
(a)Notwithstanding anything to the contrary herein, all financial ratios and tests (including the Fixed Charge Coverage Ratio, the Funded Debt to Consolidated Adjusted EBITDA Ratio, First Lien Leverage Ratio, Secured Leverage Ratio, Consolidated Adjusted EBITDA and Consolidated EBITDA) contained in this Agreement that are calculated with respect to any test period during which any Subject Transaction occurs shall be calculated with respect to such test period and such Subject Transaction on a Pro Forma Basis.  Further, if since the beginning of any such test period and on or prior to the date of any required calculation of any financial ratio or test (x) any Subject Transaction has occurred or (y) any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into Holdings or any of its Restricted Subsidiaries or any joint venture since the beginning of such test period has consummated any Subject Transaction, then, in each case, any applicable financial ratio or test shall be calculated on a Pro Forma Basis for such test period as if such Subject Transaction had occurred at the beginning of the applicable test period (it being understood, for the avoidance of doubt, that solely for purposes of calculating quarterly compliance with Section 6.5, the date of the required calculation shall be the last day of the test period, and no Subject Transaction occurring thereafter shall be taken into account).
(b)For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including, without limitation, Section 6.5, any Fixed Charge Coverage Ratio test, any Funded Debt to Consolidated Adjusted EBITDA Ratio test, any First Lien Leverage Ratio test, any Secured Leverage Ratio test, the amount of Consolidated Adjusted EBITDA and/or the amount of Consolidated EBITDA), such financial ratio or test shall be calculated at the time such action is taken (subject to clause (a) above), such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.
(c)Notwithstanding anything to the contrary herein, in connection with any action required to be taken in connection with a Limited Conditionality Acquisition, for purposes of:
(a)calculating the Fixed Charge Coverage Ratio, the Funded Debt to Consolidated Adjusted EBITDA Ratio and other financial calculations (including, but not limited to, for purposes of Section 2.24);
(b)testing  availability  under  covenant  baskets  set  forth  in  this Agreement (including covenant baskets measured as a percentage of Consolidated Adjusted EBITDA or Consolidated EBITDA); or
(c)determining whether any default or event of default (or any type of default or event of default) has occurred or is continuing,

in each case, at the option of the Borrowing Agent (the Borrowing Agent’s election to exercise such option in connection with any Limited Conditionality Acquisition, an “LCA Election”), the date of determination shall be deemed to be the date of the Subject Acquisition Agreement (the “LCA Test Date”), and if, after giving Pro Forma Effect to the Limited Conditionality Acquisition and the other transactions required to be entered into in connection therewith (including any incurrence or repayment of Indebtedness and the use of proceeds thereof) as of the LCA Test Date, the Borrowing Agent would have been permitted to take such action on the relevant LCA Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Borrowing Agent has made an LCA Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCA Test Date are exceeded as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated Adjusted EBITDA or Consolidated EBITDA of the Borrowing Agent or the Person subject to such Limited Conditionality Acquisition, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Borrowing Agent has made an LCA Election for any Limited Conditionality Acquisition, then in connection with any calculation of any ratio, test or basket availability with respect to any transaction following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Conditionality Acquisition is consummated or the date that the Subject Acquisition Agreement is terminated or expires without consummation of such Limited Conditionality Acquisition, for purposes of determining whether any such required transaction is permitted under this Agreement, any such ratio, test or basket shall be calculated on a Pro Forma Basis assuming such Limited Conditionality Acquisition and such other required transaction (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.  For the avoidance of doubt, a minimum Undrawn Availability test shall not be deemed a financial ratio, test or basket for purposes of this Section 1.5.

1.6LIBOR Notification.  Section 3.8.2 of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the London interbank offered rate is no longer available or in certain other circumstances.  The Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of "LIBOR Rate" or with respect to any alternative or successor rate thereto, or replacement rate therefor.
Article IIADVANCES, PAYMENTS.
2.1Revolving Advances.
(a)Amount of Revolving Advances.  Subject to the terms and conditions set forth in this Agreement including Section 2.1(b), each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender’s Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount less the outstanding amount of Swing Loans less the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit, or (y) an amount equal to the sum of:
(a)up to (A) 85%, subject to the provisions of Section 2.1(b) hereof, of Eligible Receivables (“Eligible Receivables Advance Rate”) plus (B) 80%, subject to the provisions of Section 2.1(b) hereof, of Eligible Unbilled Receivables (“Eligible Unbilled Receivables Advance Rate” – hereinafter the Eligible Receivables Advance Rate and the Eligible Unbilled Receivables Advance Rate shall be referred to collectively as the “Receivables Advance Rate”); provided, however, that no more than $8,500,000 of Unbilled Eligible Receivables and no more than $500,000 of Eligible Insured Foreign Receivables shall be deemed eligible hereunder, in each case after application of the applicable Receivables Advance Rate, plus
(b)up to the lesser of (A) 50%, subject to the provisions of Section 2.1(b) hereof, of the book value of the Eligible Parts Inventory (“Inventory Advance Rate”), or (B) $3,000,000 in the aggregate at any one time, minus
(c)a reserve for any brokered accounts payable more than thirty (30) days past due, minus
(d)the Maximum Undrawn Amount of all outstanding Letters of Credit; minus
(e)such Reserves established hereunder.

The amount derived from the sum of (x) Sections 2.1(a)(y)(i) and (ii) minus (y) Sections 2.1 (a)(y)(iii), (iv) and (v) at any time and from time to time shall be referred to as the “Formula Amount”.  If so requested by a Lender, Borrowers shall promptly execute and deliver to such Lender a promissory note (“Revolving Credit Note”) to evidence such Lender’s Revolving Advance, substantially in the form attached hereto as Exhibit 2.1(a).  Notwithstanding anything to the contrary contained in the foregoing or otherwise in this Agreement, the outstanding aggregate principal amount of Swing Loans and the Revolving Advances at any one time outstanding shall not exceed an amount equal to the lesser of (i) the Maximum Revolving Advance Amount less the Maximum Undrawn Amount of all outstanding Letters or (ii) the Formula Amount.

(b)Discretionary Rights.  The Advance Rates may be increased or decreased by Agent at any time and from time to time in its sole judgment exercised in good faith.  Agent will endeavor to provide Borrowers with notice prior to making any changes in the Advance Rates but failure to provide such notice shall not invalidate any Advance Rate changes that may be instituted.  Borrowers consent to any such increases or decreases and acknowledge that decreasing the Advance Rates or increasing or imposing Reserves may limit or restrict Advances requested by Borrowing Agent.  The rights of Agent under this subsection are subject to the provisions of Section 16.2(b).
2.2Procedures for Requesting Revolving Advances; Procedures for Selection of Applicable Interest Rates for All Advances.
(a)Borrowing Agent on behalf of any Borrower may notify Agent prior to 3:00 p.m. New York time on a Business Day of a Borrower’s request to incur, on that day, a Revolving Advance hereunder.  Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent or Lenders, or with respect to any other Obligation under this Agreement, become due, the same shall be deemed a request for a Revolving Advance maintained as a Domestic Rate Loan as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation, and such request shall be irrevocable.
(b)Notwithstanding the provisions of subsection (a) above, in the event any Borrower desires to obtain a LIBOR Rate Loan for any Advance (other than a Swing Loan), Borrowing Agent shall give Agent written notice by no later than 3:00 p.m. New York time on the day which is three (3) Business Days prior to the date such LIBOR Rate Loan is to be borrowed, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount of such Advance to be borrowed, which amount shall be in an aggregate principal amount that is not less than $1,000,000 and at an integral multiples of $100,000 in excess thereof, and (iii) the duration of the first Interest Period therefor.  Interest Periods for LIBOR Rate Loans shall be for one (1), two (2), three (3), or six (6) months; provided that, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day.  Any Interest Period that begins on the last Business Day of a calendar month (or a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders, no LIBOR Rate Loan shall be made available to any Borrower.  After giving effect to each requested LIBOR Rate Loan, including those which are converted from a Domestic Rate Loan under Section 2.2(e), there shall not be outstanding more than four (4) LIBOR Rate Loans, in the aggregate.
(c)Each Interest Period of a LIBOR Rate Loan shall commence on the date such LIBOR Rate Loan is made and shall end on such date as Borrowing Agent may elect as set forth in subsection (b)(iii) above, provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Term.
(d)Borrowing Agent shall elect the initial Interest Period applicable to a LIBOR Rate Loan by its notice of borrowing given to Agent pursuant to Section 2.2(b) or by its notice of conversion given to Agent pursuant to Section 2.2(e), as the case may be.  Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not later than 3:00 p.m. (New York time) on the day which is three (3) Business Days prior to the last day of the then current Interest Period applicable to such LIBOR Rate Loan.  If Agent does not receive timely notice of the Interest Period elected by Borrowing Agent, Borrowing Agent shall be deemed to have elected to convert such LIBOR Rate Loan to a Domestic Rate Loan subject to Section 2.2(e) below.
(e)On the last Business Day of the then current Interest Period applicable to any outstanding LIBOR Rate Loan, or on any Business Day with respect to Domestic Rate Loans, Borrowing Agent may, on behalf of Borrowers, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a LIBOR Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such LIBOR Rate Loan and any conversion to a LIBOR Rate Loan may only be done if no Event of Default has occurred and is continuing.  If Borrowing Agent desires to convert a loan, Borrowing Agent shall give Agent written notice by no later than 3:00 p.m. (New York time) (i) on the day which is three (3) Business Days prior to the date on which such conversion is to occur with respect to a conversion from a Domestic Rate Loan to a LIBOR Rate Loan, or (ii) on the day which is one (1) Business Day prior to the date on which such conversion is to occur (which date shall be the last Business Day of the Interest Period for the applicable LIBOR Rate Loan) with respect to a conversion from a LIBOR Rate Loan to a Domestic Rate Loan, specifying, in each case, the date of such conversion, the loans to be converted and if the conversion is from a Domestic Rate Loan to any other type of loan, the duration of the first Interest Period therefor.
(f)At its option and upon written notice given prior to 3:00 p.m. (New York time) at least three (3) Business Days (or 1 Business Day in the case of Domestic Rate Loans) prior to the date of such prepayment, any Borrower may, subject to Section 2.2(g) hereof, prepay Advances in whole at any time or in part from time to time without premium or penalty (other than fees associated with the prepayment of LIBOR Rate Loans prior to the end of an Interest Period) with accrued interest on the principal being prepaid to the date of such repayment; such Borrower shall specify the date of prepayment of Advances, identify which Advances are LIBOR Rate Loans and which are Domestic Rate Loans and the amount of such prepayment.  In the event that any prepayment of a LIBOR Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, such Borrower shall indemnify Agent and Lenders therefor in accordance with Section 2.2(g) hereof.
(g)Each Borrower shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by any Borrower in the payment of the principal of or interest on any LIBOR Rate Loan or failure by any Borrower to complete a borrowing of, a prepayment of or conversion of or to a LIBOR Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder.  A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrowing Agent shall be conclusive absent manifest error.
(h)Notwithstanding any other provision hereof, if any Applicable Law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, including without limitation any Change in Law, shall make it unlawful for Lenders or any Lender (for purposes of this subsection (h), the term “Lender” shall include any Lender and the office or branch where any Lender or any Person controlling such Lender makes or maintains any LIBOR Rate Loans) to make or maintain its LIBOR Rate Loans, the obligation of Lenders (or such affected Lender) to make LIBOR Rate Loans hereunder shall forthwith be cancelled and Borrowers shall, if any affected LIBOR Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected LIBOR Rate Loans or convert such affected LIBOR Rate Loans into loans of another type.  If any such payment or conversion of any LIBOR Rate Loan is made on a day that is not the last day of the Interest Period applicable to such LIBOR Rate Loan, Borrowers shall pay Agent, upon Agent’s request, such amount or amounts set forth in clause (g) above.  A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lenders to Borrowing Agent shall be conclusive absent manifest error.
(i)Anything to the contrary contained herein notwithstanding, neither any Agent nor any Lender, nor any of their participants, is required to acquire LIBOR deposits to fund or otherwise match fund any Obligation as to which interest accrues based on the LIBOR Rate.  The provisions set forth herein shall apply as if each Lender or its participants had match funded any Obligation as to which interest is accruing based on the LIBOR Rate by acquiring LIBOR deposits for each Interest Period in the amount of the LIBOR Rate Loans.
2.3[Reserved].
2.4Swing Loans.
(a)Subject to the terms and conditions set forth in this Agreement, and in order to minimize the transfer of funds between Lenders and Agent for administrative convenience, Agent, Lenders holding Revolving Commitments and Swing Loan Lender agree that in order to facilitate the administration of this Agreement, Swing Loan Lender may, at its election and option made in its sole discretion cancelable at any time for any reason whatsoever, make swing loan advances (“Swing Loans”) available to Borrowers as provided for in this Section 2.4 at any time or from time to time after the date hereof to, but not including, the expiration of the Term, in an aggregate principal amount up to but not in excess of the Maximum Swing Loan Advance Amount, provided that the outstanding aggregate principal amount of Swing Loans and the Revolving Advances at any one time outstanding shall not exceed an amount equal to the lesser of (i) the Maximum Revolving Advance Amount less the Maximum Undrawn Amount of all outstanding Letters of Credit, or (ii) the Formula Amount.  All Swing Loans shall be Domestic Rate Loans only.  Borrowers may borrow (at the option and election of Swing Loan Lender), repay and reborrow (at the option and election of Swing Loan Lender) Swing Loans and Swing Loan Lender may make Swing Loans as provided in this Section 2.4 during the period between Settlement Dates.  All Swing Loans shall be evidenced by a secured promissory note (the “Swing Loan Note”)

substantially in the form attached hereto as Exhibit 2.4(a).  Swing Loan Lender’s agreement to make Swing Loans under this Agreement is cancelable at any time for any reason whatsoever and the making of Swing Loans by Swing Loan Lender from time to time shall not create any duty or obligation, or establish any course of conduct, pursuant to which Swing Loan Lender shall thereafter be obligated to make Swing Loans in the future
(b)Upon either (i) any request by Borrowing Agent for a Revolving Advance made pursuant to Section 2.2(a) hereof or (ii) the occurrence of any deemed request by Borrowers for a Revolving Advance pursuant to the provisions of Section 2.2(a) hereof, Swing Loan Lender may elect, in its sole discretion, to have such request or deemed request treated as a request for a Swing Loan, and may advance same day funds to Borrowers as a Swing Loan; provided that notwithstanding anything to the contrary provided for herein, Swing Loan Lender may not make Swing Loan Advances if Swing Loan Lender has been notified by Agent or by Required Lenders that one or more of the applicable conditions set forth in Section 8.2 of this Agreement have not been satisfied or the Revolving Commitments have been terminated for any reason.
(c)Upon the making of a Swing Loan (whether before or after the occurrence of a Default or an Event of Default and regardless of whether a Settlement has been requested with respect to such Swing Loan), each Lender holding a Revolving Commitment shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from Swing Loan Lender, without recourse or warranty, an undivided interest and participation in such Swing Loan in proportion to its Revolving Commitment Percentage.  Swing Loan Lender or Agent may, at any time, require the Lenders holding Revolving Commitments to fund such participations by means of a Settlement as provided for in Section 2.6(d) below.  From and after the date, if any, on which any Lender holding a Revolving Commitment is required to fund, and funds, its participation in any Swing Loans purchased hereunder, Agent shall promptly distribute to such Lender its Revolving Commitment Percentage of all payments of principal and interest and all proceeds of Collateral received by Agent in respect of such Swing Loan; provided that no Lender holding a Revolving Commitment shall be obligated in any event to make Revolving Advances in an amount in excess of its Revolving Commitment Amount minus its Participation Commitment (taking into account any reallocations under Section 2.22) of the Maximum Undrawn Amount of all outstanding Letters of Credit.
2.5Disbursement of Advance Proceeds.  All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrowers to Agent or Lenders, shall be charged to Borrowers’ Account on Agent’s books.  The proceeds of each Revolving Advance or Swing Loan requested by Borrowing Agent on behalf of any Borrower or deemed to have been requested by any Borrower under Sections 2.2(a), 2.6(b) or 2.14 hereof shall, (i) with respect to requested Revolving Advances, to the extent Lenders make such Revolving Advances in accordance with Section 2.2(a), 2.6(b) or 2.14 hereof, and with respect to Swing Loans made upon any request or deemed request by Borrowing Agent for a Revolving Advance to the extent Swing Loan Lender makes such Swing Loan in accordance with Section 2.4(b) hereof, be made available to the applicable Borrower on the day so requested by way of credit to such Borrower’s operating account at PNC, or such other bank as Borrowing Agent may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, (ii) with respect to Revolving Advances deemed to have been requested by any Borrower or Swing Loans made upon any deemed request for a Revolving Advance by any Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.  During the Term, Borrowers may use the Revolving Advances and Swing Loans by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof.

2.6Making and Settlement of Advances.
(a)Each borrowing of Revolving Advances shall be advanced according to the applicable Revolving Commitment Percentages of Lenders holding the Revolving Commitments (subject to any contrary terms of Section 2.22).  Each borrowing of Swing Loans shall be advanced by Swing Loan Lender alone.
(b)Promptly after receipt by Agent of a request or a deemed request for a Revolving Advance pursuant to Section 2.2(a) and, with respect to Revolving Advances, to the extent Agent elects not to provide a Swing Loan or the making of a Swing Loan would result in the aggregate amount of all outstanding Swing Loans exceeding the maximum amount permitted in Section 2.4(a), Agent shall notify Lenders holding the Revolving Commitments of its receipt of such request specifying the information provided by Borrowing Agent and the apportionment among Lenders of the requested Revolving Advance as determined by Agent in accordance with the terms hereof.  Each Lender shall remit the principal amount of each Revolving Advance to Agent such that Agent is able to, and Agent shall, to the extent the applicable Lenders have made funds available to it for such purpose and subject to Section 8.2, fund such Revolving Advance to Borrowers in U.S. Dollars and immediately available funds at the Payment Office prior to the close of business, on the applicable borrowing date; provided that if any applicable Lender fails to remit such funds to Agent in a timely manner, Agent may elect in its sole discretion to fund with its own funds the Revolving Advance of such Lender on such borrowing date, and such Lender shall be subject to the repayment obligation in Section 2.6(c) hereof.
(c)Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender holding a Revolving Commitment that such Lender will not make the amount which would constitute its applicable Revolving Commitment Percentage of the requested Revolving Advance available to Agent, Agent may (but shall not be obligated to) assume that such Lender has made such amount available to Agent on such date in accordance with Section 2.6(b) and may, in reliance upon such assumption, make available to Borrowers a corresponding amount.  Agent will endeavor in good faith to promptly notify Borrowing Agent of its receipt of any such notice from a Lender, but shall bear no liability for any failure to so provide such notice.  If a Lender has not in fact made its applicable Revolving Commitment Percentage of the requested Revolving Advance available to Agent on the applicable borrowing date, then the applicable Lender and Borrowers severally agree to pay to Agent on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrowers through but excluding the date of payment to Agent, at (i) in the case of a payment to be made by such Lender, the greater of (A) (x) the daily average Federal Funds Effective Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (y) such amount or (B) a rate determined by Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by Borrowers, the Revolving Interest Rate for Revolving Advances that are Domestic Rate Loans.  If such Lender pays its share of the applicable Revolving Advance to Agent, then the amount so paid shall constitute such Lender’s

Revolving Advance.  Any payment by Borrowers shall be without prejudice to any claim Borrowers may have against a Lender holding a Revolving Commitment that shall have failed to make such payment to Agent.  A certificate of Agent submitted to any Lender or Borrowers with respect to any amounts owing under this paragraph (c) shall be conclusive, in the absence of manifest error.
(d)Agent, on behalf of Swing Loan Lender, shall demand settlement (a “Settlement”) of all or any Swing Loans with Lenders holding the Revolving Commitments on at least a weekly basis, or on any more frequent date that Agent elects or that Swing Loan Lender at its option exercisable for any reason whatsoever may request, by notifying Lenders holding the Revolving Commitments of such requested Settlement by facsimile, telephonic or electronic transmission no later than 3:00 p.m. New York time, on the date of such requested Settlement (the “Settlement Date”).  Subject to any contrary provisions of Section 2.22, each Lender holding a Revolving Commitment shall transfer the amount of such Lender’s Revolving Commitment Percentage of the outstanding principal amount (plus interest accrued thereon to the extent requested by Agent) of the applicable Swing Loan with respect to which Settlement is requested by Agent, to such account of Agent as Agent may designate not later than 5:00 p.m. New York time, on such Settlement Date if requested by Agent by 3:00 p.m. New York time, otherwise not later than 5:00 p.m. New York time, on the next Business Day.  Settlements may occur at any time notwithstanding that the conditions precedent to making Revolving Advances set forth in Section 8.2 have not been satisfied or the Revolving Commitments shall have otherwise been terminated at such time.  All amounts so transferred to Agent shall be applied against the amount of outstanding Swing Loans and, when so applied shall constitute Revolving Advances of such Lenders accruing interest as Domestic Rate Loans.  If any such amount is not transferred to Agent by any Lender holding a Revolving Commitment on such Settlement Date, Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.6(c).
(e)If any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender’s Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such Benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender’s Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.  Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that each Lender so purchasing a portion of another Lender’s Advances may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion, and the obligations owing to each such purchasing Lender in respect of such participation and such purchased portion of any other Lender’s Advances shall be part of the Obligations secured by the Collateral, and the obligations owing to each such purchasing Lender in respect of such participation and such purchased portion of any other Lender’s Advances shall be part of the Obligations secured by the Collateral.
2.7Maximum Advances.  The aggregate balance of Revolving Advances plus Swing Loans outstanding at any time shall not exceed the lesser of (a) the Maximum Revolving Advance Amount less the aggregate Maximum Undrawn Amount of all issued and outstanding Letters of Credit, or (b) the Formula Amount.
2.8Manner and Repayment of Advances.
(a)The Revolving Advances and Swing Loans shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided.  The Revolving Advances may be prepaid at any time and from time to time without premium or penalty (other than fees associated with the prepayment of LIBOR Rate Loans prior to the end of an Interest Period).  Notwithstanding the foregoing, all Advances shall be subject to earlier repayment upon (x) acceleration upon the occurrence of an Event of Default under this Agreement or (y) termination of this Agreement.  Each payment (including each prepayment) by any Borrower on account of the principal of and interest on the Advances shall be applied, first to the outstanding Swing Loans and next, pro rata according to the applicable Revolving Commitment Percentages of Lenders, to the outstanding Revolving Advances (subject to any contrary provisions of Section 2.22).
(b)Borrowers recognize that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received.  In consideration of Agent’s agreement to conditionally credit Borrowers’ Account as of the next Business Day following Agent’s receipt of those items of payment, Borrowers agree that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations one (1) Business Day after (i) the Business Day Agent receives such payments via wire transfer or electronic depository check or (ii) in the case of payments received by Agent in any other form, the Business Day such payment constitutes good funds in Agent’s account.  Agent is not, however, required to credit Borrowers’ Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge Borrowers’ Account for the amount of any item of payment which is returned to Agent unpaid.  All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to Agent at the Payment Office not later than 1:00 p.m. New York time, on the due date therefor in Dollars in funds immediately available to Agent.  Agent shall have the right to effectuate payment of any and all Obligations due and owing hereunder by charging Borrowers’ Account or by making Advances as provided in Section 2.2 hereof.
(c)Except as expressly provided herein, all payments (including prepayments) to be made by any Borrower on account of principal, interest, fees and other amounts payable hereunder shall be made without any deduction, setoff or counterclaim and shall be made to Agent on behalf of Lenders to the Payment Office, in each case on or prior to 1:00 p.m. New York time, in Dollars and in immediately available funds.

2.9Repayment of Excess Advances.  If at any time the aggregate balance of outstanding Revolving Advances, Swing Loans, and/or Advances taken as a whole exceeds the maximum amount of such type of Advances and/or Advances taken as a whole (as applicable) permitted hereunder, such excess Advances shall be immediately due and payable without necessity of any demand at the Payment Office, whether or not a Default or an Event of Default has occurred.
2.10Statement of Account.  Agent shall maintain, in accordance with its customary procedures, a loan account (“Borrowers’ Account”) in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Agent or Lenders and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender.  Each month, Agent shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Agent, Lenders and Borrowers during such month.  The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated among Lenders and Borrowers unless Agent receives a written statement of Borrowers’ specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Agent.  The records of Agent with respect to Borrowers’ Account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.
2.11Letters of Credit.
(a)Subject to the terms and conditions hereof, Issuer shall issue or cause the issuance of standby and/or trade letters of credit denominated in Dollars (collectively, “Letters of Credit” and each a “Letter of Credit”) for the account of Borrowers; provided, however, that Issuer will not be required to issue or cause to be issued any Letters of Credit to the extent that the issuance thereof would then cause the sum of (i) the outstanding Revolving Advances plus (ii) the outstanding Swing Loans, plus (iii) the Maximum Undrawn Amount of all outstanding Letters of Credit to exceed the lesser of (x) the Maximum Revolving Advance Amount, or (y) the Formula Amount (calculated without giving effect to the deduction provided for in Section 2.1(a)(y)(iv)).  The Maximum Undrawn Amount of all outstanding Letters of Credit shall not exceed in the aggregate at any time the Letter of Credit Sublimit.  All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the Revolving Interest Rate for Domestic Rate Loans.  Letters of Credit that have not been drawn upon shall not bear interest.  It is agreed that each Existing Letter of Credit shall be deemed to have been issued under this Agreement and each shall be a Letter of Credit hereunder, and as of the Closing Date, each Lender holding a Revolving Commitment shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuer of each Existing Letter of Credit a participation in such Existing Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Revolving Commitment Percentage of the Maximum Undrawn Face Amount of such Existing Letter of Credit and the amount of such drawing, respectively.
(b)Notwithstanding any provision of this Agreement, Issuer shall not be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain  Issuer from issuing any Letter of Credit, or any Law applicable to Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Issuer shall prohibit, or request that Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which Issuer is not otherwise compensated hereunder) not in effect on the date of this Agreement, or shall impose upon Issuer any unreimbursed loss, cost or expense which was not applicable on the date of this Agreement, and which Issuer in good faith deems material to it, or (ii) the issuance of the Letter of Credit would violate one or more policies of Issuer applicable to letters of credit generally.
2.12Issuance of Letters of Credit.
(a)Borrowing Agent, on behalf of any Borrower, may request Issuer to issue or cause the issuance of a Letter of Credit by delivering to Issuer, with a copy to Agent at the Payment Office, prior to 10:00 a.m. New York time, at least five (5) Business Days prior to the proposed date of issuance, such Issuer’s form of Letter of Credit Application (the “Letter of Credit Application”) completed to the satisfaction of Agent and Issuer; and, such other certificates, documents and other papers and information as Agent or Issuer may reasonably request.  Issuer shall not issue any requested Letter of Credit if such Issuer has received notice from Agent or any Lender that one or more of the applicable conditions set forth in Section 8.2 of this Agreement have not been satisfied or the Revolving Commitments have been terminated.  Borrowers also have the right to give instructions and make agreements with respect to any application, any applicable letter of credit and security agreement, any applicable Letter of Credit reimbursement agreement and/or any other applicable agreement, any letter of credit and the disposition of documents, disposition of any unutilized funds, and to agree with Agent upon any amendment, extension or renewal of any Letter of Credit.
(b)Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or other written demands for payment, and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit’s date of issuance (as such expiry dates may be automatically renewed and extended under the terms of any such Letter of Credit) and in no event later than five (5) Business Days prior to the last day of the Term.  Each standby Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce at the time a Letter of Credit is issued (the “UCP”) or the International Standby Practices (International Chamber of Commerce Publication Number 590), or any subsequent revision thereof at the time a standby Letter of Credit is issued, as determined by Issuer, and each trade Letter of Credit shall be subject to UCP.
(c)Agent shall use its reasonable efforts to notify Lenders of the request by Borrowing Agent for a Letter of Credit hereunder.
2.13Requirements For Issuance of Letters of Credit.  Borrowing Agent hereby authorizes and directs any Issuer to name the applicable Borrower as the “Applicant” or “Account Party” of each Letter of Credit.  If Agent is not the Issuer of any Letter of Credit, Borrowing Agent hereby authorizes and directs Issuer to deliver to Agent all instruments, documents, and other writings and property received by Issuer pursuant to the Letter of Credit and to accept and rely upon Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit, and the application therefor.

2.14Disbursements, Reimbursement.
(a)Immediately upon the issuance of each Letter of Credit, each Lender holding a Revolving Commitment shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Issuer a participation in each Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Revolving Commitment Percentage of the Maximum Undrawn Amount of such Letter of Credit (as in effect from time to time) and the amount of such drawing, respectively.
(b)In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, Issuer will promptly notify Agent and Borrowing Agent.  Provided that it shall have received such notice, Borrowers shall reimburse (such obligation to reimburse Issuer shall sometimes be referred to as a “Reimbursement Obligation”) Issuer prior to 12:00 p.m. New York time, on each date that an amount is paid by Issuer under any Letter of Credit (each such date, a “Drawing Date”) in an amount equal to the amount so paid by Issuer.  In the event Borrowers fail to reimburse Issuer for the full amount of any drawing under any Letter of Credit by 12:00 p.m. New York time, on the Drawing Date, Issuer will promptly notify Agent and each Lender holding a Revolving Commitment thereof, and Borrowers shall be automatically deemed to have requested that a Revolving Advance maintained as a Domestic Rate Loan be made by Lenders to be disbursed on the Drawing Date under such Letter of Credit, and Lenders holding the Revolving Commitments shall be unconditionally obligated to fund such Revolving Advance (all whether or not the conditions specified in Section 8.2 are then satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason) as provided for in Section 2.14(c) immediately below.  Any notice given by Issuer pursuant to this Section 2.14(b) may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(c)Each Lender holding a Revolving Commitment shall upon any notice pursuant to Section 2.14(b) make available to Issuer through Agent at the Payment Office an amount in immediately available funds equal to its Revolving Commitment Percentage (subject to any contrary provisions of Section 2.22) of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.14(d)) each be deemed to have made a Revolving Advance maintained as a Domestic Rate Loan to Borrowers in that amount.  If any Lender holding a Revolving Commitment so notified fails to make available to Agent, for the benefit of Issuer, the amount of such Lender’s Revolving Commitment Percentage of such amount by 2:00 p.m. New York time, on the Drawing Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Advances maintained as a Domestic Rate Loan on and after the fourth day following the Drawing Date.  Agent and Issuer will promptly give notice of the occurrence of the Drawing Date, but failure of Agent or Issuer to give any such notice on the Drawing Date or in sufficient time to enable any Lender holding a Revolving Commitment to effect such payment on such date shall not relieve such Lender from its obligations under this Section 2.14(c), provided that such Lender shall not be obligated to pay interest as provided in Section 2.14(c)(i) and (ii) until and commencing from the date of receipt of notice from Agent or Issuer of a drawing.
(d)With respect to any unreimbursed drawing that is not converted into a Revolving Advance maintained as a Domestic Rate Loan to Borrowers in whole or in part as contemplated by Section 2.14(b), because of Borrowers’ failure to satisfy the conditions set forth in Section 8.2 hereof (other than any notice requirements) or for any other reason, Borrowers shall be deemed to have incurred from Agent a borrowing (each a “Letter of Credit Borrowing”) in the amount of such drawing.  Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to a Revolving Advance maintained as a Domestic Rate Loan.  Each applicable Lender’s payment to Agent pursuant to Section 2.14(c) shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a “Participation Advance” from such Lender in satisfaction of its Participation Commitment in respect of the applicable Letter of Credit under this Section 2.14.
(e)Each applicable Lender’s Participation Commitment in respect of the Letters of Credit shall continue until the last to occur of any of the following events:  (x) Issuer ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (y) no Letter of Credit issued or created hereunder remains outstanding and uncancelled; and (z) all Persons (other than Borrowers) have been fully reimbursed for all payments made under or relating to Letters of Credit.
2.15Repayment of Participation Advances.
(a)Upon (and only upon) receipt by Agent for the account of Issuer of immediately available funds from Borrowers (i) in reimbursement of any payment made by Issuer or Agent under the Letter of Credit with respect to which any Lender has made a Participation Advance to Agent, or (ii) in payment of interest on such a payment made by Issuer or Agent under such a Letter of Credit, Agent will pay to each Lender holding a Revolving Commitment, in the same funds as those received by Agent, the amount of such Lender’s Revolving Commitment Percentage of such funds, except Agent shall retain the amount of the Revolving Commitment Percentage of such funds of any Lender holding a Revolving Commitment that did not make a Participation Advance in respect of such payment by Agent (and, to the extent that any of the other Lenders holding the Revolving Commitment have funded any portion of such Defaulting Lender’s Participation Advance in accordance with the provisions of Section 2.22, Agent will pay over to such Non-Defaulting Lenders a pro rata portion of the funds so withheld from such Defaulting Lender).
(b)If Issuer or Agent is required at any time to return to any Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by Borrowers to Issuer or Agent pursuant to Section 2.15(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each applicable Lender shall, on demand of Agent, forthwith return to Issuer or Agent the amount of its Revolving Commitment Percentage of any amounts so returned by Issuer or Agent plus interest at the Federal Funds Effective Rate.

2.16Documentation.  Each Borrower agrees to be bound by the terms of the Letter of Credit Application and by Issuer’s interpretations of any Letter of Credit issued on behalf of such Borrower and by Issuer’s written regulations and customary practices relating to letters of credit, though Issuer’s interpretations may be different from such Borrower’s own.  In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern.  It is understood and agreed that, except in the case of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), Issuer shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following Borrowing Agent’s or any Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.
2.17Determination to Honor Drawing Request.  In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, Issuer shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.
2.18Nature of Participation and Reimbursement Obligations.  The obligation of each Lender holding a Revolving Commitment in accordance with this Agreement to make the Revolving Advances or Participation Advances as a result of a drawing under a Letter of Credit, and the obligations of Borrowers to reimburse Issuer upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.18 under all circumstances, including the following circumstances:
(a)any set-off, counterclaim, recoupment, defense or other right which such Lender or any Borrower, as the case may be, may have against Issuer, Agent, any Borrower or Lender, as the case may be, or any other Person for any reason whatsoever;
(b)the failure of any Borrower or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in this Agreement for the making of a Revolving Advance, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of Lenders to make Participation Advances under Section 2.14;
(c)any lack of validity or enforceability of any Letter of Credit;
(d)any claim of breach of warranty that might be made by any Borrower, Agent, Issuer or any Lender against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, cross-claim, defense or other right which any Borrower, Agent, Issuer or any Lender may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or assignee of the proceeds thereof (or any Persons for whom any such transferee or assignee may be acting), Issuer, Agent or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or any Subsidiaries of such Borrower and the beneficiary for which any Letter of Credit was procured);

(e)the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if Issuer or any of Issuer’s Affiliates has been notified thereof;
(f)payment by Issuer under any Letter of Credit against presentation of a demand, draft or certificate or other document which is forged or does not fully comply with the terms of such Letter of Credit (provided that the foregoing shall not excuse Issuer from any obligation under the terms of any applicable Letter of Credit to require the presentation of documents that on their face appear to satisfy any applicable requirements for drawing under such Letter of Credit prior to honoring or paying any such draw);
(g)the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;
(h)any failure by Issuer or any of Issuer’s Affiliates to issue any Letter of Credit in the form requested by Borrowing Agent, unless Agent and Issuer have each received written notice from Borrowing Agent of such failure within three (3) Business Days after Issuer shall have furnished Agent and Borrowing Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;
(i)the occurrence of any Material Adverse Effect;
(j)any breach of this Agreement or any Other Document by any party thereto;
(k)the occurrence or continuance of an insolvency proceeding with respect to any Loan Party;
(l)the fact that a Default or an Event of Default shall have occurred and be continuing;
(m)the fact that the Term shall have expired or this Agreement or the obligations of Lenders to make Advances have been terminated; and
(n)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.
2.19Liability for Acts and Omissions.
(a)As between Borrowers and Issuer, Swing Loan Lender, Agent and Lenders, each Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the foregoing, Issuer shall not be responsible for:  (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if Issuer or any of its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, facsimile, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuer, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of Issuer’s rights or powers hereunder.  Nothing in the preceding sentence shall relieve Issuer from liability for Issuer’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment) in connection with actions or omissions described in such clauses (i) through (viii) of such sentence.  In no event shall Issuer or Issuer’s Affiliates be liable to any Borrower for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.
(b)Without limiting the generality of the foregoing, Issuer and each of its Affiliates:  (i) may rely on any oral or other communication believed in good faith by Issuer or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by Issuer or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on Issuer or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any document or instrument of like import (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.
(c)In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by Issuer under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), shall not put Issuer under any resulting liability to any Borrower, Agent or any Lender.
2.20Mandatory Prepayments.
(a)Subject to Section 7.1(b) hereof, when a Trigger Period is in effect and any Borrower sells or otherwise disposes of any ABL Facility Priority Collateral, Borrowers shall prepay the Advances in an amount equal to the net cash proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions and related taxes and any debt required to be repaid (“Net Cash Proceeds”)), such repayments to be made promptly but in no event more than three (3) Business Days following receipt of such Net Cash Proceeds, and until the date of payment, such Net Cash Proceeds shall be held in trust for Agent.  The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof.  Such repayments shall be applied to the Advances in such order as Agent may determine, subject to Borrowers’ ability to reborrow Revolving Advances in accordance with the terms hereof.
(b)In the event that there are any Term Loan Declined Proceeds during the continuation of a Trigger Period, Borrowers shall, no later than three (3) Business Days after the receipt by Borrowers of notice that any such Term Loan Declined Proceeds have been declined under any applicable mandatory prepayment provision of the Term Loan Agreement, repay the Advances in an amount equal to such Declined Proceeds.  Notwithstanding the foregoing, the provisions of this Section 2.20(b) shall not apply to the proceeds of the Equity Contribution.
(c)During the continuation of a Trigger Period, all Net Cash Proceeds received by Borrowers or Agent (i) under any insurance policy on account of damage or destruction or (ii) as a result of any taking or condemnation, in each case, of any (A) ABL Facility Priority Collateral of any Borrowers or (B) Term Loan Priority Collateral (solely to the extent that there are any Term Loan Declined Proceeds under any applicable mandatory prepayment provision of the Term Loan Agreement), in each case shall be applied in accordance with Section 6.6.
2.21Use of Proceeds.
(a)Loan Parties shall apply the proceeds of Advances to (i) finance a portion of any Permitted Acquisition, (ii) pay fees and expenses relating to the Transactions, (iii) provide for their working capital needs and reimburse drawings under Letters of Credit, and (iv) for other general corporate purposes of Loan Parties.
(b)Without limiting the generality of Section 2.21(a) above, neither Loan Parties nor any other Person which may in the future become party to this Agreement or the Other

Documents as a Loan Party, intends to use nor shall they use any portion of the proceeds of the Advances, directly or indirectly, for any purpose in violation of Applicable Law.
2.22Defaulting Lender.
(a)Notwithstanding anything to the contrary contained herein, in the event any Lender is a Defaulting Lender, all rights and obligations hereunder of such Defaulting Lender and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.22 so long as such Lender is a Defaulting Lender.
(b)(a)except as otherwise expressly provided for in this Section 2.22, Revolving Advances shall be made pro rata from Lenders holding Revolving Commitments which are not Defaulting Lenders based on their respective Revolving Commitment Percentages, and no Revolving Commitment Percentage of any Lender or any pro rata share of any Revolving Advances required to be advanced by any Lender shall be increased as a result of any Lender being a Defaulting Lender.  Amounts received in respect of principal of any type of Revolving Advances shall be applied to reduce such type of Revolving Advances of each Lender (other than any Defaulting Lender) holding a Revolving Commitment in accordance with their Revolving Commitment Percentages; provided, that, Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees).  Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent.  Agent may hold and, in its discretion, re-lend to a Borrower the amount of such payments received or retained by it for the account of such Defaulting Lender.
(b)fees pursuant to Section 3.3 hereof shall cease to accrue in favor of such Defaulting Lender.
(c)if any Swing Loans are outstanding or any Letters of Credit (or drawings under any Letter of Credit for which Issuer has not been reimbursed) are outstanding or exist at the time any such Lender holding a Revolving Commitment becomes a Defaulting Lender, then:
(A)Defaulting Lender’s Participation Commitment in the outstanding Swing Loans and of the Maximum Undrawn Amount of all outstanding Letters of Credit shall be reallocated among Non-Defaulting Lenders holding Revolving Commitments in proportion to the respective Revolving Commitment Percentages of such Non-Defaulting Lenders to the extent (but only to the extent) that (x) such reallocation does not cause the aggregate sum of outstanding Revolving Advances made by any such Non-Defaulting Lender holding a Revolving Commitment plus such Lender’s reallocated Participation Commitment in the outstanding Swing Loans plus such Lender’s reallocated Participation Commitment in the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit to exceed the Revolving Commitment Amount of any such Non-Defaulting Lender, and (y) no Default or Event of Default has occurred and is continuing at such time;
(B)if the reallocation described in clause (A) above cannot, or can only partially, be effected, Loan Parties shall within one Business Day following notice by Agent (x) first, prepay any outstanding Swing Loans that cannot be reallocated, and (y) second, cash collateralize for the benefit of Issuer, Loan Parties’ obligations corresponding to such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit (after giving effect to any partial reallocation pursuant to clause (A) above) in accordance with Section 3.2(b) (except that, so long as no Event of Default is continuing, the amount of cash required to be deposited by Loan Parties pursuant to this Section 2.22 shall be an amount equal to one hundred percent (100%) of Loan Parties’ obligations corresponding to such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit) for so long as such Obligations are outstanding;
(C)if Loan Parties cash collateralize any portion of such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit pursuant to clause (B) above, Loan Parties shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.2(a) with respect to such Defaulting Lender’s Revolving Commitment Percentage of Maximum Undrawn Amount of all Letters of Credit during the period such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit are cash collateralized;
(D)if Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is reallocated pursuant to clause (A) above, then the fees payable to Lenders holding Revolving Commitments pursuant to Section 3.2(a) shall be adjusted and reallocated to Non-Defaulting Lenders holding Revolving Commitments in accordance with such reallocation; and
(E)if all or any portion of such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is neither reallocated nor cash collateralized pursuant to clauses (A) or (B) above, then, without prejudice to any rights or remedies of Issuer or any other Lender hereunder, all Letter of Credit Fees payable under Section 3.2(a) with respect to such Defaulting Lender’s Revolving Commitment Percentage of the Maximum Undrawn Amount of all Letters of Credit shall be payable to the Issuer (and not to such Defaulting Lender) until (and then only to the extent that) such Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is reallocated and/or cash collateralized; and
(d)so long as any Lender holding a Revolving Commitment is a Defaulting Lender, Swing Loan Lender shall not be required to fund any Swing Loans and Issuer shall not be required to issue, amend or increase any Letter of Credit, unless such Swing Loan Lender or such Issuer, as applicable, is satisfied that the related exposure and Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit or all Swing Loans, as applicable (after giving effect to any such issuance, amendment, increase or funding) will be fully allocated to Non-Defaulting Lenders holding Revolving Commitments and/or cash collateral for such Letters of Credit will be provided by Loan Parties in accordance with clause (A) and (B) above, and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.22(b)(iii)(A) above (and such Defaulting Lender shall not participate therein).
(c)A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents, and all amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of “Required Lenders”, a Defaulting Lender shall not be deemed to be a Lender, to have any outstanding Advances or a Revolving Commitment Percentage.  Notwithstanding the foregoing, any Defaulting Lender shall be entitled to vote on any matter increasing such Defaulting Lender’s Commitment Percentage or maximum dollar commitment.
(d)Other than as expressly set forth in this Section 2.22, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged.  Nothing in this Section 2.22 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Loan Party, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.
(e)In the event that Agent, Loan Parties, Swing Loan Lender and Issuer agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then Agent will so notify the parties hereto, and, if such cured Defaulting Lender is a Lender holding a Revolving Commitment, then Participation Commitments of Lenders holding Revolving Commitments (including such cured Defaulting Lender) of the Swing Loans and Maximum Undrawn Amount of all outstanding Letters of Credit shall be reallocated to reflect the inclusion of such Lender’s Revolving Commitment, and on such date such Lender shall purchase at par such of the Revolving Advances of the other Lenders as Agent shall determine may be necessary in order for such Lender to hold such Revolving Advances in accordance with its Revolving Commitment Percentage.
(f)If Swing Loan Lender or Issuer has a good faith belief that any Lender holding a Revolving Commitment has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, Swing Loan Lender shall not be required to fund any Swing Loans and Issuer shall not be required to issue, amend or increase any Letter of Credit, unless Swing Loan Lender or Issuer, as the case may be, shall have entered into arrangements with Loan Parties or such Lender, satisfactory to Swing Loan Lender or Issuer, as the case may be, to defease any risk to it in respect of such Lender hereunder.
2.23Payment of Obligations.  Agent may charge to Borrowers’ Account as a Revolving Advance or, at the discretion of Swing Loan Lender, as a Swing Loan (i) all payments with respect to any of the Obligations required hereunder (including without limitation principal payments, payments of interest, payments of Letter of Credit Fees and all other fees provided for hereunder and payments under Sections 16.5 and 16.9) as and when each such payment shall become due and payable (whether as regularly scheduled, upon or after acceleration, upon maturity or otherwise), (ii) without limiting the generality of the foregoing clause (i), (a) all amounts expended by Agent or any Lender pursuant to Sections 4.2 or 4.3 hereof and (b) all expenses which Agent incurs in connection with the forwarding of Advance proceeds and the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.8(h), and (iii) any sums expended by Agent or any Lender due to any Loan Party’s failure to perform or comply with its obligations under this Agreement or any Other Document including any Loan Party’s obligations under Sections 3.3, 3.4, 4.3, 6.4, 6.6 and 6.8 hereof, and all amounts so charged shall be added to the Obligations and shall be secured by the Collateral.  To the extent Revolving Advances are not actually funded by the other Lenders in respect of any such amounts so charged, all such amounts so charged shall be deemed to be Revolving Advances made by and owing to Agent and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender under this Agreement and the Other Documents with respect to such Revolving Advances.

2.24Increase in Maximum Revolving Advance Amount.
(a)Borrowers may, at any time prior to the date that is one year prior to the last day of the Term, request that the Maximum Revolving Advance Amount be increased by (i) one or more of the current Lenders increasing their Revolving Commitment Amount (any current Lender which elects to increase its Revolving Commitment Amount shall be referred to as an “Increasing Lender”) or (ii) one or more new lenders (each a “New Lender”) joining this Agreement and providing a Revolving Commitment Amount hereunder, in each case subject to the following terms and conditions:
(a)No current Lender shall be obligated to increase its Revolving Commitment Amount and any increase in the Revolving Commitment Amount by any current Lender shall be in the sole discretion of such current Lender;
(b)Borrowers may not request the addition of a New Lender unless (and then only to the extent that) Borrowers do not receive written confirmations of sufficient participation on behalf of the existing Lenders in the increased Revolving Commitments being requested by Borrowers within ten (10) Business Days after such request;
(c)There shall exist no Event of Default or Default on the effective date of such increase after giving effect to such increase;
(d)After giving effect to such increase, the Maximum Revolving Advance Amount shall not exceed $150,000,000;
(e)Borrowers may not request an increase in the Maximum Revolving Advance Amount under this Section 2.24 more than three (3) times during the Term, in minimum increments of $5,000,000.
(f)Loan Parties shall deliver to Agent on or before the effective date of such increase the following documents in form and substance satisfactory to Agent:  (1) certifications of their corporate secretaries with attached resolutions certifying that the increase in the Revolving Commitment Amounts has been approved by such Loan Party, (2) certificate dated as of the effective date of such increase certifying that no Default or Event of Default shall have occurred and be continuing and certifying that the representations and warranties made by each Loan Party herein and in the Other Documents are true and complete in all material respects with the same force and effect as if made on and as of such date (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date), (3) such other agreements, instruments and information (including supplements or modifications to this Agreement and/or the Other Documents executed by Loan Parties as Agent reasonably deems necessary in order to document the increase to the Maximum Revolving Advance Amount and to protect, preserve and continue the perfection and priority of the liens, security interests, rights and remedies of Agent and Lenders hereunder and under the Other Documents in light of such increase, and (4) if requested by Agent, an opinion of counsel in form and substance reasonably satisfactory to Agent which shall cover such matters related to such increase as Agent may reasonably require and each Loan Party hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;
(g)If requested, Borrowers shall execute and deliver (1) to each Increasing Lender a replacement Revolving Credit Note reflecting the new amount of such Increasing Lender’s Revolving Commitment Amount after giving effect to the increase (and the prior Note issued to such Increasing Lender shall be deemed to be cancelled and, upon Loan Parties’ request, shall be returned to Loan Parties) and (2) to each New Lender a Note reflecting the amount of such New Lender’s Revolving Commitment Amount;
(h)Any New Lender shall be reasonably acceptable to the approval of Agent, Issuer and Borrowing Agent;
(i)Each Increasing Lender shall confirm its agreement to increase its Revolving Commitment Amount pursuant to an acknowledgement in a form acceptable to Agent, signed by it and each Loan Party and delivered to Agent at least five (5) days before the effective date of such increase;
(j)Each New Lender shall execute a lender joinder in the form of Exhibit 2.24(a)(x) hereto (a “Lender Joinder”) pursuant to which such New Lender shall join and become a party to this Agreement and the Other Documents with a Revolving Commitment Amount as set forth in such Lender Joinder;
(k)Agent shall have received documentation and evidence satisfactory to it in its Permitted Discretion that the increased Revolving Commitments are permitted to be incurred under the Term Loan Agreement; and
(l)The terms and pricing of all Commitments and Revolving Advances incurred under this Section 2.24 may be different than the terms and pricing of the existing Commitments and Revolving Advances prior to giving effect to such increase but shall be no more favorable to any Increasing Lender or New Lender, as the case may be, than the terms and pricing of such existing Commitments and Revolving Advances.
(b)On the effective date of such increase, each Increasing Lender shall be deemed to have purchased an additional/increased participation in, and each New Lender will be deemed to have purchased a new participation in, each then outstanding Letter of Credit and each drawing thereunder and each then outstanding Swing Loan in an amount equal to such Lender’s Revolving Commitment Percentage (as calculated pursuant to Section 16.21) of the Maximum Undrawn Amount of each such Letter of Credit (as in effect from time to time) and the amount of each drawing and of each such Swing Loan, respectively.  As necessary to effectuate the foregoing, each existing Lender holding a Revolving Commitment Percentage that is not an Increasing Lender shall be deemed to have sold to each applicable Increasing Lender and/or New Lender, as necessary, a portion of such existing Lender’s participations in such outstanding Letters of Credit and drawings and such outstanding Swing Loans such that, after giving effect to all such purchases and sales, each Lender holding a Revolving Commitment (including each Increasing Lender and/or

New Lender) shall hold a participation in all Letters of Credit (and drawings thereunder) and all Swing Loans in accordance with their respective Revolving Commitment Percentages (as calculated pursuant to Section 16.21 above).
(c)On the effective date of such increase, Loan Parties shall pay all reasonable and documented cost and expenses incurred by Agent in connection with the negotiations regarding, and the preparation, negotiation, execution and delivery of all agreements and instruments executed and delivered by any of Agent, Loan Parties and/or Increasing Lenders and New Lenders in connection with, such increase (including all fees for any supplemental or additional public filings of any Other Documents necessary to protect, preserve and continue the perfection and priority of the liens, security interests, rights and remedies of Agent and Lenders hereunder and under the Other Documents in light of such increase).
(d)Notwithstanding anything to the contrary in this Section 2.24 or any other provision of any Other Document, if the proceeds of any Revolving Advances as a result of an increase in the Maximum Revolving Advance Amount will be used to consummate a Limited Conditionality Acquisition and the Borrowing Agent has made an LCA Election with respect to such Limited Conditionality Acquisition, the condition that, at the time of the effectiveness of any increase in the Maximum Revolving Advance Amount and Revolving Advances in connection therewith (and after giving effect thereto), no Event of Default shall exist, may be tested and satisfied as of the LCA Test Date; provided, that, (x) upon the effectiveness of any Revolving Advances as a result of an increase in the Maximum Revolving Advance Amount, no Event of Default under Section 10.1, 10,6 or 10.7 shall exist and (y) the availability of such Revolving Advances shall nevertheless be subject to customary “specified acquisition agreement” representations.
Article IIIINTEREST AND FEES.
3.1Interest.  Interest on Advances shall be payable in arrears on the first day of each month with respect to Domestic Rate Loans and, with respect to LIBOR Rate Loans, at (a) the end of each Interest Period, or (b) for LIBOR Rate Loans with an Interest Period in excess of three months, at the end of each three month period during such Interest Period, provided further that all accrued and unpaid interest shall be due and payable at the end of the Term.  Interest charges shall be computed on the actual principal amount of Advances outstanding during the month at a rate per annum equal to (i) with respect to Revolving Advances, the applicable Revolving Interest Rate and (ii) with respect to Swing Loans, the Revolving Interest Rate for Domestic Rate Loans.  Except as expressly provided otherwise in this Agreement, any Obligations other than the Advances that are not paid when due shall accrue interest at the Revolving Interest Rate for Domestic Rate Loans, subject to the provision of the final sentence of this Section 3.1 regarding the Default Rate.  Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the Revolving Interest Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect.  The LIBOR Rate shall be adjusted with respect to LIBOR Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date.  Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders (or, in the case of any Event of Default under Section 10.7 (other than Section 10.7(vii)), immediately and automatically upon the occurrence of any such Event of Default without the requirement of any affirmative action by any party), after notice to Loan Parties, (i) the Obligations other than LIBOR Rate Loans shall bear interest at the Interest Rate for Domestic Rate Loans plus two percent (2.00%) per annum and (ii) LIBOR Rate Loans shall bear interest at the Interest Rate for LIBOR Rate Loans plus two percent (2.00%) per annum, as applicable (the “Default Rate”).

3.2Letter of Credit Fees.
(a)Loan Parties shall pay (x) to Agent, for the ratable benefit of Lenders holding Revolving Commitments, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the aggregate daily face amount of each outstanding Letter of Credit multiplied by the Applicable Margin for Revolving Advances consisting of LIBOR Rate Loans, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first day of each fiscal quarter and on the last day of the Term, and (y) to Issuer, a fronting fee of one eighth of one percent (0.125%) per annum times the aggregate daily face amount of each outstanding Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, to be payable quarterly in arrears on the first day of each calendar quarter and on the last day of the Term. (all of the foregoing fees, the “Letter of Credit Fees”).  In addition, Loan Parties shall pay to Agent, for the benefit of Issuer, any and all administrative, issuance, amendment, payment and negotiation charges with respect to Letters of Credit and all fees and expenses as agreed upon by Issuer and Borrowing Agent in connection with any Letter of Credit, including in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder, all such charges, fees (other than the Letter of Credit Fees) and expenses, if any, to be payable on demand.  All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro-ration upon the termination of this Agreement for any reason.  Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in Issuer’s prevailing charges for that type of transaction.  Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of any such Event of Default without the requirement of any affirmative action by any party), the Letter of Credit Fees described in clause (x) of this Section 3.2(a) shall be increased by an additional two percent (2.0%) per annum.  Any Letters of Credit which Agent agrees to allow to remain outstanding after the termination of this Agreement will be cash collateralized in an amount equal to one hundred and five percent (105%) of the amount thereof in the manner described below.
(b)On demand by Agent or Issuer, when an Event of Default has occurred and is continuing.  Loan Parties will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the Maximum Undrawn Amount of all outstanding Letters of Credit, and each Loan Party hereby irrevocably authorizes Agent, in its discretion, on such Loan Party’s behalf and in such Loan Party’s name, to open such an account and to make and maintain deposits therein, or in an account opened by such Loan Party, in the amounts required to be made by such Loan Party, out of the proceeds of Receivables or other Collateral or out of any other funds of such Loan Party coming into any Lender’s possession at any time.  Agent may, in its discretion, invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and such Loan Party mutually agree (or, in the absence of such agreement, as Agent may reasonably select) and the net return on such investments shall be credited to such account and constitute additional cash collateral, or Agent may (notwithstanding the foregoing) establish the account provided for under this Section 3.2(b) as a non-interest bearing account and in such case Agent shall have no obligation (and Loan Parties hereby waive any claim) under Article 9 of the Uniform Commercial Code or under any other Applicable Law to pay interest on such cash collateral being held by Agent.  No Loan Party may withdraw amounts credited to any such account except upon the occurrence of all of the following:  (x) payment and performance in full of all Obligations; (y) the cure of such Event of Default or waiver thereof or expiration of all Letters of Credit; and (z) the termination of this Agreement.  Loan Parties hereby assign, pledge and grant to Agent, for its benefit and the ratable benefit of Issuer, Lenders and each other holder of Obligations, a continuing security interest in and to and Lien on any such cash collateral and any right, title and interest of Loan Parties in any deposit account, securities account or investment account into which such cash collateral may be deposited from time to time to secure the Obligations, specifically including all Obligations with respect to any Letters of Credit.  Loan Parties agree that upon the coming due of any Reimbursement Obligations (or any other Obligations, including Obligations for Letter of Credit Fees) with respect to the Letters of Credit, Agent may use such cash collateral to pay and satisfy such Obligations.
3.3Facility Fee.  Loan Parties shall pay to Agent a fee for the ratable benefit of Lenders holding the Revolving Commitments based on their Revolving Commitment Percentages, in an amount equal to the Facility Fee multiplied by the amount by which the average Maximum Revolving Advance Amount exceeds the Usage Amount during any Fiscal Quarter.  Such fee shall be payable to Agent in arrears on the first day of each month with respect to the previous month.
3.4Fee Letter.  Loan Parties shall pay the amounts required to be paid in the Fee Letter in the manner and at the times required by the Fee Letter.
3.5Computation of Interest and Fees.  Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed.  If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the Revolving Interest Rate for Domestic Rate Loans during such extension.
3.6Maximum Charges.  In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under Applicable Law.  In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under Applicable Law:  (i) the interest rates hereunder will be reduced to the maximum rate permitted under Applicable Law; (ii) to the extent a payment has been made under such rate, such excess amount shall be first applied to any unpaid principal balance owed by Loan Parties; and (iii) if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Loan Parties and the provisions hereof shall be deemed amended to provide for such permissible rate.  Notwithstanding anything to the contrary contained in this Agreement or in any Other Document, all agreements which either now are or which shall become agreements among Loan Parties, Agent and Lenders are hereby limited so that in no contingency or event whatsoever shall the total liability for payments in the nature of interest, additional interest and other charges exceed the applicable limits imposed by any applicable usury laws.  If any payments in the nature of interest, additional interest and other charges made under this Agreement or any Other Document are held to be in excess of the limits imposed by any applicable usury laws, it is agreed that any such amount held to be in excess shall be considered payment of principal hereunder or thereunder, and the indebtedness evidenced hereby or thereby shall be reduced by such amount so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable usury laws, in compliance with the desires of Loan Parties and Agent.  In addition, unless preempted by federal law, the Revolving Interest Rate or Default Rate, as applicable, from time to time in effect hereunder may not exceed the “weekly ceiling” from time to time in effect under Chapter 303 of the Texas Finance Code, as amended from time to time.  The foregoing provisions shall never be superseded or waived and shall control every other provision of this Agreement or any Other Document and all agreements among Loan Parties and Agent and Lenders, or their respective successors and assigns.  If the applicable state or federal law is amended in the future to allow a greater rate of interest to be charged under this Agreement than is presently allowed by applicable state or federal law, then the limitation of interest hereunder shall be increased to the maximum rate of interest allowed by applicable state or federal law as amended, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to Lender by reason thereof accruing on and after the date hereof shall be payable in accordance with Section 3.1 of this Agreement.  If by operation of this provision, Loan Parties would be entitled to a refund of interest paid pursuant to this Agreement, each Lender agrees that it shall pay to Loan Parties upon Agent’s request such Lender’s Revolving Commitment Percentage of such interest to be refunded, as determined by Agent.

3.7Increased Costs.  In the event that any Applicable Law or any Change in Law or compliance by any Lender (for purposes of this Section 3.7, the term “Lender” shall include Agent, Swing Loan Lender, any Issuer or Lender and any corporation or bank controlling Agent, Swing Loan Lender, any Lender or Issuer and the office or branch where Agent, Swing Loan Lender, any Lender or Issuer (as so defined) makes or maintains any LIBOR Rate Loans) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:
(a)subject Agent, Swing Loan Lender, any Lender or Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Rate Loan, or change the basis of taxation of payments to Agent, Swing Loan Lender, such Lender or Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.10 and the imposition of, or any change in the rate of, any Excluded Tax payable by Agent, Swing Loan Lender, such Lender or the Issuer);
(b)impose, modify or deem applicable any reserve, special deposit, assessment, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent, Swing Loan Lender, Issuer or any Lender, including pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(c)impose on Agent, Swing Loan Lender, any Lender or Issuer or the London interbank LIBOR market any other condition, loss or expense (other than Taxes) affecting this Agreement or any Other Document or any Advance made by any Lender, or any Letter of Credit or participation therein;

and the result of any of the foregoing is to increase the cost to Agent, Swing Loan Lender, any Lender or Issuer of making, converting to, continuing, renewing or maintaining its Advances hereunder by an amount that Agent, Swing Loan Lender, such Lender or Issuer deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent, Swing Loan Lender or such Lender or Issuer deems to be material, then, in any case Loan Parties shall (without duplication of any obligation of Loan Parties under Section 3.10 hereof) promptly pay Agent, Swing Loan Lender, such Lender or Issuer, upon its demand, such additional amount as will compensate Agent, Swing Loan Lender or such Lender or Issuer for such additional cost or such reduction, as the case may be, provided that (i) the foregoing shall not apply to increased costs which are reflected in the LIBOR Rate, as the case may be and (ii) Loan Parties shall not be required to compensate Agent or any Lender for any increased costs or reductions incurred more than one hundred eighty (180) days prior to the date that Agent or such Lender, as the case may be (unless the event giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to the period of retroactive effect thereof) notified Loan Parties of the change or compliance giving rise to such increased costs or reductions and of Agent’s or such Lender’s intention to claim compensation therefor.  Agent, Swing Loan Lender, such Lender or Issuer shall certify the amount of such additional cost or reduced amount to Borrowing Agent, and such certification shall be conclusive absent manifest error.  For the avoidance of doubt, Loan Parties shall have no obligation to pay to any Lender amounts such Lender may incur or owe as a result of Excluded Taxes.

3.8Alternate Rate of Interest. 3.8.1Interest Rate Inadequate or Unfair.  In the event that Agent or any Lender shall have determined that:
(a)reasonable means do not exist for ascertaining the LIBOR Rate applicable pursuant to Section 2.2 hereof for any Interest Period; or
(b)Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank LIBOR market, with respect to an outstanding LIBOR Rate Loan, a proposed LIBOR Rate Loan, or a proposed conversion of a Domestic Rate Loan into a LIBOR Rate Loan; or
(c)the making, maintenance or funding of any LIBOR Rate Loan has been made impracticable or unlawful by compliance by Agent or such Lender in good faith with any Applicable Law or any interpretation or application thereof by any Governmental Authority or with any request or directive of any such Governmental Authority (whether or not having the force of law); or
(d)the LIBOR Rate will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any LIBOR Rate Loan,

then Agent shall give Borrowing Agent prompt written or telephonic notice of such determination.  If such notice is given prior to a Benchmark Replacement Date (as defined below), (i) any such requested LIBOR Rate Loan shall be made as a Domestic Rate Loan, unless Borrowing Agent shall notify Agent no later than 1:00 p.m. New York time, two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of LIBOR Rate Loan, (ii) any Domestic Rate Loan or LIBOR Rate Loan which was to have been converted to an affected type of LIBOR Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 1:00 p.m. New York time, two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of LIBOR Rate Loan, and (iii) any outstanding affected LIBOR Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 1:00 p.m. New York time, two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected LIBOR Rate Loan, shall be converted into an unaffected type of LIBOR Rate Loan, on the last Business Day of the then current Interest Period for such affected LIBOR Rate Loans (or sooner, if any Lender cannot continue to lawfully maintain such affected LIBOR Rate Loan).  Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of LIBOR Rate Loan or maintain outstanding affected LIBOR Rate Loans and no Loan Party shall have the right to convert a Domestic Rate Loan or an unaffected type of LIBOR Rate Loan into an affected type of LIBOR Rate Loan.

3.8.2.Successor LIBOR Rate Index.

(a)Notwithstanding anything to the contrary herein or in any Other Document, if the Agent determines that a Benchmark Transition Event or an Early Opt-in Event has occurred, the Agent and the Borrowers may amend this Agreement to replace the LIBOR Rate with a Benchmark Replacement, and any such amendment will become effective at 5:00 p.m. New York City time on the fifth (5th) Business Day after the Agent has provided such proposed amendment to all Lenders, so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Until the Benchmark Replacement is effective, each advance, conversion and renewal of a LIBOR Rate Loan will continue to bear interest with reference to the LIBOR Rate; provided however, during a Benchmark Unavailability Period (i) any pending selection of, conversion to or renewal of a LIBOR Rate Loan that has not yet gone into effect shall be deemed to be a selection of, conversion to or renewal of the Base Rate with respect to such Loan, (ii) all outstanding LIBOR Rate Loans shall automatically be converted to a Loan bearing interest at the Base Rate at the expiration of the existing Interest Period (or sooner, if Agent cannot continue to lawfully maintain such affected Loan at the LIBOR Rate) and (iii) the component of the Base Rate based upon the LIBOR Rate will not be used in any determination of the Base Rate.

(b)In connection with the implementation of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any Other Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c)The Agent will promptly notify the Borrowing Agent and the Lenders of (i) the implementation of any Benchmark Replacement, (ii) the effectiveness of any Benchmark Replacement Conforming Changes and (iii) the commencement of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Agent or the Lenders pursuant to this Section 3.8.2 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-

occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.8.2.

(d)As used in this Section 3.8:

 “Benchmark Replacement” means the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Borrowing Agent giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBOR Rate for U.S. dollar-denominated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if at any time the Benchmark Replacement as so determined would be less than the Benchmark Replacement Floor, the Benchmark Replacement will be deemed to be the Benchmark Replacement Floor for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBOR Rate with an alternate benchmark rate for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrowing Agent (a) giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable  Benchmark Replacement (excluding such spread adjustment) by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for such replacement of the LIBOR Rate for U.S. dollar-denominated credit facilities at such time and (b) which may also reflect adjustments to account for (i) the effects of the transition from the LIBOR Rate to the Benchmark Replacement and (ii) yield- or risk-based differences between the LIBOR Rate and the Benchmark Replacement.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBOR Rate:

(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBOR Rate permanently or indefinitely ceases to provide the LIBOR Rate; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Replacement Floor” means the minimum rate of interest, if any, specified for the LIBOR Rate or, if no minimum rate of interest is specified, zero.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBOR Rate:

(1) a public statement or publication of information by or on behalf of the administrator of the LIBOR Rate announcing that such administrator has ceased or will cease to provide the LIBOR Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate;

(2) a public statement or publication of information by a Governmental Authority having jurisdiction over the Agent, the regulatory supervisor for the administrator of the LIBOR Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBOR Rate, a resolution authority with jurisdiction over the administrator for the LIBOR Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBOR Rate, which states that the administrator of the LIBOR Rate has ceased or will cease to provide the LIBOR Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate or a Governmental Authority having jurisdiction over the Agent announcing that the LIBOR Rate is no longer representative.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBOR Rate and solely to the extent that the LIBOR Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBOR Rate for all purposes hereunder in accordance with Section 3.8 and (y) ending at the time that a Benchmark Replacement has replaced the LIBOR Rate for all purposes hereunder pursuant to Section 3.8.

“Early Opt-in Event” means a determination by the Agent that U.S. dollar-denominated credit facilities being executed at such time, or that include language similar to that contained in this Section 3.8, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBOR Rate.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

3.9Capital Adequacy.
(a)In the event that Agent, Swing Loan Lender or any Lender shall have determined that any Applicable Law or guideline regarding capital adequacy, or any Change in Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent, Swing Loan Lender, Issuer or any Lender (for purposes of this Section 3.9, the term “Lender” shall include Agent, Swing Loan Lender, Issuer or any Lender and any corporation or bank controlling Agent, Swing Loan Lender or any Lender and the office or branch where Agent, Swing Loan Lender or any Lender (as so defined) makes or maintains any LIBOR Rate Loans) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent, Swing Loan Lender or any Lender’s capital as a consequence of its obligations hereunder (including the making of any Swing Loans) to a level below that which Agent, Swing Loan Lender or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent’s, Swing Loan Lender’s and each Lender’s policies with respect to capital adequacy) by an amount deemed by Agent, Swing Loan Lender or any Lender to be material, then, from time to time, Loan Parties shall pay upon demand to Agent, Swing Loan Lender or such Lender such additional amount or amounts as will compensate Agent, Swing Loan Lender or such Lender for such reduction.  In determining such amount or amounts, Agent, Swing Loan Lender or such Lender may use any reasonable averaging or attribution methods.  The protection of this Section 3.9 shall be available to Agent, Swing Loan Lender and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the Applicable Law, rule, regulation, guideline or condition.
(b)A certificate of Agent, Swing Loan Lender or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent, Swing Loan Lender or such Lender with respect to Section 3.9(a) hereof when delivered to Borrowing Agent shall be conclusive absent manifest error.
3.10Taxes.
(a)Any and all payments by or on account of any Obligations hereunder or under any Other Documents shall be made free and clear of and without deduction or withholding for any Taxes, except as required under Applicable Law.  If a Withholding Agent shall be required by Applicable Law to deduct any Taxes from such payments, then (i) if such Tax is an Indemnified Tax or Other Tax, the sum payable shall be increased as necessary so that after making all required deductions (including deductions of Indemnified Taxes or Other Taxes applicable to additional sums payable under this Section) Agent, Swing Loan Lender, Lender or Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made and (ii) the Withholding Agent shall make such deductions and shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b)Without limiting the provisions of Section 3.10(a) above, Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.
(c)Each Loan Party shall jointly and severally indemnify Agent, Swing Loan Lender, each Lender, and Issuer, within twenty (20) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by Agent, Swing Loan Lender, such Lender or Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, any Loan Party shall not be required to indemnify any Agent, Swing Loan Lender, Lender or Issuer pursuant to this Section 3.10(c) for any Indemnified Taxes or Other Taxes unless such Agent, Swing Loan Lender, Lender or Issuer makes written demand on the applicable Loan Party for indemnification no later than 180 days after the earlier of (i) the date on which the relevant Governmental Authority makes written demand upon such Agent, Swing Loan Lender, Lender or Issuer, and (ii) the date on which such Agent, Swing Loan Lender, Lender or Issuer has made payment of such Indemnified Taxes or Other Taxes.  A certificate as to the amount of such payment or liability delivered to Loan Parties by any Lender, Swing Loan Lender or Issuer (with a copy to Agent), or by Agent on its own behalf or on behalf of Swing Loan Lender, a Lender or Issuer, shall be conclusive absent manifest error.
(d)As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority, Loan Parties shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.
(e)Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Loan Party is resident for tax purposes, or under any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any Other Document shall deliver to Loan Parties (with a copy to Agent), at the time or times prescribed by Applicable Law or reasonably requested by Loan Parties or Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if requested by Loan Parties or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Loan Parties or Agent as will enable Loan Parties or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements, and as will enable the Borrower or the Agent to comply with their own withholding or information reporting requirements (including pursuant to FATCA or any analogous provisions of non-U.S. law).  Without limiting the generality of the foregoing, in the event that any Loan Party is resident for tax purposes in the United States of America, each Lender shall deliver to Loan Parties and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement:

(a)to the extent that any Lender is not a Foreign Lender, such Lender shall submit to Agent two (2) copies of an IRS Form W-9 or any other form prescribed by Applicable Law demonstrating that such Lender is exempt from U.S. federal backup withholding tax.
(b)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowing Agent and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrowing Agent or Agent), whichever of the following is applicable:
(A)two (2) duly completed valid copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,
(B)two (2) duly completed valid copies of IRS Form W-8ECI,
(C)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 3.10(e)-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of Loan Parties within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) two duly completed valid copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable,
(D)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a certificate substantially in the form of Exhibit 3.10(e)-2 or Exhibit 3.10(e)-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.10(e)-4 on behalf of each such direct and indirect partner, or
(E)any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit Loan Parties to determine the withholding or deduction required to be made.
(f)If a payment made to a Lender, Swing Loan Lender, Issuer, or Agent under this Agreement or any Other Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Person fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender, Swing Loan Lender, Issuer, or Agent shall deliver to Agent (in the case of Swing Loan Lender, a Lender or Issuer) and Loan Parties at the time or times prescribed by law and at such time or times reasonably requested by Loan Parties or Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and other documentation reasonably requested by Agent or any Loan Party sufficient for Agent and Loan Parties to comply with their obligations under FATCA and to determine that Swing Loan Lender, such Lender,

Issuer, or Agent has complied with such applicable reporting requirements under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender, Swing Loan Lender, Issuer, or Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Loan Parties and Agent in writing of its legal inability to do so.

(g)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.10 (including by the payment of additional amounts pursuant to this Section 3.10), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)To the extent not provided pursuant to Section 3.10(e), (i) if Agent is a “United States person” within the meaning of Section 7701(a)(30) of the Code, then it shall, on or prior to the date of this Agreement (or, in the case of a successor Agent, on or before the date on which it becomes Agent hereunder), provide Loan Parties with a properly completed and duly executed copy of IRS Form W-9 confirming that Agent is exempt from U.S. federal back-up withholding and (ii)if Agent is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, then it shall, on or prior to the date of this Agreement (or, in the case of a successor Agent, on or before the date on which it becomes Agent hereunder), provide Loan Parties with, (i) with respect to payments made to Agent for its own account, a properly completed and duly executed IRS Form W-8ECI (or other applicable IRS Form W-8), and (ii) with respect to payments made to Agent on behalf of the Lenders, a properly completed and duly executed IRS Form W-8IMY confirming that Agent agrees to be treated as a “United States person” for U.S. federal withholding Tax purposes.
(i)For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Agreement, Loan Parties and Agent shall treat (and the Lenders, Swing Loan Lender and Issuer hereby authorize Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
3.11Replacement of Lenders.  If any Lender (an “Affected Lender”) (a) makes demand upon Loan Parties for (or if Loan Parties are otherwise required to pay) amounts pursuant to Section 3.7, 3.9 or 3.10 hereof, (b) is unable to make or maintain LIBOR Rate Loans as a result of a condition described in Section 2.2(h) hereof, (c) is a Defaulting Lender, or (d) denies any consent requested by Agent pursuant to Section 16.2(b) hereof, Borrowing Agent may, within ninety (90) days of receipt of such demand, notice (or the occurrence of such other event causing Loan Parties to be required to pay such compensation or causing Section 2.2(h) hereof to be applicable), or such Lender becoming a Defaulting Lender or such approval, as the case may be, by notice in writing to Agent and such Affected Lender (i) request the Affected Lender to cooperate with Loan Parties in obtaining a replacement Lender satisfactory to Agent and Loan Parties (the “Replacement Lender”); (ii) request the non-Affected Lenders to acquire and assume all of the Affected Lender’s Advances and its Revolving Commitment Percentage as provided herein, but none of such Lenders shall be under any obligation to do so; or (iii) propose a Replacement Lender subject to approval by Agent in its good faith business judgment.  If any satisfactory Replacement Lender shall be obtained, and/or if any one or more of the non-Affected Lenders shall agree to acquire and assume all of the Affected Lender’s Advances and its Revolving Commitment Percentage, then such Affected Lender shall assign, in accordance with Section 16.3 hereof, all of its Advances and its Revolving Commitment Percentage and other rights and obligations under this Agreement and the Other Documents to such Replacement Lender or non-Affected Lenders, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Lender.
Article IVCOLLATERAL:  GENERAL TERMS
4.1Security Interest in the Collateral.  To secure the prompt payment and performance to Agent, Issuer and each Lender (and each other holder of any Obligations) of the Obligations, each Loan Party hereby assigns, pledges and grants to Agent for its benefit and for the ratable benefit of each Lender, Issuer and each other holder of any Obligations, a continuing security interest in and to and Lien on all of its Collateral, whether now owned or existing or hereafter created, acquired or arising and wherever located.  Each Loan Party shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent’s security interest and shall cause its financial statements to reflect such security interest.  Each Loan Party shall provide Agent with written notice of any individual commercial tort claim with a reasonably estimated value of more than $2,500,000 promptly after the occurrence of any events giving rise to any such claim(s) (regardless of whether legal proceedings have yet been commenced), such notice to contain a brief description of the claim(s), and the case title together with the applicable court and docket number.  Upon delivery of each such notice, such Loan Party shall be deemed to thereby grant to Agent a security interest and lien in and to such commercial tort claims described therein and all proceeds thereof.  Each Loan Party shall provide Agent with written notice promptly upon becoming the beneficiary under any letter of credit or otherwise obtaining any right, title or interest in any letter of credit rights, in either case with respect to any letter of credit with a face amount in excess of $2,500,000, and at Agent’s request shall take such actions as Agent may reasonably request for the perfection of Agent’s security interest therein.

4.2Perfection of Security Interest.  Subject to the Intercreditor Agreement, each Loan Party shall take all action that may be necessary or desirable, or that Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent’s security interest in and Lien on the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) promptly discharging all Liens other than Permitted Liens upon demand by Agent or promptly after obtaining knowledge of such Liens, (ii) obtaining Lien Waiver Agreements required under this Agreement, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Agent and (v) executing and delivering financing statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent’s security interest and Lien in any Collateral under the Uniform Commercial Code or other Applicable Law; provided that Loan Parties shall not be required to cause Agent’s Lien to be noted on certificates of title for any motor vehicles, trailers or other assets subject to a certificate of title statute unless and until the Term Loan Agent’s Lien is notated on any such certificate of title, in which case the Agent’s second priority Lien shall also be notated on such certificate of title.  By its signature hereto, each Loan Party hereby authorizes Agent to file against such Loan Party, one or more financing, continuation or amendment statements pursuant to the Uniform Commercial Code in form and substance satisfactory to Agent (which statements may have a description of collateral which is broader than that set forth herein, including without limitation a description of Collateral as “all assets” and/or “all personal property” of any Loan Party).  All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers’ Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations, or, at Agent’s option, shall be paid by Loan Parties to Agent for its benefit and for the ratable benefit of Lenders immediately upon demand.
4.3Preservation of Collateral.  Following the occurrence and during the continuance of an Event of Default, in addition to the rights and remedies set forth in Section 11.1 hereof, Agent:  (a) may at any time take such steps as Agent deems necessary to protect Agent’s interest in and to preserve the Collateral, including the hiring of security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of any Loan Parties’ premises a custodian who shall have full authority to do all acts necessary to protect Agent’s interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Loan Parties’ owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any Loan Parties’ owned or leased property.  Each Loan Party shall cooperate fully with all of Agent’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct.  All of Agent’s expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers’ Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations.

4.4Ownership and Location of Collateral.
(a)With respect to the Collateral, at the time the Collateral becomes subject to Agent’s security interest:  (i) each Loan Party shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a security interest in each and every item of its respective Collateral to Agent (in the case of ABL Facility Priority Collateral, such security interest shall be a first priority security interest); and, except for Permitted Liens the Collateral shall be free and clear of all Liens whatsoever; and (ii) each Loan Party’s Eligible Parts Inventory, and any other Inventory having a value in excess of $2,500,000, shall be located as set forth on Schedule 4.4 (or at any location added to such schedule from time to time in accordance with Section 9.18) and shall not be removed from such location(s) without the prior written consent of Agent except with respect to the sale of Inventory in the Ordinary Course of Business and the sale of equipment and other assets to the extent permitted in Section 7.1 hereof and except for equipment and Inventory that is removed from such location(s) for repair or in transit or located at a customer site in the Ordinary Course of Business.
(b)(i) There is no location at which any Loan Party has any Inventory or other Collateral (except for Inventory and equipment in transit, located at a customer site or out for repair in the Ordinary Course of Business) other than those locations listed on Schedule 4.4; (ii) Schedule 4.4 hereto contains a correct and complete list, as of the Closing Date, of the legal names and addresses of each warehouse at which any Eligible Parts Inventory, or any other Inventory of any Loan Party having a value in excess of $2,500,000, is stored and each warehousemen, bailee or other third party in possession of any Loan Party’s Inventory or equipment; (iii) Schedule 4.4 hereto sets forth a correct and complete list as of the Closing Date of (A) each place of business of each Loan Party and (B) the chief executive office of each Loan Party; and (iv) Schedule 4.4 hereto sets forth a correct and complete list as of the Closing Date of the location, by state and street address, of all Real Property owned or leased by each Loan Party, identifying which properties are owned and which are leased, together with the names and addresses of any landlords.
4.5Defense of Agent’s and Lenders’ Interests.  Until Payment in Full of the Obligations, Agent’s interests in the Collateral shall continue in full force and effect (unless otherwise released in accordance with this Agreement).  During such period no Loan Party shall, without Agent’s prior written consent, pledge, sell (except for sales or other dispositions otherwise permitted in Section 7.1(b) hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Liens, any part of the Collateral.  Each Loan Party shall defend Agent’s interests in the Collateral against any and all Persons whatsoever.  At any time following demand by Agent for payment of all Obligations during the continuance of any Event of Default, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including:  labels, stationery, documents, instruments and advertising materials.  If Agent exercises this right to take possession of the Collateral, Loan Parties shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent.  In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other

Applicable Law.  When an Event of Default has occurred and is continuing and Agent has exercised its right to take possession of the Collateral, Loan Parties shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent’s order and if they shall come into any Loan Party’s possession, they, and each of them, shall be held by such Loan Party in trust as Agent’s trustee, and such Loan Party will immediately deliver them to Agent in their original form together with any necessary endorsement.

4.6Inspection of Premises.  At all reasonable times, Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Loan Party’s books, records, audits, correspondence and all other papers relating to the ABL Facility Priority Collateral and the operation of each Loan Party’s business.  Agent and its agents may enter upon any premises of any Loan Party at any time during business hours after providing reasonable advance notice and at any other reasonable time after providing reasonable advance notice, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Loan Party’s business.  Subject to the following sentence, Agent will conduct no more than one field examination per year for up to three Borrowers at the Loan Parties’ expense so long as no Event of Default has occurred and is continuing; provided however

(i) beginning on the first date of such year on which (A) the average RLOC Utilization has been greater than twenty percent (20%) for the preceding thirty (30) consecutive day period and (B) no Event of Default has occurred and is continuing, Agent will be permitted to conduct up to one field examination per year per Borrower at the Loan Parties’ expense; provided, however, if (A) the average RLOC Utilization is equal to or less than twenty percent (20%) for the preceding sixty (60) consecutive day period and (B) no Event of Default has occurred and is continuing, then no more than one field examination per year for up to three Borrowers at the Loan Parties’ expense; and

(ii) beginning on the first date of such year an Event of Default has occurred and is continuing, Agent will be permitted to conduct unlimited field examination per year at the Loan Parties’ expense.

Field examinations conducted in connection with a request that assets acquired pursuant to a Permitted Acquisition be included in the Formula Amount, or a request that assets of a Restricted Subsidiary joining this Agreement as a Borrower after the Closing Date be included in the Formula Amount, shall be at the expense of the Loan Parties and shall not be subject to the limitations set forth in the preceding sentence.

4.7Appraisals.  Agent may, in its reasonable credit judgment exercised in good faith, at any time after the Closing Date and from time to time, upon reasonable notice to Borrowing Agent engage the services of an independent appraisal firm or firms of reputable standing, satisfactory to Agent, for the purpose of appraising the then current values of Loan Parties’ assets consisting of ABL Facility Priority Collateral; provided that so long as no Event of Default has occurred and is continuing, the Loan Parties shall only be responsible for the costs and expenses of one appraisal during any twelve (12) month period.  Absent the occurrence and continuance of an Event of Default at such time, Agent shall consult with Loan Parties as to the identity of any such firm.

4.8Receivables; Deposit Accounts and Securities Accounts.
(a)Each of the Receivables shall, except as noted therein, be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum (subject to customary discounts or reductions permitted in the Ordinary Course of Business and in accordance with past practices) as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Loan Party, or work, labor or services theretofore rendered by a Loan Party as of the date each Receivable is created.  Same shall be due and owing in accordance with the applicable Loan Party’s standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Loan Parties to Agent.
(b)Each Customer, to the best of each Loan Party’s knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due.  With respect to such Customers of any Loan Party who are not solvent, such Loan Party has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.
(c)Each Loan Party’s chief executive office is located as set forth on Schedule 4.4.  Until written notice is given to Agent by Borrowing Agent of any other office at which any Loan Party keeps its records pertaining to Receivables, all such records shall be kept at such executive office or the executive office of Holdings.
(d)Until Loan Parties’ authority to do so is terminated by Agent (which notice Agent may give at any time following the occurrence and during the continuance of an Event of Default or during any Trigger Period if Agent in its sole credit judgment exercised in good faith deems it to be in Lenders’ best interest to do so), Loan Parties will, at Loan Parties’ sole cost and expense, but on Agent’s behalf and for Agent’s account, collect as Agent’s property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with any Loan Parties’ funds or use the same except to pay Obligations.  Loan Parties shall deposit in the Blocked Account or, upon request by Agent, deliver to Agent, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.
(e)At any time following the occurrence and during the continuance of an Event of Default or a Default, Agent shall have the right to send notice of the assignment of, and Agent’s security interest in and Lien on, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral.  Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both.  Agent’s actual collection expenses, including, but not limited to, stationery and postage, telephone, facsimile, telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers’ Account and added to the Obligations.

(f)During the continuance of any Event of Default (except to the extent otherwise agreed in any treasury management agreement entered into between Agent and any Loan Party), Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Loan Party any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Loan Party hereby waives notice of presentment, protest and non-payment of any instrument so endorsed.  Each Loan Party hereby constitutes Agent or Agent’s designee as such Loan Party’s attorney with power:  (i) (A) to endorse such Loan Party’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral during the continuance of any Event of Default; (B) to sign such Loan Party’s name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables during the continuance of any Event of Default; (C) to send verifications of Receivables to any Customer (provided that, so long as no Event of Default has occurred and is continuing, Agent shall only conduct verifications of Receivables over the phone with participation from Borrowers or with Borrowers being present); (D) to sign such Loan Party’s name on all documents or instruments reasonably deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent’s interest in the Collateral and to file same; and (E) to receive, open and dispose of all mail addressed to any Loan Party at any post office box/lockbox maintained by Agent for Loan Parties or at any other business premises of Agent during the continuance of any Event of Default; and (ii) at any time following the occurrence and during the continuance of a Default or an Event of Default:  (A) to demand payment of the Receivables; (B) to enforce payment of the Receivables by legal proceedings or otherwise; (C) to exercise all of such Loan Party’s rights and remedies with respect to the collection of the Receivables and any other Collateral; (D) to sue upon or otherwise collect, extend the time of payment of, settle, adjust, compromise, extend or renew the Receivables; (E) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (F) to prepare, file and sign such Loan Party’s name on a proof of claim in bankruptcy or similar document against any Customer; (G) to prepare, file and sign such Loan Party’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; (H) to accept the return of goods represented by any of the Receivables; (I) to change the address for delivery of mail addressed to any Loan Party to such address as Agent may designate; and (J) to do all other acts and things necessary to carry out this Agreement.  All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment); this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid.
(g)Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom.
(h)All proceeds (other than identifiable cash proceeds of Term Loan Priority  Collateral) of Collateral shall be deposited by Loan Parties into either (i) a lockbox account, dominion account or such other “blocked account” (“Blocked Accounts”) established at a bank or banks (each such bank, a “Blocked Account Bank”) pursuant to an arrangement with such Blocked

Account Bank as may be selected by Loan Parties be acceptable to Agent or (ii) depository accounts (“Depository Accounts”) established at Agent for the deposit of such proceeds after the Closing Date to achieve compliance with the foregoing.  Loan Parties, Agent and each Blocked Account Bank shall enter into a deposit account control agreement in form and substance satisfactory to Agent that is sufficient to give Agent “control” (for purposes of Articles 8 and 9 of the Uniform Commercial Code) over such account and which directs such Blocked Account Bank to transfer such funds so deposited on a daily basis or at other times acceptable to Agent to Agent, either to any account maintained by Agent at said Blocked Account Bank or by wire transfer to appropriate account(s) established at Agent.  All funds deposited in such Blocked Accounts or Depository Accounts shall immediately become subject to the security interest of Agent for its own benefit and the ratable benefit of Issuer, Lenders and all other holders of the Obligations, and Borrowing Agent shall obtain the agreement by such Blocked Account Bank to waive any offset rights against the funds so deposited.  Neither Agent nor any Lender assumes any responsibility for such blocked account arrangement, including any claim of accord and satisfaction or release with respect to deposits accepted by any Blocked Account Bank thereunder.  From the Closing Date until the Borrowing Agent requests otherwise when no Trigger Period is in effect, and thereafter, during any Trigger Period, Agent shall apply all funds received by it from the Blocked Accounts and/or Depository Accounts to the satisfaction of the Obligations (including the cash collateralization of the Letters of Credit, if an event of Default has occurred and is continuing or such cash collateralization is otherwise required hereunder) in such order as Agent shall determine in its sole discretion, provided that, in the absence of any Event of Default (during the continuance of which Section 11.5 hereof shall apply), Agent shall apply all such funds representing collection of Receivables first to the prepayment of the principal amount of the Swing Loans, if any, and then to the Revolving Advances.  At all times other than during a Trigger Period, Agent shall remit all funds received by it from the Blocked Accounts and/or Depository Accounts to Borrower’s operating account at PNC.
(i)No Loan Party will, without Agent’s consent, compromise or adjust any material amount of the Receivables (or extend the time for payment thereof) or accept any material returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the Ordinary Course of Business of such Loan Party.
(j)All deposit accounts (including all Blocked Accounts and Depository Accounts), securities accounts and investment accounts of each Loan Party and its Subsidiaries as of the Closing Date are set forth on Schedule 4.8(j).  No Loan Party shall open any new deposit account, securities account or investment account except in accordance with the terms and conditions of Section 7.20 hereof.
4.9Inventory.  To the extent Inventory held for sale or lease has been produced by any Loan Party, it has been and will be produced by such Loan Party in all material respects in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.
4.10Maintenance of Equipment.  The equipment necessary to any Borrower’s business shall be maintained in good operating condition and repair (reasonable wear and tear and casualty and condemnation excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the equipment shall be maintained and preserved consistent with industry standards; provided that the same shall not be required if not necessary for the continued operation of such Borrower’s business.

4.11Exculpation of Liability.  Nothing herein contained shall be construed to constitute Agent or any Lender as any Loan Party’s agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof unless and until Agent or any Lender takes possession and/or control of the Collateral and except for the gross negligence or willful misconduct of the Agent as determined by a final and non-appealable judgment of a court of competent jurisdiction.  Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of any Loan Party’s obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by any Loan Party of any of the terms and conditions thereof.
4.12Financing Statements.  Except in respect of the financing statements filed by Agent, “precautionary” financing statements, and financing statements filed in connection with Permitted Liens, no Loan Party is aware of any financing statement covering any of the Collateral or any proceeds thereof being on file in any public office as of the Closing Date.
4.13Designation of Term Loan Real Property Collateral as Collateral.  Subject to the Intercreditor Agreement, Agent, at its option by written notice to Borrowing Agent, may designate all or any portion of the Term Loan Real Property Collateral to constitute “Collateral.”  The applicable Loan Party shall deliver to Agent with respect to such Term Loan Real Property Collateral within ninety (90) days of receipt of such notice (or such later date as Agent may agree), a Mortgage and any necessary UCC fixture filing in respect thereof, in each case together with, solely to the extent customary and appropriate for a second priority Lien (as reasonably determined by Agent and Borrowing Agent) and also provided to the Term Loan Agent:
(a)evidence that (A) counterparts of such Mortgage have been duly executed, acknowledged and delivered and such Mortgage and any corresponding UCC or equivalent fixture filing are in form suitable for filing or recording in all relevant filing or recording offices in order to create a valid and subsisting Lien on such Term Loan Real Property Collateral in favor of Agent for the benefit of the Lenders, (B) such Mortgage and any corresponding UCC or equivalent fixture filings have been duly recorded or filed, as applicable, and (C) all filing and recording taxes and fees have been paid;
(b)customary legal opinions of local counsel for the relevant Loan Party in the jurisdiction in which such Term Loan Real Property Collateral is located;
(c)environmental assessments (with Agent’s reliance thereon authorized, unless Borrowing Agent is unable to obtain such authorization through commercially reasonable efforts); and

(d)surveys, appraisals (if required under the Financial Institutions Reform Recovery and Enforcement Act of 1989, as amended, as determined by the Administrative Agent in its reasonable discretion) and “Life-of-Loan” flood certifications and any required borrower notices under applicable Flood Laws; provided that the Agent shall accept any such existing certificate, appraisal or survey so long as such existing certificate or appraisal satisfies any applicable Flood Laws.
Article VREPRESENTATIONS AND WARRANTIES.

Each Loan Party represents and warrants as follows:

5.1Authority.  Each Loan Party has full power, authority and legal right to enter into this Agreement and the Other Documents to which it is a party and to perform all its respective Obligations hereunder and thereunder.  This Agreement and the Other Documents to which it is a party have been duly executed and delivered by each Loan Party, and this Agreement and the Other Documents to which it is a party constitute the legal, valid and binding obligation of such Loan Party enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.  The execution, delivery and performance of this Agreement and of the Other Documents to which it is a party (a) are within such Loan Party’s corporate or company powers, as applicable, have been duly authorized by all necessary corporate or company action, as applicable, are not in contravention of law, except to the extent such contravention of law would not reasonably be expected to result in a Material Adverse Effect, or the terms of such Loan Party’s Organizational Documents or to the conduct of such Loan Party’s business, (b) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) in connection with the Perfection Requirements and (iii) such consents, approvals, registrations, filings, or other actions the failure to obtain or make which could not be reasonably expected to have a Material Adverse Effect, (b) will not violate any (i) of such Loan Party’s Organizational Documents or (ii) requirements of law applicable to such Loan Party which violation, in the case of this clause (b)(ii), could reasonably be expected to have a Material Adverse Effect and (c) will not violate or result in a default under any contract or agreement to which such Loan Party is a party which violation, in the case of this clause (c), could reasonably be expected to result in a Material Adverse Effect.
5.2Formation and Qualification.
(a)Each Loan Party is duly incorporated or formed, as applicable, and in good standing under the laws of the states indicated on Schedule 5.2(a) and is qualified to do business and is in good standing in the states indicated on Schedule 5.2(a) which constitute all states in which qualification and good standing are necessary for such Loan Party to conduct its business and own its property and where the failure to so qualify would reasonably be expected to have a Material Adverse Effect.
(b)As of the Closing Date, the only Subsidiaries of each Loan Party are listed on Schedule 5.2(b).

5.3Security Interest in Collateral.  Subject to the terms of the last paragraph of Section 8.1, applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally, general principles of equity, principles of good faith and fair dealing, the Perfection Requirements, the Intercreditor Agreement and the provisions of this Agreement and the other relevant Loan Documents, this Agreement and the Other Documents create legal, valid and enforceable Liens on all of the Collateral in favor of Agent, for the benefit of itself and the Lenders, such Liens constitute perfected Liens (with the priority that such Liens are expressed to have under this Agreement or the relevant Other Documents) on the Collateral (to the extent such Liens are required to be perfected under the terms of this Agreement or the Other Documents) securing the Obligations, in each case as and to the extent set forth therein.
5.4Tax Returns.  Each Loan Party has filed all material federal, state and local income Tax returns and all other material Tax returns and other reports each is required by law to file and has paid all Taxes, assessments, fees and other governmental charges that are due and payable unless they are being Properly Contested and except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.  The provision for Taxes on the books of each Loan Party is adequate for all years not closed by applicable statutes, and for its current fiscal year (except to the extent a deficiency in such provision of such Taxes could not reasonably be expected to have a Material Adverse Effect), and no Loan Party has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books that could reasonably be expected to result in a Material Adverse Effect.
5.5Financial Statements.
(a)The pro forma balance sheet of Loan Parties on a Consolidated Basis (the “Pro Forma Balance Sheet”) furnished to Agent on the Closing Date reflects the consummation of the Equity Contribution, the making of the Closing Date Payments, the payment of the Transaction Costs, the effectuation of the Refinancing, the transactions contemplated to occur on the Closing Date under the Closing Date Merger Agreement, the transactions contemplated to occur on the Closing Date under the Term Loan Agreement and the transactions contemplated to occur on the Closing Date under this Agreement (collectively, the “Transactions”) and is accurate, complete and correct and fairly reflects the financial condition of Loan Parties on a Consolidated Basis as of the Closing Date after giving effect to the Transactions.  The Pro Forma Balance Sheet has been certified as accurate, complete and correct in all material respects by the President and Chief Financial Officer of Borrowing Agent.
(b)The twelve-month cash flow projections and projected balance sheets as of the Closing Date of Loan Parties on a Consolidated Basis (and income statements), copies of which we previously provided to Agent by Loan Parties (the “Projections”) were prepared by the Chief Financial Officer of Borrowing Agent, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Loan Parties’ judgment based on present circumstances of the most likely set of conditions and course of action for the projected period.  The cash flow Projections together with the Pro Forma Balance Sheet are referred to as the “Pro Forma Financial Statements”.
5.6Entity Names.  No Loan Party has been known by any other company or corporate name, as applicable, in the past twelve (12) months and does not sell Inventory under any other name except as set forth on Schedule 5.6 or as disclosed in writing to Agent prior to the commencement of any such sales.

5.7O.S.H.A. Environmental Compliance; Flood Insurance.
(a)Except for any matters that would not be reasonably expected to have a Material Adverse Effect, each Loan Party is in compliance with, and its facilities, business, assets, property, leaseholds, Real Property and equipment are in compliance with, the provisions of the Federal Occupational Safety and Health Act, and Environmental Laws and there are no outstanding citations, notices or orders of non-compliance issued to any Loan Party or relating to its business, assets, property, leaseholds or equipment under any such laws, rules or regulations that would reasonably be expected to have a Material Adverse Effect.
(b)Except for any matters that would not be reasonably expected to have a Material Adverse Effect, each Loan Party, to its knowledge after due inquiry, has been issued all required federal, state and local licenses, certificates or permits (collectively, “Approvals”) relating to all applicable Environmental Laws and all such Approvals are current and in full force and effect.
(c)Except for any matters that would not be reasonably expected to have a Material Adverse Effect, after due inquiry:  (i) there have been no releases, spills, discharges, leaks or disposal (collectively referred to as “Releases”) of Hazardous Materials at, upon, under or migrating from or onto any Real Property owned, leased or occupied by any Loan Party, except for those Releases which are in compliance in all material respects with Environmental Laws; (ii) there are no underground storage tanks or polychlorinated biphenyls on any Real Property, except for such underground storage tanks or polychlorinated biphenyls that are present in compliance with Environmental Laws; (iii) the Real Property has never been used by any Loan Party to dispose of Hazardous Materials, except as authorized by Environmental Laws; and (iv) no Hazardous Materials are managed by any Loan Party on any Real Property including any premises owned, leased or occupied by any Loan Party, excepting such quantities as are managed in all material respects in accordance with all applicable manufacturer’s instructions and compliance with Environmental Laws and as are necessary for the operation of the commercial business of any Loan Party or of its tenants.
(d)All Real Property owned by a Loan Party and subject to a Mortgage, if any, is insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Loan Party in accordance with prudent business practice in the industry of such Loan Party.  Each Loan Party has taken all actions required under the Flood Laws and/or requested by Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to Real Estate, if any, constituting Collateral, including, but not limited to, providing Agent with the address and/or GPS coordinates of each structure located upon any Real Property subject to a Mortgage in favor of Agent, for the benefit of Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral.

5.8Solvency; No Litigation, Violation, Indebtedness or Default; ERISA Compliance.
(a)(i) After giving effect to the Transactions (and taking into account the intercompany contribution obligations described in Section 16.19 hereof), each Borrower (other than Merger Sub, which will no longer exist) will be solvent, able to pay its debts as they mature, and have capital sufficient to carry on its business, (ii) as of the Closing Date, the fair present saleable value of each such Borrower’s assets, calculated on a going concern basis, is in excess of the amount of its liabilities, and (iii) subsequent to the Closing Date, the fair saleable value of each such Borrower’s assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.
(b)No Loan Party has any pending or, to the knowledge of the Loan Parties, threatened litigation, arbitration, actions or proceedings which would reasonably be expected to have a Material Adverse Effect.  No Loan Party has any outstanding Indebtedness other than the Obligations and Indebtedness otherwise permitted under Section 7.6 hereof.
(c)No Loan Party is in violation of any applicable statute, law, rule, regulation or ordinance in any respect which would reasonably be expected to have a Material Adverse Effect, nor is any Loan Party in violation in any material respect of any order of any court, Governmental Authority or arbitration board or tribunal.
(d)Each Plan is in compliance in form and operation with its terms and with ERISA and the Code and all other applicable requirements of law, except where any failure to comply would not reasonably be expected to result in a Material Adverse Effect.  There are no pending, or to the knowledge of the Borrower or any of its Subsidiaries, threatened material claims (other than claims for benefits in the ordinary course), sanctions, actions, suits, or proceedings asserted or instituted by any Person against any Plan or any Person as fiduciary or sponsor of any Plan, except as would not result in a Material Adverse Effect.  As of the date of this Agreement, and except as would not result in a Material Adverse Effect, the current value of the assets of each Pension Plan exceeds the present value of the accrued benefits and other liabilities of such Pension Plan on a termination basis and no member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets or accrued benefits and other liabilities.
(e)No ERISA Event has occurred and is continuing or is reasonably expected to occur that, when taken together with all other such ERISA Events, would reasonably be expected to result in a Material Adverse Effect.
5.9Patents, Trademarks, Copyrights and Licenses.  The Loan Parties solely and exclusively own or otherwise have a valid license or right to use all rights in any and all intellectual property or other similar proprietary rights throughout the world, including any and all patents, trademarks, copyrights, domain names, design rights, technology, software, trade secrets, know-how, database rights and all related documentation, registrations, additions, improvements or accessions, and all goodwill associated with the foregoing (collectively, “IP Rights”) that are used in, held for use in or otherwise necessary for their respective businesses as presently conducted without any infringement, dilution, misappropriation or other violation of the

IP Rights of third parties, except to the extent the failure to own or have a license or have rights to use would not, or where such infringement, dilution, misappropriation or other violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  No claim or litigation regarding any IP Rights is pending or, to the knowledge of Borrower, threatened against any Loan Party, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.10Licenses and Permits.  Each Loan Party (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state or local law, rule or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business, in each case where the failure to be in compliance with or procure such licenses or permits would reasonably be expected to have a Material Adverse Effect.
5.11[Reserved].
5.12No Default.  No Default or Event of Default has occurred.
5.13[Reserved].
5.14No Labor Disputes.  As of the Closing Date, except as would not reasonably be expected to result in a Material Adverse Effect, no Loan Party is involved in any labor dispute; there are no strikes or walkouts or union organization of any Loan Party’s employees threatened or in existence.
5.15Margin Regulations.  None of Holdings, the Borrowers nor any of their respective Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.  No part of the proceeds of any Advance has been or will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that results in a violation of the provisions of Regulation T, U or X.
5.16Investment Company Act.  No Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.
5.17[Reserved].
5.18[Reserved].
5.19Certificate of Beneficial Ownership.  To the extent requested by Agent in its Permitted Discretion, the Certificate of Beneficial Ownership executed and delivered to Agent and Lenders for each Borrower, as updated from time to time in accordance with this Agreement, is accurate, complete and correct as of the date such Certificate of Beneficial Ownership is delivered and as of the date any such update is delivered.  The Borrower acknowledges and agrees that any Certificate of Beneficial Ownership is one of the Other Documents.

5.20[Reserved].
5.21Business and Property of Loan Parties.  Upon and after the Closing Date, Loan Parties do not propose to engage in any business other than that engaged in by them immediately prior to and on the Closing Date and related lines of business and activities necessary to conduct or reasonably incidental and related to the foregoing.  On the Closing Date, each Loan Party will own or have rights to use all property reasonably necessary for the conduct of the business of such Loan Party, except as could not reasonably be expected to have a Material Adverse Effect.
5.22[Reserved].
5.23EEA Financial Institutions.  No Loan Party is an EEA Financial Institution.
5.24Equity Interests.  As of the Closing Date, all of the Equity Interests of each Loan Party have been duly and validly authorized and issued and are fully paid and non-assessable and have been sold and delivered to the holders hereof in material compliance with, or under valid exemption from, all federal and state laws and the rules and regulations of each Governmental Authority governing the sale and delivery of securities.
5.25Commercial Tort Claims.  Except as set forth on Schedule 5.25, no Loan Party has any known commercial tort claims as of the Closing Date.
5.26Partnership and Limited Liability Company Interests.  Except as previously disclosed in writing to Agent, none of the Subsidiary Stock consisting of partnership or limited liability company interests (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the Uniform Commercial Code, (iii) is an investment company security, (iv) is held in a securities account or (v) constitutes a “security” or a “financial asset” as such terms are defined in Article 8 of the Uniform Commercial Code.
5.27Letter of Credit Rights.  As of the Closing Date, no Loan Party has any letter of credit rights with respect to any letter of credit with a face amount in excess of $2,500,000, except as set forth on Schedule 5.27.
Article VIAFFIRMATIVE COVENANTS.

Each Loan Party shall, until Payment in Full of the Obligations:

6.1Compliance with Laws.  Comply with all Applicable Laws with respect to the Collateral or any part thereof or to the operation of such Loan Party’s business, in each case the non-compliance with which would reasonably be expected to have a Material Adverse Effect (except to the extent any separate provision of this Agreement shall expressly require compliance with any particular Applicable Law(s) pursuant to another standard).

6.2Conduct of Business and Maintenance of Existence and Assets.  (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in all material respects in good working order and condition (reasonable wear and tear and casualty and condemnation excepted and except as may be disposed of in accordance with the terms of this Agreement), including all Intellectual Property material to its business and take all actions necessary to enforce and protect the validity of any material intellectual property right or other material right included in the Collateral; (b) keep in full force and effect its existence (other than that of dormant entities approved by Agent (in writing) for dissolution on terms and conditions acceptable to it in its Permitted Discretion or entities merged, disposed of, dissolved, consolidated or reorganized in accordance with Section 7.1); and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof, subject to Loan Parties’ right to Properly Contest Taxes and except as would not reasonably be expected to result in a Material Adverse Effect.
6.3Books and Records.  Keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs (including without limitation accruals for Taxes, assessments, Charges, levies and claims, allowances against doubtful Receivables and accruals for depreciation, obsolescence or amortization of assets), all in accordance with, and to the extent required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Loan Parties.
6.4Payment of Taxes.  Except to the extent any failure to do so could not reasonably be expected to result in a Material Adverse Effect, pay, when due, all Taxes, assessments and other Charges lawfully levied or assessed upon such Loan Party or any of the Collateral, including real and personal property Taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales Taxes unless such amounts are Properly Contested.  If any Tax by any Governmental Authority is imposed or assessed that, in Agent’s opinion, may create a valid Lien on any of the ABL Priority Collateral, Agent may with prior written notice to the Borrower’s Agent pay such Taxes if such Taxes have not been timely paid, and each Loan Party hereby indemnifies and holds Agent and each Lender harmless in respect thereof; provided, that Agent will not pay any such Taxes to the extent that any applicable Loan Party has Properly Contested those Taxes, assessments or charges.  The amount of any payment by Agent under this Section 6.4 shall be charged to Borrowers’ Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations.
6.5Financial Covenants.
(a)Fixed Charge Coverage Ratio.  During a Trigger Period, cause to be maintained a Fixed Charge Coverage Ratio of not less than 1.00 to 1.00 as of the last day of each fiscal quarter, for the four quarter period then ending.
(b)Funded Debt to Consolidated Adjusted EBITDA Ratio.  Cause to be maintained a Funded Debt to Consolidated Adjusted EBITDA Ratio of not more than the ratio set forth below for the four quarter period ending as of each date set forth below:

Fiscal Quarter ending on or about:	Funded Debt to Consolidated Adjusted EBITDA Ratio:
September 30, 2017	4.75:1.00
December 31, 2017	4.75:1.00
March 31, 2018	4.25:1.00
June 30, 2018	4.25:1.00
September 30, 2018	4.25:1.00
December 31, 2018	4.25:1.00
March 31, 2019	4.00:1.00
June 30, 2019	4.00:1.00
September 30, 2019	4.00:1.00
December 31, 2019	4.00:1.00
March 31, 2020	4.00:1.00
June 30, 2020	4.00:1.00
September 30, 2020	4.00:1.00
December 31, 2020	4.00:1.00
March 31, 2021 and the last day of each fiscal quarter thereafter:	3.75:1.00
6.6Insurance.
(a)(i) Keep all its insurable properties and properties in which such Loan Party has an interest adequately insured for such amounts and with such coverage, as is customary in the case of companies engaged in businesses similar to such Loan Party’s; (ii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to such Loan Party insuring against larceny, embezzlement or other criminal misappropriation of insured’s officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Loan Party either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Loan Party is engaged in business; (v) endeavor to furnish Agent promptly and, in any event, upon request, with (A) copies of all policies and evidence of the maintenance of such policies by the renewal thereof before any expiration date, and (B) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as an additional insured and mortgagee (if applicable), and lender loss payee (as applicable and subject to the Intercreditor Agreement) as its interests may appear with respect to all insurance coverage referred to in clauses (i), and (iii) above, and providing (I) that all proceeds thereunder shall be payable to Agent, (II) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (III) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days prior written notice is given to Agent (or in the case of non-payment, at least ten (10) days prior written notice).  In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and the applicable Loan Party to make payment for such loss to Agent and not to such Loan Party and Agent jointly.  If any insurance losses are paid by check, draft or other instrument payable to any Loan Party and Agent jointly, Agent may endorse such Loan Party’s name thereon and do such other things as Agent may deem advisable to reduce the same to cash.  If any such payment for such loss is made to a Loan Party and not Agent, such Loan Party shall turnover payment to Agent.
(b)Each Loan Party shall take all actions required under the Flood Laws and/or requested by Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing Agent with the address and/or GPS coordinates of each structure on any real property that will be subject to a mortgage in favor of Agent, for the benefit of Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral, and thereafter maintaining such flood insurance in full force and effect for so long as required by the Flood Laws.
(c)While no Event of Default exists, the Loan Parties may adjust and compromise claims under insurance coverage referred to in this Section 6.6 relating to ABL Facility Priority Collateral and any recoveries in respect of ABL Facility Priority Collateral during any Trigger Period shall be paid to Agent.  At any time while an Event of Default exists, Agent is hereby authorized to adjust and compromise claims under such insurance coverage.  All loss recoveries received by Agent under any such insurance may be applied to the Obligations, in such order as Agent in its sole discretion shall determine.  Any surplus shall be paid by Agent to Loan Parties or applied as may be otherwise required by law.  Any deficiency thereon shall be paid by Loan Parties to Agent, on demand.  If any Loan Party fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of such Loan Party, which payments shall be charged to Borrowers’ Account and constitute part of the Obligations.
6.7[Reserved].
6.8Environmental Matters.
(a)Use commercially reasonably efforts to ensure that the Real Property are in compliance and remain in compliance with all Environmental Laws (unless such failure to comply could reasonably be expected to have a Material Adverse Effect) and it shall manage any and all Hazardous Materials on any Real Property in compliance with Environmental Laws (unless such failure to comply could reasonably be expected to have a Material Adverse Effect and except as permitted by appropriate Governmental Authority).
(b)[Reserved].
(c)Respond promptly to any Hazardous Discharge or Environmental Complaint that would reasonably be expected to have a Material Adverse Effect and take all necessary action in order to safeguard the health of any Person with respect to any such Hazardous

Discharge or Environmental Complaint to the extent required under applicable Environmental Law and to avoid subjecting the Collateral to any Lien as a result thereof.  If any Loan Party shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any Loan Party shall fail to comply with any of the requirements of any Environmental Laws, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent’s interest in the Collateral:  (i) give such notices or (ii) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to remediate, remove, mitigate or otherwise manage any such Hazardous Discharge or Environmental Complaint.  All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by Loan Parties, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and any Loan Party.
(d)Following the grant of any Lien in any Real Property by a Loan Party in favor of Agent as security for the Obligations, promptly upon the written request of Agent from time to time, provided Agent has a reasonable basis to believe that a Hazardous Discharge has occurred on the Real Property or Agent is required by its internal policies to make such requests, Loan Parties shall provide Agent, at Loan Parties’ expense, with an environmental site assessment or environmental compliance audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, remediation and removal of any Hazardous Materials found on, under, at or within the Real Property.  Any report or investigation of such Hazardous Discharge proposed and acceptable to the responsible Governmental Authority shall be acceptable to Agent.  If such estimates, individually or in the aggregate, exceed $2,500,000, Agent shall have the right to require Loan Parties to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.
6.9Certificate of Beneficial Ownership and Other Additional Information.  Provide to Agent and the Lenders, as applicable: (i) upon the reasonable request of Agent or any Lender from time to time, confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to the Agent and Lenders; (ii) a new Certificate of Beneficial Ownership within two (2) Business Days after the individual(s) to be identified as a Beneficial Owner have changed; and (iii) such other information and documentation as may reasonably be requested by Agent or any Lender from time to time for purposes of compliance by Agent or such Lender with applicable laws (including without limitation the USA Patriot Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by Agent or such Lender to comply therewith.
6.10[Reserved].

6.11Execution of Supplemental Instruments.  Execute and deliver to Agent from time to time, within five (5) Business Days of demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, as Agent may reasonably request, in order that the full intent of this Agreement may be carried into effect.
6.12[Reserved].
6.13Government Receivables.  Take all steps necessary to protect Agent’s interest in the Collateral that Loan Parties desire to be Eligible Receivables under the Federal Assignment of Claims Act, the Uniform Commercial Code and all other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of any contract between any Loan Party and the United States, any state or any department, agency or instrumentality of any of them that is connected with any Receivable that Loan Parties desire to be Eligible Receivables.
6.14Additional Loan Parties and Collateral.
(a)Upon (i) the formation or acquisition after the Closing Date of any Restricted Subsidiary that is a Domestic Subsidiary (including any Restricted Subsidiary resulting from a Division (whether or not permitted hereunder)), (ii) the designation of any Unrestricted Subsidiary that is a Domestic Subsidiary as a Restricted Subsidiary, (iii) any Restricted Subsidiary that is a Domestic Subsidiary ceasing to be an Immaterial Subsidiary or (iv) any Restricted Subsidiary that was an Excluded Subsidiary ceasing to be an Excluded Subsidiary, (x) if the event giving rise to the obligation under this Section 6.14(a) occurs during the first three Fiscal Quarters of any Fiscal Year, on or before the date on which financial statements are required to be delivered pursuant to Section 9.8 for the Fiscal Quarter in which the relevant formation, acquisition, designation or cessation occurred or (y) if the event giving rise to the obligation under this Section 6.14(a) occurs during the fourth Fiscal Quarter of any Fiscal Year, on or before the date that is 45 days after the end of such Fiscal Quarter (or, in the cases of clauses (x) and (y), such longer period as the Agent may reasonably agree), Holdings shall (A) cause such Restricted Subsidiary (other than any Excluded Subsidiary) to join this agreement as a joint and several Borrower or as a Subsidiary Guarantor by executing a joinder in the form attached as Exhibit 6.14(a) hereto (and, if a Subsidiary Guarantor, to join the Loan Guaranty by executing a joinder in the form attached as an exhibit thereto), (B) cause such Restricted Subsidiary to deliver a completed Perfection Certificate Supplement and execute a joinder to the Pledge Agreement, (C) cause such Restricted Subsidiary to authorize or deliver Uniform Commercial Code financing statements in appropriate form for filing in such jurisdictions as the Agent may reasonably request, (D) cause such Restricted Subsidiary to execute a joinder to the Intercreditor Agreement in substantially the form attached as an exhibit thereto, (E) cause such Restricted Subsidiary to deliver each item of Collateral that such Restricted Subsidiary is required to deliver pursuant to this Agreement, and (F) upon the reasonable request of the Agent, cause the relevant Restricted Subsidiary to deliver to the Agent a signed copy of a customary opinion of counsel for such Restricted Subsidiary, addressed to the Agent and the Lenders.  For the avoidance of doubt, no assets of any Restricted Subsidiary that joins this Agreement as a Borrower after the Closing Date shall be included in the Formula Amount until Agent has received a field examination and/or Appraisal of such assets, at the Loan Parties’ expense, in form and substance acceptable to Agent in its Permitted Discretion.

(b)Notwithstanding anything to the contrary herein or in any other Other Document, it is understood that:
(a)the Agent (A) may grant extensions of time for the creation and perfection of security interests in, or obtaining of legal opinions or other deliverables with respect to, particular assets or the provision of any Loan Guaranty by any Restricted Subsidiary (in connection with assets acquired, or Restricted Subsidiaries formed or acquired, after the Closing Date), and (B) with respect to any such extension relating solely to Term Loan Priority Collateral, shall grant any such extension that have been granted by the Term Loan Agent, and each Lender hereby consents to any such extension of time,
(b)any Lien required to be granted from time to time pursuant to clause (a) above shall be subject to the exceptions and limitations set forth in this Agreement and the Other Documents,
(c)no Loan Party will be required to (A) take any action outside of the U.S. in order to grant or perfect any security interest in any asset located outside of the U.S., (B) execute any foreign law security agreement, pledge agreement, mortgage, deed or charge or (C) make any foreign intellectual property filing, conduct any foreign intellectual property search or prepare any foreign intellectual property schedule;
(d)in no event will the Collateral include any Excluded Property,
(e)no action shall be required to perfect any Lien with respect to (1) any vehicle or other asset subject to a certificate of title, (2) the Equity Interests of any Immaterial Subsidiary and/or (3) the Equity Interests of any Person that is not a subsidiary, which Person, if a subsidiary, would constitute an Immaterial Subsidiary, in each case except to the extent that a security interest therein can be perfected by filing a Form UCC-1 (or similar) financing statement under the UCC,
(f)no action shall be required to perfect a Lien in any asset in respect of which the perfection of a security interest therein would (1) be prohibited by enforceable anti-assignment provisions set forth in any contract that is permitted or otherwise not prohibited by the terms of this Agreement, (2) violate the terms of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement or (3) trigger termination of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement pursuant to any “change of control” or similar provision,
(g)no Loan Party shall be required to perfect a security interest in any asset to the extent the perfection of a security interest in such asset would (A) be prohibited under any applicable Requirement of Law and/or (B) result in material adverse tax consequences to any Loan Party as reasonably determined by Holdings and specified in a written notice to the Agent,
(h)any joinder or supplement to this Agreement or any Other Document executed by any Restricted Subsidiary that is required to become a Loan Party pursuant to Section 6.14(a) above may, with the consent of the Agent (not to be unreasonably withheld or delayed), include such schedules (or updates to schedules) as may be necessary to qualify any representation or warranty set forth in this Agreement or any Other Document to the extent necessary to ensure that such representation or warranty is true and correct to the extent required thereby or by the terms of this Agreement or any Other Document, and
(i)the Agent shall not require the taking of a Lien on, or require the perfection of any Lien granted in, those assets as to which the cost of obtaining or perfecting such Lien (including any mortgage, stamp, intangibles or other tax or expenses relating to such Lien) is excessive in relation to the benefit to the Lenders of the security afforded thereby as reasonably determined by Holdings and the Agent with respect to any ABL Facility Priority Collateral or as reasonably redetermined by Holdings and the Term Loan Agent with respect to any Term Loan Priority Collateral.
6.15Keepwell.  If it is a Qualified ECP Loan Party, then jointly and severally, together with each other Qualified ECP Loan Party, hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non-Qualifying Party’s obligations under this Agreement or any Other Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 6.15 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 6.15, or otherwise under this Agreement or any Other Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Loan Party under this Section 6.15 shall remain in full force and effect until Payment in Full of the Obligations.  Each Qualified ECP Loan Party intends that this Section 6.15 constitute, and this Section 6.15 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the CEA.
6.16[Reserved].
6.17Designation of Subsidiaries.  Loan Parties may at any time after the Closing Date designate (or redesignate) any subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing (including after giving effect to the reclassification of Investments in, Indebtedness of and Liens on the assets of, the applicable Restricted Subsidiary or Unrestricted Subsidiary), (ii) Loan Parties shall be in compliance with Section 6.5 calculated on a Pro Forma Basis as of the last day of the most recently ended test period immediately prior to giving effect to the relevant designation, (iii) no subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for purposes of the Term Loan Agreement and (iv) as of the date of designation thereof, no Unrestricted Subsidiary shall own any Equity Interests in any Restricted Subsidiary of any Loan Party.  The designation of any subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the applicable Loan Party therein at the date of designation in an amount equal to the portion of the fair market value of the net assets of such Restricted Subsidiary attributable to the Loan Party’s equity interest therein (whether direct or indirect) as reasonably estimated by the Loan Parties (and such designation shall only be permitted to the extent such Investment is permitted under Section 7.3).  The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the making, incurrence or granting as applicable, at the time of designation of any then-existing Investment, Indebtedness or Lien of such Restricted Subsidiary, as applicable; provided that upon any re-designation of any Unrestricted Subsidiary as a Restricted Subsidiary, the applicable Loan Party shall be deemed to continue to have an Investment in the resulting Restricted Subsidiary in an amount (if positive) equal to (a) such Loan Party’s “Investment” in such subsidiary as calculated at the time re-designated as a Restricted Subsidiary, less (b) the portion of the fair market value of the net assets of such Restricted Subsidiary attributable to such Loan Party’s equity therein (whether direct or indirect) as reasonably estimated by Loan Parties at the time of such re-designation; provided, further that no designations shall be permitted under this Section unless the Specified Conditions are satisfied.

6.18Amendments to Organizational Documents.  Each Loan Party shall give prompt (and, in any event, within 15 days of the relevant change) written notice of any of the following: (i) any change in its legal name, (ii) any change in its form of legal entity (e.g., converting from a corporation to a limited liability company or vice versa), and (iii) any change in its jurisdiction of organization or its becoming (or attempting or purporting to become) organized in more than one jurisdiction, in each case to the extent such information is necessary to enable the Agent to perfect or maintain the perfection and priority of its security interest in the Collateral of the relevant Loan Party.
Article VIINEGATIVE COVENANTS.
7.1Merger, Consolidation, Acquisition and Sale of Assets.  No Loan Party shall, nor shall any Loan Party permit any of its Restricted Subsidiaries to, enter into any transaction of merger, consolidation, amalgamation or Division or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution), or make any Disposition of any assets having a fair market value in excess of $2,500,000, in a single transaction or in a series of related transactions, except:
(a)any Restricted Subsidiary may be merged, consolidated, amalgamated or Divided with or into the Borrowing Agent or another Restricted Subsidiary; provided that (i) in the case of any such merger, consolidation, amalgamation or Division with or into the Borrowing Agent, (A) the Borrowing Agent shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, consolidation or amalgamation is not the Borrowing Agent (any such Person, the “Successor Borrower”), (w) the Successor Borrower shall provide the documentation and other information reasonably requested in writing by the Lenders that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least three (3) Business Days prior to the effectiveness of such merger, consolidation or amalgamation (or such shorter period as the Agent shall otherwise agree), (x) the Successor Borrower shall be an entity organized or existing under the laws of the U.S., any state thereof or the District of Columbia, (y) the Successor Borrower shall expressly assume the Obligations of the Borrowing Agent in a manner reasonably satisfactory to the Agent and (z) except as the Agent may otherwise agree, each Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall have executed and delivered a reaffirmation agreement with respect to its obligations under any applicable Guaranty and the Other Documents; it being understood that if the foregoing conditions under clauses (w) through (z) are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrowing Agent under this

Agreement and the Other Documents, and (ii) in the case of any such merger, consolidation or amalgamation with or into any other Borrower or any Subsidiary Guarantor or sale of assets by any Subsidiary Guarantor, either (x) such Borrower or Subsidiary Guarantor shall be the continuing or surviving Person or the continuing or surviving Person shall expressly assume the obligations of such Borrower or Subsidiary Guarantor in a manner reasonably satisfactory to the Agent or (y) the relevant transaction shall be treated as an Investment and shall comply with Section 7.3;
(b)Dispositions (including of Equity Interests) among any Loan Party and/or any Restricted Subsidiary (upon voluntary liquidation or otherwise); provided that any such Disposition made by any Loan Party to a Person that is not a Loan Party shall be (i) for fair market value (as reasonably determined by such Person) with at least 75% of the consideration for such Disposition consisting of cash or Cash Equivalents at the time of such Disposition or (ii) treated as an Investment and otherwise made in compliance with Section 7.3 (other than in reliance on clause (j) thereof);
(c)(i) the liquidation or dissolution of any Restricted Subsidiary if the Borrowing Agent reasonably determines in good faith that such liquidation, dissolution is in the best interests of the Borrowing Agent, is not materially disadvantageous to the Lenders and a Loan Party or any Restricted Subsidiary receives any assets of the relevant dissolved or liquidated Restricted Subsidiary; provided that in the case of any liquidation or dissolution of any Loan Party that results in a distribution of assets to any Restricted Subsidiary that is not a Loan Party, such distribution shall be treated as an Investment and shall comply with Section 7.3 (other than in reliance on clause (j) thereof); (ii) any merger, amalgamation, dissolution, liquidation or consolidation, the purpose of which is to effect (A) any Disposition otherwise permitted under this Section 7.1 (other than clause (a), clause (b) or this clause (c)) or (B) any Investment permitted under Section 7.3 (other than in reliance on clause (ii) thereof); and (iii) the conversion of a Loan Party or any Restricted Subsidiary into another form of entity so long as such conversion does not adversely affect the value of any applicable Guaranty or Collateral, if any;
(d)the leasing or subleasing of real property in the Ordinary Course of Business;
(e)Dispositions in the Ordinary Course of Business of surplus, obsolete, used or worn out property or other property that, in the reasonable judgment of the Borrowing Agent, is (i) no longer useful in its business (or in the business of any Restricted Subsidiary) or (ii) otherwise economically impracticable to maintain;
(f)Dispositions of Cash and/or Cash Equivalents and/or other assets that were Cash Equivalents when the relevant original Investment was made;
(g)Dispositions, mergers, amalgamations, consolidations or conveyances that constitute Investments permitted pursuant to Section 7.3 (other than Section 7.3(i)), Permitted Liens and Restricted Payments permitted by Section 7.5 (other than Section 7.5(g));
(h)Dispositions for fair market value; provided that with respect to any such Disposition with a purchase price in excess of $10,000,000, at least 75% of the consideration for such Disposition shall consist of cash or Cash Equivalents (provided that for purposes of the 75% cash consideration requirement, (x) the amount of any Indebtedness or other liabilities (other than

Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to any Loan Party or any Restricted Subsidiary) of any Loan Party and any Restricted Subsidiary (as shown on such Person’s most recent balance sheet or statement of financial position (or in the notes thereto)) that are assumed by the transferee of any such assets and for which Holdings and/or its applicable Restricted Subsidiary have been validly released by all relevant creditors in writing, (y) any Securities received by any Loan Party or any Restricted Subsidiary from such transferee that are converted by such Person into cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition and (z) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) that is at that time outstanding, not in excess of $20,000,000 shall be deemed to be Cash); provided, further, that (x) immediately prior to and after giving effect to such Disposition, as determined on the date on which the agreement governing such Disposition is executed, no Event of Default exists and (y) the Net Cash Proceeds of such Disposition shall be applied and/or reinvested as (and to the extent) required by Section 2.08(b)(ii) of the Term Loan Agreement and, if applicable, Section 2.20;
(i)to the extent that (i) the relevant property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of the relevant Disposition are promptly applied to the purchase price of such replacement property;
(j)Dispositions of Investments in joint ventures or any subsidiary that is not a Wholly-Owned Subsidiary to the extent required by, or made pursuant to, buy/sell arrangements between joint venture or similar parties set forth in the relevant joint venture arrangements and/or similar binding arrangements;
(k)Dispositions of accounts receivable not included in the Formula Amount in the Ordinary Course of Business (including any discounting or forgiveness thereof) in connection with the collection or compromise thereof; provided that any Disposition of accounts receivable to a third party that causes the aggregate amount of receivables transferred to such third party to exceed $1,500,000 shall require the prior consent of Agent;
(l)Dispositions and/or terminations of leases, subleases, licenses or sublicenses (including the provision of software under any open source license), which do not materially interfere with the business of any Loan Party and its Restricted Subsidiaries;
(m)(i) any termination of any lease in the Ordinary Course of Business, (ii) any expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the Ordinary Course of Business;
(n)Dispositions of property subject to foreclosure, casualty, eminent domain or condemnation proceedings (including in lieu thereof or any similar proceeding);
(o)Dispositions of non-core assets acquired in connection with any acquisition permitted hereunder and sales of Real Estate Assets acquired in any acquisition permitted hereunder which, within 90 days of the date of such acquisition, are designated in writing to the

Agent as being held for sale and not for the continued operation of any Loan Party or any Restricted Subsidiary thereof or any of their respective businesses; provided that (i) the Net Cash Proceeds received in connection with any such Disposition shall be applied and/or reinvested as (and to the extent required) by Section 2.08(b)(ii) of the Term Loan Agreement and, if applicable, Section 2.20, (ii) no Event of Default exists on the date on which the definitive agreement governing the relevant Disposition is executed and (iii) the amount of all Dispositions made in reliance of this Section 7.1(o) shall not exceed $15,000,000;
(p)exchanges or swaps, including transactions covered by Section 1031 of the Code (or any comparable provision of any foreign jurisdiction), of assets so long as any such exchange or swap is made for fair value (as reasonably determined by Loan Parties) for like assets; provided that upon the consummation of any such exchange or swap by any Loan Party, to the extent the assets received do not constitute an Excluded Property, the Agent has a perfected Lien with the same priority as the Lien held on the Real Estate Assets so exchanged or swapped;
(q)other Dispositions of assets not included in the Formula Amount for fair market value in an aggregate amount since the Closing Date of not more than $70,000,000;
(r)(i) non-exclusive licensing arrangements involving any IP Rights of Holdings or any Restricted Subsidiary in the Ordinary Course of Business consistent with past practice and (ii) Dispositions, abandonments, cancellations or lapses of IP Rights, or issuances or registrations, or applications for issuances or registrations, of IP Rights, in the Ordinary Course of Business consistent with past practice, which, in the reasonable good faith determination of Holdings or the Borrowing Agent, are not material to the conduct of the business of Holdings or any Restricted Subsidiary, or are no longer economical to maintain in light of its use;
(s)terminations or unwinds of Derivative Transactions;
(t)Dispositions of Equity Interests of, or sales of Indebtedness or other Securities of, Unrestricted Subsidiaries;
(u)any merger, consolidation, Disposition or conveyance the sole purpose of which is to reincorporate or reorganize (i) any Domestic Subsidiary in another jurisdiction in the U.S. and/or (ii) any Foreign Subsidiary in the U.S. or any other jurisdiction;
(v) Dispositions contemplated on the Closing Date and described on Schedule 7.1(v);
(w)Dispositions of letters of credit and/or bank guarantees (and/or the rights thereunder) to banks or other financial institutions in the Ordinary Course of Business in exchange for cash and/or Cash Equivalents; and
(x)sale and lease-back transactions, so long as the aggregate fair market value of the assets sold subject to all sale and lease-back transactions under this clause (x) shall not exceed $15,000,000.

To the extent any Collateral is Disposed of as expressly permitted by this Section 7.1 to any Person other than a Loan Party, such Collateral shall automatically be sold free and clear of the Liens created by the Other Documents, and the Agent shall be authorized to take, and shall take, any actions deemed appropriate in order to effect the foregoing.

7.2Creation of Liens.  No Loan Party shall, nor shall any of its Restricted Subsidiaries, create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter created or acquired, except for (“Permitted Liens”):
(a)Liens securing the Obligations created pursuant to the Other Documents;
(b)Liens for Taxes which are (i) not then due, (ii) if due, not at such time required to be paid pursuant to Section 7.5 or (iii) being Properly Contested;
(c)statutory Liens (and rights of set-off) of landlords, banks, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by applicable Requirements of Law, in each case incurred in the Ordinary Course of Business (i) for amounts not yet overdue by more than 30 days, (ii) for amounts that are overdue by more than 30 days and that are being Properly Contested or (iii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;
(d)Liens incurred (i) in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other types of social security laws and regulations, (ii) in the Ordinary Course of Business to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), (iii) pursuant to pledges and deposits of Cash or Cash Equivalents in the Ordinary Course of Business securing (x) any liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty, liability or other insurance to Holdings and its subsidiaries or (y) leases or licenses of property otherwise permitted by this Agreement and (iv) to secure obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments posted with respect to the items described in clauses (i) through (iii) above;
(e)Liens consisting of easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not, in the aggregate, materially interfere with the ordinary conduct of the business of Holdings and its Restricted Subsidiaries, taken as a whole, or the use of the affected property for its intended purpose;
(f)Liens consisting of any (i) interest or title of a lessor or sub-lessor under any lease of real estate permitted hereunder, (ii) landlord lien permitted by the terms of any lease, (iii) restriction or encumbrance to which the interest or title of such lessor or sub-lessor may be subject or (iv) subordination of the interest of the lessee or sub-lessee under such lease to any restriction or encumbrance referred to in the preceding clause (iii);
(g)Liens solely on any Cash earnest money deposits made by Holdings and/or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Investment permitted hereunder;

(h)purported Liens evidenced by the filing of UCC financing statements relating solely to operating leases entered into in the Ordinary Course of Business;
(i)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(j)Liens in connection with any zoning, building or similar Requirement of Law or right reserved to or vested in any Governmental Authority to control or regulate the use of any or dimensions of real property or the structure thereon, including Liens in connection with any condemnation or eminent domain proceeding or compulsory purchase order;
(k)Liens securing Indebtedness permitted pursuant to Section 7.6(m) (solely with respect to the permitted refinancing of (x) Indebtedness permitted pursuant to Sections 7.6(a), (j), (k), (n), (s) and (w) and (y) Indebtedness that is secured in reliance on Section 7.2(s) (without duplication of any amount outstanding thereunder, and which shall continue to constitute utilization of the basket set forth therein)); provided that (i) no such Lien extends to any asset not covered by the Lien securing the Indebtedness that is being refinanced and (ii) if the Lien securing the Indebtedness being refinanced was subject to intercreditor arrangements, then (A) the Lien securing any refinancing Indebtedness in respect thereof shall be subject to intercreditor arrangements that are not materially less favorable to the relevant secured parties, taken as a whole, than the intercreditor arrangements governing the Lien securing the Indebtedness that is refinanced or (B) the intercreditor arrangements governing the Lien securing the relevant refinancing Indebtedness shall be set forth in an Acceptable Intercreditor Agreement;
(l)Liens described on Schedule 7.2 and any modification, replacement, refinancing, renewal or extension thereof; provided that (i) no such Lien extends to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof, accessions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 7.6(j) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates) and (ii) such modification, replacement, refinancing, renewal or extension of the obligations secured or benefited by such Liens, if constituting Indebtedness, is permitted by Section 7.6;
(m)Liens securing Indebtedness permitted pursuant to Section 7.6(j); provided that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and proceeds and products thereof, accessions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 7.6(j) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates);
(n)Liens securing Indebtedness permitted pursuant to Section 7.6(k) on the relevant acquired assets or on the Equity Interests and assets of the relevant newly acquired Restricted Subsidiary; provided that no such Lien (x) extends to or covers any other assets (other than the proceeds or products thereof, accessions or additions thereto and improvements thereon) or (y) was created in contemplation of the applicable acquisition of assets or Equity Interests;

(o)(i) Liens that are contractual rights of setoff or netting relating to (A) the establishment of depositary relations with banks not granted in connection with the issuance of Indebtedness, (B) pooled deposit or sweep accounts of Holdings and/or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the Ordinary Course of Business of Holdings and/or any Restricted Subsidiary, (C) purchase orders and other agreements entered into with customers of Holdings and/or any Restricted Subsidiary in the Ordinary Course of Business and (D) commodity trading or other brokerage accounts incurred in the Ordinary Course of Business, (ii) Liens encumbering reasonable customary initial deposits and margin deposits, (iii) bankers Liens and rights and remedies as to Deposit Accounts and (iv) Liens on the proceeds of any Indebtedness incurred in connection with any transaction permitted hereunder, which proceeds have been deposited into an escrow account on customary terms to secure such Indebtedness pending the application of such proceeds to finance such transaction;
(p)Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the Ordinary Course of Business of Holdings and/or its Restricted Subsidiaries;
(q)[reserved];
(r)Liens securing Indebtedness incurred pursuant to Section 7.6(r) and (s) subject to an Acceptable Intercreditor Agreement;
(s)other Liens on assets securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed $10,000,000; provided, that any Lien that is granted in reliance on this clause (s) on any ABL Facility Priority Collateral is junior to the Lien securing the Obligations and is subject to an Acceptable Intercreditor Agreement;
(t)Liens on assets securing judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights relating to litigation being contested in good faith not constituting an Event of Default under Section 10.6;
(u)leases, licenses, subleases or sublicenses granted to others in the Ordinary Course of Business which do not secure any Indebtedness;
(v)Liens on Securities that are the subject of repurchase agreements constituting Investments permitted under Section 7.3 arising out of such repurchase transaction;
(w)Liens securing obligations in respect letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments permitted under Sections 7.6(d), (f), and (t);
(x)Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale of any asset in the Ordinary Course of Business and permitted by this Agreement or (ii) by operation of law under Article 2 of the UCC (or similar Requirements of Law of any jurisdiction);

(y)Liens (i) in favor of any Loan Party and/or (ii) granted by any non-Loan Party in favor of any Restricted Subsidiary that is not a Loan Party, in the case of each of clauses (i) and (ii), securing intercompany Indebtedness permitted under Section 7.6;
(z)Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(aa)Liens on specific items of inventory or other goods and the proceeds thereof securing the relevant Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;
(bb)Liens that secure Indebtedness permitted under Section 7.6(w);
(cc)(i) Liens on Equity Interests of joint ventures or Unrestricted Subsidiaries securing capital contributions to, or obligations of, such Persons and (ii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-Wholly-Owned Subsidiaries;
(dd)Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;
(ee)Liens securing Indebtedness incurred in reliance on, and subject to the provisions set forth in, Section 7.6(q); provided, that (i) any such Lien on any ABL Facility Priority Collateral shall be junior to the Lien securing the Obligations, and (ii) any such Lien that is granted in reliance on this clause (ee) on the Collateral and is pari passu or junior to the Lien securing the Obligations shall be subject to an Acceptable Intercreditor Agreement;
(ff)Liens on Excluded Real Property securing Indebtedness permitted under Section 7.6(n); and
(gg)Liens securing Permitted Purchase Money Indebtedness so long as such Lien is confined soley to the fixed assets acquired through the incurrence of the Permitted Purchase Money Indebtedness secured by such lien and the proceeds and other assets related solely to such fixed assets.
7.3Investments.  No Loan Party shall, nor shall any of its Restricted Subsidiaries, make or own any Investment in any other Person except for:
(a)cash or Investments that were Cash Equivalents at the time made;
(b)(i) Investments existing on the Closing Date in any Loan Party or in any subsidiary, (ii) Investments made after the Closing Date among any Loan Party and/or one or more Restricted Subsidiaries that are Loan Parties, (iii) Investments made after the Closing Date by any Loan Party in Holdings and/or any Restricted Subsidiary that is not a Loan Party, together with Permitted Acquisitions to the extent permitted by clause (b)(i) of the definition thereof, in an aggregate outstanding amount not to exceed the Non-Loan Party Investment Cap, (iv) Investments made by any Restricted Subsidiary that is not a Loan Party in any Loan Party and/or any other

Restricted Subsidiary that is not a Loan Party and (v) Investments made by any Loan Party and/or any Restricted Subsidiary that is not a Loan Party in the form of any contribution or Disposition of the Equity Interests of any Person that is not a Loan Party;
(c)Investments (i) constituting deposits, prepayments and/or other credits to suppliers, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts and/or (iii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the Ordinary Course of Business or to the extent necessary to maintain the ordinary course of supplies to Loan Parties or any of their Restricted Subsidiary;
(d) (i) Permitted Acquisitions and (ii) any Investment in any Restricted Subsidiary that is not a Loan Party in an amount required to permit such Restricted Subsidiary to consummate a Permitted Acquisition (in compliance, if applicable, with any cap on Investments in non-Loan Parties that is set forth in the relevant carve-out from this Section 7.3), which amount is actually applied by such Restricted Subsidiary to consummate such Permitted Acquisition;
(e)Investments (i) existing on, or contractually committed to as of, the Closing Date and described on Schedule 7.3 and (ii) any modification, replacement, renewal or extension of any Investment described in clause (i) above so long as no such modification, renewal or extension thereof increases the amount of such Investment except by the terms thereof or as otherwise permitted by this Section 7.3;
(f)Investments received in lieu of cash in connection with any Disposition permitted by Section 7.1;
(g)loans or advances to present or former employees, directors, members of management, officers, managers or consultants or independent contractors (or their respective Immediate Family Members) of any Parent Company, the Borrowing Agent, any of their Subsidiaries and/or any joint venture to the extent permitted by Requirements of Law, in connection with such Person’s purchase of Equity Interests of any Parent Company, either (i) in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding or (ii) so long as the proceeds of such loan or advance are substantially contemporaneously contributed to the Borrowing Agent for the purchase of Equity Interests;
(h)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the Ordinary Course of Business;
(i)Investments consisting of (or resulting from) Indebtedness permitted under Section 7.6 (other than Indebtedness permitted under Sections 7.6(b) and (g)), Permitted Liens, Restricted Payments permitted under Section 7.5 (other than Section 7.5(g)), Restricted Debt Payments permitted by Section 7.14 and mergers, consolidations, amalgamations, liquidations, windings up, dissolutions or Dispositions permitted by Section 7.1 (other than Section 7.1(a) (if made in reliance on subclause (ii)(y) of the proviso thereto), Section 7.1(b) (if made in reliance on clause (ii) therein), Section 7.1(c)(ii) (if made in reliance on clause (B) therein) and Section 7.1(g));

(j)Investments in the Ordinary Course of Business consisting of endorsements for collection or deposit and customary trade arrangements with customers;
(k)Investments (including debt obligations and Equity Interests) received (i) in connection with the bankruptcy, restructuring or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other account debtors arising in the Ordinary Course of Business, (iii) upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and/or (iv) as a result of the settlement, compromise, resolution of litigation, arbitration or other disputes;
(l)loans and advances of (x) payroll payments or other compensation and (y) moving, entertainment and travel expenses, drawing accounts and similar expenditures, in each case under this clause (l) to present or former employees, directors, members of management, officers, managers or consultants of any Parent Company (to the extent such payments or other compensation relate to services provided to such Parent Company (but excluding, for the avoidance of doubt, the portion of any such amount, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than Holdings and/or its subsidiaries)), the Borrowing Agent and/or any of their Restricted Subsidiaries in the Ordinary Course of Business;
(m)Investments to the extent that payment therefor is made solely with Equity Interests of any Parent Company or Qualified Equity Interests of the Borrowing Agent or any of their Restricted Subsidiaries, in each case, to the extent not resulting in a Change of Control;
(n)(i) Investments of any Restricted Subsidiary acquired after the Closing Date, or of any Person acquired by, or merged into or consolidated or amalgamated with, any Loan Party or any Restricted Subsidiary thereof after the Closing Date, in each case as part of an Investment otherwise permitted by this Section 7.3 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of the relevant acquisition, merger, amalgamation or consolidation and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) of this Section 7.3(n) so long as no such modification, replacement, renewal or extension thereof increases the amount of such Investment except as otherwise permitted by this Section 7.3;
(o)Investments made in connection with the Transactions;
(p)Investments made after the Closing Date by Holdings and/or any of its Restricted Subsidiaries in an aggregate amount at any time outstanding not to exceed $10,000,000;
(q)[reserved];
(r)to the extent not constituting Indebtedness, (i) Guarantees of leases (other than capital leases) or of other obligations and (ii) Guarantees of the lease obligations of suppliers, customers, franchisees and licensees of Loan Parties and/or any of their Restricted Subsidiaries, in each case, in the Ordinary Course of Business;

(s)Investments in any Parent Company in amounts and for purposes for which Restricted Payments to such Parent Company are permitted under Section 7.5(a); provided that any Investment made as provided above in lieu of any such Restricted Payment shall reduce availability under the applicable Restricted Payment basket under Section 7.5(a);
(t)Investments under any Derivative Transaction of the type permitted under Section 7.6(a);
(u)Investments (i) in joint ventures and Unrestricted Subsidiaries, or (ii) in any Restricted Subsidiary to enable such Restricted Subsidiary to make Investments in joint ventures and Unrestricted Subsidiaries, provided that the aggregate outstanding amount of Investments described in the foregoing clauses (i) and (ii), collectively (and without duplication), shall not exceed $15,000,000;
(v)Investments made in joint ventures or non-Wholly-Owned Subsidiaries as required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements entered into in the Ordinary Course of Business;
(w)unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that the same are permitted to remain unfunded under applicable Requirements of Law;
(x)Investments in Holdings, the Borrowing Agent, any subsidiary and/or any joint venture in connection with intercompany cash management arrangements and related activities in the Ordinary Course of Business; and
(y)Investments in Foreign Subsidiaries in an aggregate outstanding amount not to exceed $15,000,000; and
(z)additional Investments in an unlimited amount to the extent that the Specified Conditions are satisfied before and after giving effect thereto;

provided that no Loan Party shall be permitted to take any action under clauses (g), (p), (u), (v), or (y) this Section 7.3 unless the Specified Conditions have been satisfied.

7.4[Reserved].
7.5Restricted Payments.  The Loan Parties shall not pay or make, directly or indirectly, any Restricted Payment, except that:
(a)the Loan Parties may make Restricted Payments to the extent necessary to permit any Parent Company:
(a)to (A) pay general administrative and operating costs and expenses (including corporate overhead, legal or similar expenses and customary salary, bonus and other benefits payable to directors, officers, employees, members of management, managers, employees and/or consultants of any Parent Company (and/or any Immediate Family Member of any of the

foregoing, to the extent otherwise entitled to such payment)) and franchise fees, franchise Taxes and similar fees, Taxes and expenses required to maintain the organizational existence of such Parent Company, in each case, which are reasonable and customary and incurred in the Ordinary Course of Business, plus any reasonable and customary indemnification claims made by directors, officers, members of management, managers, employees or consultants of any Parent Company, in each case, to the extent attributable to the ownership or operations of Holdings (but excluding, for the avoidance of doubt, the portion of any such amount, if any, that is attributable to the ownership or operations of any subsidiary of Holdings other than the Borrowing Agent and/or its subsidiaries), the Borrowing Agent and their Restricted Subsidiaries; provided, that Restricted Payments made pursuant to this Section 7.5(a)(i)(A) shall not exceed $5,000,000 in any Fiscal Year and (B) pay costs and expenses associated with the compliance by Holdings of the requirements and/or regulations applicable to public companies, including, without limitation, the “Sarbanes-Oxley” legislation and related regulatory rules and regulations promulgated thereunder;
(b)to pay Taxes due and payable by such Parent Company to any taxing authority and that are attributable to the income or operation of Loan Parties and/or their Restricted Subsidiaries, including any consolidated, combined or similar income tax liabilities attributable to taxable income of Loan Parties and/or their Restricted Subsidiaries;
(c)to pay audit and other accounting and reporting expenses of such Parent Company to the extent attributable to Holdings (but excluding, for the avoidance of doubt, the portion of any such expenses, if any, attributable to the ownership or operations of any subsidiary of such Parent Company other than Holdings and/or its subsidiaries), the Borrowing Agent and their Restricted Subsidiaries;
(d)for the payment of insurance premiums to the extent attributable to Holdings (but excluding, for the avoidance of doubt, the portion of any such premiums, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than Holdings and/or its subsidiaries), the Borrowing Agent and their Restricted Subsidiaries; and
(e)to finance any Investment permitted under Section 7.3 (provided that (x) any Restricted Payment under this Section 7.5(a)(v) shall be made substantially concurrently with the closing of such Investment and (y) the relevant Parent Company shall, promptly following the closing thereof, cause (I) all property acquired to be contributed to any Loan Party or one or more of any Restricted Subsidiary thereof, or (II) the merger, consolidation or amalgamation of the Person formed or acquired into any Loan Party or one or more of its Restricted Subsidiaries, in order to consummate such Investment in compliance with the applicable requirements of Section 7.3 as if undertaken as a direct Investment by such Loan Party or the relevant Restricted Subsidiary).
(b)any Loan Party may (or may make Restricted Payments to allow any Parent Company to) repurchase, redeem or otherwise acquire or retire for value the Equity Interests of any Parent Company or any subsidiary held by any future, present or former employee, director, member of management, officer or consultant (or any Affiliate or Immediate Family Member thereof) of any Parent Company, the Borrowing Agent or any of their Restricted Subsidiaries:

(a)with cash and Cash Equivalents (and including, to the extent constituting a Restricted Payment, amounts paid in respect of promissory notes issued to evidence any obligation to repurchase, redeem, retire or otherwise acquire or retire for value the Equity Interests of any Parent Company or any Restricted Subsidiary held by any future, present or former employee, director, member of management, officer or consultant (or any Affiliate or Immediate Family Member thereof) of any Parent Company, the Borrowing Agent or any of their subsidiaries) in an amount not to exceed the Threshold Amount in any Fiscal Year, which, if not used in such Fiscal Year, may be carried forward to the next succeeding Fiscal Year;
(b)with the proceeds of any sale or issuance of the Equity Interests of any Loan Party or any Parent Company (to the extent such proceeds are contributed in respect of Qualified Equity Interests to any other Loan Party or any Restricted Subsidiary thereof), to make Restricted Payments or Restricted Debt Payments hereunder, or as all or a portion of any Cure Amount; or
(c)with the net proceeds of any key-man life insurance policies;
(c)[reserved];
(d)The Borrowing Agent may make Restricted Payments (i) to any Parent Company to enable such Parent Company to make cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of such Parent Company and (ii) consisting of (A) payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former officers, directors, employees, members of management, managers or consultants of Loan Parties, any Restricted Subsidiary thereof or any Parent Company or any of their respective Immediate Family Members and/or (B) repurchases of Equity Interests in consideration of the payments described in sub-clause (A) above;
(e)the Borrowing Agent may make Restricted Payments to repurchase (or make Restricted Payments to any Parent Company to enable it to repurchase) Equity Interests upon the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests if such Equity Interests represents all or a portion of the exercise price of such warrants, options or other securities convertible into or exchangeable for Equity Interests as part of a “cashless” exercise;
(f)the Borrowing Agent may make Restricted Payments, the proceeds of which are applied on the Closing Date, solely to effect the consummation of the Transactions;
(g)to the extent constituting a Restricted Payment, the Borrowing Agent may consummate any transaction permitted by Section 7.3 (other than Sections 7.3(i) and (s)), Section 7.1 (other than Section 7.1(g)); and
(h)additional Restricted Payments in an unlimited amount to the extent that the Specified Conditions are satisfied before and after giving effect thereto, as determined at the time that any such Restricted Payment is declared;

provided that no Loan Party shall be permitted to take any action under this Section 7.5 with respect to any Restricted Payment made in cash (other than those set forth in Section 7.5(a)(i)-(iv) and Section 7.5(f)) unless the Specified Conditions have been satisfied.

7.6Indebtedness.  No Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, except:
(a)the Obligations, so long as, with respect to Derivative Transactions, that such Obligations are not entered into for speculative purposes;
(b)Indebtedness of any Loan Party owed to any other Loan Party or Restricted Subsidiary; provided that in the case of any Indebtedness of any Restricted Subsidiary that is not a Loan Party owing to any Loan Party, such Indebtedness shall be permitted as an Investment under Section 7.3; provided, further, that any Indebtedness of any Loan Party to any Restricted Subsidiary that is not a Loan Party must be expressly subordinated to the Obligations of such Loan Party on terms that are reasonably acceptable to the Agent;
(c)unsecured Indebtedness arising from any agreement providing for indemnification, adjustment of purchase price or similar obligations (including seller notes and contingent earn-out obligations) incurred in connection with any Disposition permitted hereunder or any Permitted Acquisition; provided that the aggregate principal amount of such Indebtedness shall not to exceed $30,000,000 outstanding at any time;
(d)Indebtedness of any Loan Party and/or any Restricted Subsidiary thereof (i) pursuant to tenders, statutory obligations, bids, leases, governmental contracts, trade contracts, surety, stay, customs, appeal, performance and/or return of money bonds or other similar obligations incurred in the Ordinary Course of Business and (ii) in respect of any letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments to support any of the foregoing items;
(e)Indebtedness of any Loan Party and/or any Restricted Subsidiary thereof in respect of commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with Cash Management Products and Services and Deposit Accounts, including banking services obligations and incentive, supplier finance or similar programs;
(f)(i) Guarantees by any Loan Party or any Restricted Subsidiary thereof of the obligations of suppliers, customers and licensees in the Ordinary Course of Business, (ii) Indebtedness incurred in the Ordinary Course of Business in respect of obligations of any Loan Party and/or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services, provided that to the extent any such Guarantee by a Loan Party of the obligations of a non-Loan Party constitutes an Investment, such Investment is permitted by Section 7.3, and (iii) Indebtedness in respect of letters of credit, bankers’ acceptances, bank guaranties or similar instruments supporting trade payables, warehouse receipts or similar facilities entered into in the Ordinary Course of Business;
(g)Guarantees by any Loan Party and/or any Restricted Subsidiary of Indebtedness or other obligations of any other Loan Party and/or any Restricted Subsidiary thereof with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 7.6 or other obligations not prohibited by this Agreement; provided that in the case of any Guarantee by any Loan Party of the obligations of any non-Loan Party, the related Investment is permitted under Section 7.3;
(h)Indebtedness of any Loan Party and/or any Restricted Subsidiary thereof existing, or pursuant to commitments existing, on the Closing Date and described on Schedule 7.6 and intercompany Indebtedness outstanding on the Closing Date;
(i)Indebtedness of Restricted Subsidiaries that are not Loan Parties; provided that the aggregate principal amount at any time outstanding of such Non-Loan Party Indebtedness shall not exceed the Non-Loan Party Cap;
(j)Indebtedness of any Loan Party and/or any Restricted Subsidiary with respect to capital leases and Purchase Money Indebtedness (i) incurred prior to or within 270 days of the acquisition, lease, completion of construction, repair of, replacement, improvement to or installation of the assets acquired, leased, constructed, repaired, replaced, improved or installed in connection with the incurrence of such Indebtedness in an aggregate outstanding principal amount not to exceed the greater of (x) $75,000,000 and (y) fifty percent (50%) of the Consolidated Adjusted EBITDA for the four Fiscal Quarter period ended immediately prior to the incurrence of such Indebtedness and (ii) outstanding on the Second Amendment Effective Date (as such Indebtedness may be refinanced or replaced from time to time up to such outstanding amount); provided, that such amount permitted under this clause (ii), taken together with any ordinary course capital leases, purchase money indebtedness, equipment financings, real estate financings, letters of credit and surety bonds that were permitted to survive under Section 8.1(x)(B) on the Closing Date, shall not exceed an aggregate amount of $85,000,000;
(k)Indebtedness of any Person that becomes a Restricted Subsidiary or Indebtedness assumed in connection with an acquisition permitted hereunder after the Closing Date; provided that (i) such Indebtedness (A) existed at the time such Person became a Restricted Subsidiary or the assets subject to such Indebtedness were acquired and (B) was not created or incurred in anticipation thereof, (ii)  no Event of Default exists or would result from such acquisition, (iii) the Loan Parties are in compliance with Section 6.5(b), calculated on a Pro Forma Basis as of the last day of the most recently ended test period and (iv) after giving effect to the assumption thereof, the outstanding principal amount of Non-Loan Party Indebtedness does not exceed the Non-Loan Party Cap;
(l)Indebtedness consisting of promissory notes issued by any Loan Party or any Restricted Subsidiary thereof to any stockholder of any Parent Company or any current or former director, officer, employee, member of management, manager or consultant of any Parent Company, any Loan Party or any subsidiary (or their respective Immediate Family Members) to finance the purchase or redemption of Equity Interests of any Parent Company permitted by Section 7.5;
(m)any Loan Party and any Restricted Subsidiary thereof may become and remain liable for any Indebtedness refinancing, refunding or replacing any Indebtedness permitted under this clause (m) and clauses (a), (h), (i), (j), (k), (n), (o), (q), (s), (w) and (z) of this Section 7.6 (in any case, including any refinancing Indebtedness incurred in respect thereof, “Refinancing Indebtedness”) and any subsequent Refinancing Indebtedness in respect thereof; provided that any refinancing, refunding or replacement of Indebtedness permitted under Section 7.6(i), (j), (n), (o), (s), (w) or (z) shall continue to constitute utilization of the applicable basket; provided further that:
(a)the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness being refinanced, refunded or replaced, except by (A) an amount equal to unpaid accrued interest and premiums (including tender premiums) thereon plus underwriting discounts, other reasonable and customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with the relevant refinancing, refunding or replacement and (B) additional amounts permitted to be incurred pursuant to this Section 7.6 (so long as such Indebtedness is permitted to be incurred pursuant to a subsection of this Section 7.6, other than this Section 7.6(m), and, to the extent secured by Liens, such Liens are permitted to secure such Indebtedness pursuant to a subsection of Section 7.2, other than Section 7.2(k) and is deemed to constitute a utilization of the relevant basket or exception pursuant to which such additional amount is permitted),
(b)other than in the case of Refinancing Indebtedness with respect to clauses (h), (j), (k), and/or (o) of this Section 7.6 such Indebtedness has a final maturity equal to or later than (and, in the case of revolving Indebtedness, does not require mandatory commitment reductions, if any, prior to) the final maturity of the Indebtedness being refinanced, refunded or replaced,
(c)the terms of any Refinancing Indebtedness (excluding pricing, fees, premiums, rate floors, optional prepayment or redemption terms (and, if applicable, subordination terms) and, with respect to Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (a) above, security), are not, taken as a whole (as reasonably determined by Borrowing Agent), more favorable to the lenders providing such Indebtedness than those applicable to the Indebtedness being refinanced, refunded or replaced (other than any covenants or any other provisions applicable only to periods after the Latest Maturity Date as of such date or any covenants or provisions which are then-current market terms for the applicable type of Indebtedness),
(d)except in the case of Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (a) of this Section 7.6, (A) such Indebtedness, if secured, is secured only by Permitted Liens at the time of such refinancing, refunding or replacement (it being understood that such secured Indebtedness may go from being secured to being unsecured), and, in the case of Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (n) of this Section 7.6, shall be secured solely by Excluded Real Property (B) such Indebtedness is incurred by the obligor or obligors in respect of the Indebtedness being refinanced, refunded or replaced, except to the extent otherwise permitted pursuant to Sections 7.2, 7.3 and

7.6 and (C) if the Indebtedness being refinanced, refunded or replaced was originally contractually subordinated to the Obligations in right of payment (or the Liens securing such Indebtedness were originally contractually subordinated to the Liens on the Collateral securing the Obligations), such Indebtedness is contractually subordinated to the Obligations in right of payment (or the Liens securing such Indebtedness are subordinated to the Liens on the Collateral securing the Obligations) on terms not materially less favorable (as reasonably determined by the Borrowing Agent), taken as a whole, to the Lenders than those applicable to the Indebtedness (or Liens, as applicable) being refinanced, refunded or replaced, taken as a whole,
(e)in the case of Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (a) of this Section 7.6, (A) such Indebtedness is pari passu or junior in right of payment and secured by the Collateral on a pari passu or junior basis with respect to the remaining Obligations hereunder, or is unsecured; provided that any such Indebtedness that is pari passu or junior with respect to the Collateral shall be subject to an Acceptable Intercreditor Agreement, (B) if the Indebtedness being refinanced, refunded or replaced is secured, it is not secured by any assets other than the Collateral, (C) if the Indebtedness being refinanced, refunded or replaced is Guaranteed, it shall not be Guaranteed by any Person other than one or more Loan Parties and (D) such Indebtedness is incurred under (and pursuant to) documentation other than this Agreement; and
(f)intercompany Indebtedness under Section 7.6(h) may only be refinanced, refunded or replaced with other intercompany Indebtedness;
(n)Indebtedness secured solely by a lien on any Excluded Real Property;
(o)Indebtedness of any Loan Party and/or any Restricted Subsidiary thereof in an aggregate outstanding principal amount not to exceed $25,000,000;
(p)to the extent constituting Indebtedness, obligations arising under the Closing Date Merger Agreement;
(q)additional Indebtedness of any Loan Party and/or any Restricted Subsidiary so long as, after giving effect thereto, including the application of the proceeds thereof (but without “netting” cash proceeds of the applicable Indebtedness), (i) (A) if such Indebtedness is secured by a Lien on the Collateral that is pari passu with the Lien on the Collateral securing the Term Facility, the First Lien Leverage Ratio does not exceed 3.75:1.00, (2) if such Indebtedness is secured by a Lien on the Collateral that is junior to the Lien on the Collateral securing the Term Facility, the Secured Leverage Ratio does not exceed 3.75:1.00 and (3) the Total Leverage Ratio does not exceed 3.75:1.00, (ii) any such Indebtedness that is subordinated to the Obligations in right of payment or collateral shall be subject to an Acceptable Intercreditor Agreement, and (iii) any such Indebtedness that is secured by any ABL Priority Collateral shall be junior in right of security with respect to the ABL Priority Collateral and shall be subject to an Acceptable Intercreditor Agreement; provided, however, that the aggregate outstanding principal amount of Non-Loan Party Indebtedness shall not, at any time, exceed the Non-Loan Party Cap;
(r)Indebtedness of any Loan Party and/or any Restricted Subsidiary thereof incurred in respect of any Term Facility in an aggregate outstanding principal or committed amount that does not exceed the aggregate amount of Term Loans permitted to be incurred under the Term Loan Agreement as in effect on the Second Amendment Effective Date (after giving effect to any amendment to the Term Loan Agreement entered into as of such date);
(s)Term Loan Incremental Equivalent Debt;
(t)Indebtedness (including obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments with respect to such Indebtedness) incurred by any Loan Party and/or any Restricted Subsidiary thereof in respect of workers compensation claims, unemployment insurance (including premiums related thereto), other types of social security, pension obligations, vacation pay, health, disability or other employee benefits;
(u)Indebtedness of any Loan Party and/or any Restricted Subsidiary thereof representing (i) deferred compensation to current or former directors, officers, employees, members of management, managers, and consultants of Holdings, the Borrowing Agent and/or any Restricted Subsidiary in the Ordinary Course of Business and (ii) deferred compensation or other similar arrangements in connection with the Transactions, any Permitted Acquisition or any other Investment permitted hereby;
(v)Indebtedness of Holdings and/or any Restricted Subsidiary to the extent supported by any Letter of Credit;
(w)Indebtedness incurred by any Foreign Subsidiary that is either unsecured or is secured solely by the assets directly owned by such Foreign Subsidiary, in an aggregate outstanding principal amount not to exceed $15,000,000 for all Foreign Subsidiaries;
(x)without duplication of any other Indebtedness, all premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness of any Loan Party and/or any Restricted Subsidiary thereof permitted under this Section 7.6; and
(y)Permitted Purchase Money Indebtedness.
7.7Nature of Business.  Engage in any material line of business other than (a) the businesses engaged in by Holdings or any of its Restricted Subsidiaries on the Closing Date and similar, complementary, ancillary or related businesses and (b) such other lines of business as may be consented to by the Required Lenders.
7.8Transactions with Affiliates.  Enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) involving payment in excess of $2,500,000 with any of their respective Affiliates on terms that are less favorable to Holdings or such Restricted Subsidiary, as the case may be (as reasonably determined by the Borrower), than those that might be obtained at the time in a comparable arm’s-length transaction from a Person who is not an Affiliate; provided that the foregoing restriction shall not apply to:

(a)any transaction between or among any Loan Party and/or one or more Restricted Subsidiaries (or any entity that becomes a Restricted Subsidiary as a result of such transaction) to the extent permitted or not restricted by this Agreement;
(b)any issuance, sale or grant of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans approved by the board of directors (or equivalent governing body) of any Parent Company or any Restricted Subsidiary;
(c)(i) any collective bargaining agreement, employment agreement, severance agreement or compensatory (including profit sharing) arrangement entered into by any Loan Party or any of its Restricted Subsidiaries with their respective current or former officers, directors, members of management, managers, employees, consultants or independent contractors or those of any Parent Company, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with current or former officers, directors, members of management, managers, employees, consultants or independent contractors and (iii) transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers current or former officers, directors, members of management, managers, employees, consultants or independent contractors or any employment contract or arrangement;
(d)(i) transactions permitted by Sections 7.6(c), (l) and (u), 7.5 and 7.3(g), (l), (n), (p), (s), (u), (v), (w) and (x) and (ii) issuances of Equity Interests and issuances or incurrences of Indebtedness not restricted by this Agreement;
(e)transactions in existence on the Closing Date and described on Schedule 7.8 and any amendment, modification or extension thereof to the extent such amendment, modification or extension, taken as a whole, is not adverse to the Lenders in any material respect;
(f)the payment of all indemnification obligations and expenses owed to any Management Investor and any of their respective directors, officers, members of management, managers, employees and consultants whether currently due or paid in respect of accruals from prior periods;
(g)the Transactions and the Closing Date Payments, including the payment of Transaction Costs and other payments required under the Closing Date Merger Agreement;
(h)Guarantees permitted by Section 7.6 or Section 7.3;
(i)the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, members of the board of directors (or similar governing body), officers, employees, members of management, managers, consultants and independent contractors of Holdings and/or any of its Restricted Subsidiaries in the ordinary course of business and, in the case of payments to such Person in such capacity on behalf of any Parent Company, to the extent attributable to the operations of any Borrower or its subsidiaries;

(j)transactions with customers, clients, suppliers, joint ventures, purchasers or sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business, which are (i) fair to Holdings and/or its applicable Restricted Subsidiaries in the good faith determination of the board of directors (or similar governing body) of Holdings or the senior management thereof or (ii) on terms at least as favorable to Holdings and/or its applicable Restricted Subsidiary as might reasonably be obtained from a Person other than an Affiliate;
(k)the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to shareholders under any shareholder agreement;
(l)any purchase by Holdings of the Equity Interests of (or contribution to the equity capital of) the Borrowing Agent;
(m)any transaction in respect of which Holdings delivers to the Agent a letter addressed to the board of directors (or equivalent governing body) of Holdings from an accounting, appraisal or investment banking firm of nationally recognized standing stating that such transaction is on terms that are no less favorable to Holdings or the applicable Restricted Subsidiary than might be obtained at the time in a comparable arm’s length transaction from a Person who is not an Affiliate; and
(n)any issuance, sale or grant of Qualified Equity Interests or other payments, awards or grants in Cash, Qualified Equity Interests or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans approved by a majority of the members of the board of directors (or similar governing body) or a majority of the disinterested members of the board of directors (or similar governing body) of Holdings or the applicable Restricted Subsidiary in good faith.
7.9[Reserved].
7.10Fiscal Year and Accounting Changes.  Change its Fiscal Year from ending on December 31 or make any material change (i) in accounting treatment and reporting practices except as required or permitted by GAAP and not in violation of any other provision of this Agreement or (ii) in tax reporting treatment except as required or permitted by law and not in violation of any other provision of this Agreement.
7.11Pledge of Credit.  Now or hereafter pledge Agent’s or any Lender’s credit on any purchases, commitments or contracts or for any purpose whatsoever or use any portion of any Advance in or for any business other than such Loan Party’s business as described in Section 5.21 of this Agreement and except for the issuance of any Letter of Credit.
7.12[Reserved].
7.13Compliance with ERISA.  In each case, except to the extent not reasonably expected to result in a Material Adverse Effect, Holdings and each of its Restricted Subsidiaries shall not (i) (x) maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Pension Plan or Multiemployer Plan not maintained as of the Closing Date (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt “prohibited transaction”, as that term is defined in Section 406 of ERISA or Section 4975 of the Code, (iii) terminate, or permit any member of the Controlled Group to terminate, any Pension Plan where such event could result in any liability of any member of the Controlled Group or the imposition of a lien on the property of any member of the Controlled Group pursuant to Section 4068 of ERISA, (iv) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (v) fail promptly to notify Agent of the occurrence of any Termination Event, (vi) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other Applicable Laws in respect of any Plan, (vii) fail to meet, permit any member of the Controlled Group to fail to meet, or permit any Pension Plan to fail to meet all minimum funding requirements under ERISA and the Code, without regard to any waivers or variances, or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Pension Plan, or (viii) cause, or permit any member of the Controlled Group to cause, a representation or warranty in Section 5.8(d) to cease to be true and correct.

7.14Prepayment of Indebtedness.  Make any payment in cash on or in respect of principal of or interest on any (x) Junior Lien Indebtedness, (y) Junior Indebtedness and (z) unsecured Indebtedness (the Indebtedness described in clauses (x), (y) and (z), the “Restricted Debt”), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Restricted Debt prior to the scheduled maturity (collectively, “Restricted Debt Payments”), except:
(a)any purchase, defeasance, redemption, repurchase, repayment or other acquisition or retirement thereof made by exchange for, or out of the proceeds of, Refinancing Indebtedness permitted to be incurred pursuant to Section 7.6(m);
(b)payments of regularly scheduled interest and payments of fees, expenses and indemnification obligations as and when due (other than payments with respect to Junior Indebtedness that are prohibited by the subordination provisions thereof);
(c)Restricted Debt Payments in exchange for, or, if the Specified Conditions have been satisfied, with proceeds of any issuance of, Qualified Equity Interests of the Borrowing Agent and/or any capital contribution in respect of Qualified Equity Interests of the Borrowing Agent, but only to the extent such proceeds have not otherwise been applied to make Restricted Payments or Restricted Debt Payments hereunder, or as all or a portion of any Cure Amount, (B) Restricted Debt Payments as a result of the conversion of all or any portion of any Restricted Debt into Qualified Equity Interests of the Borrowing Agent or any Parent Company and (C) to the extent constituting a Restricted Debt Payment, payment-in-kind interest with respect to any Restricted Debt that is permitted under Section 7.6; and
(d)other Restricted Debt Payments in an unlimited amount, provided that the Specified Conditions have been satisfied.
7.15[Reserved].

7.16Amendments of or Waivers with Respect to Restricted Debt.  Amend or otherwise modify the terms of any Restricted Debt (or the documentation governing any Restricted Debt) (a) if the effect of such amendment or modification, together with all other amendments or modifications made, is materially adverse to the interests of the Lenders (in their capacities as such) or (b) in violation of any intercreditor agreement related to such debt entered into with the Agent or the subordination terms set forth in the definitive documentation governing any Restricted Debt.
7.17Additional Negative Pledges.  Enter into any agreement prohibiting the creation or assumption of any Lien upon its properties, whether now owned or hereafter acquired, for the benefit of the Agent and the Lenders with respect to the Obligations, except with respect to:
(a)specific property to be sold pursuant to any Disposition permitted by Section 7.1;
(b)restrictions contained in any agreement with respect to Indebtedness permitted by Section 7.6 that is secured by a Permitted Lien, but only if such restrictions apply only to the Person or Persons obligated under such Indebtedness and its or their Restricted Subsidiaries or the property or assets securing such Indebtedness;
(c)restrictions contained in the documentation governing Indebtedness permitted by clauses (j), (n), (o), (q), (r), (s) and/or (w) of Section 7.6 (and clause (m) of Section 7.6 to the extent relating to any refinancing, refunding or replacement of Indebtedness incurred in reliance on clauses (a), (j), (n), (o), (q), (r), (s) and/or (w)) of Section 7.6);
(d)restrictions by reason of customary provisions restricting assignments, subletting or other transfers (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses and other agreements entered into in the ordinary course of business (provided that such restrictions are limited to the relevant leases, subleases, licenses, sublicenses or other agreements and/or the property or assets secured by such Liens or the property or assets subject to such leases, subleases, licenses, sublicenses or other agreements, as the case may be);
(e)Permitted Liens and restrictions in the agreements relating thereto that limit the right of Holdings and/or any Restricted Subsidiary to Dispose of, or encumber the assets subject to such Liens;
(f)provisions limiting the Disposition or distribution of assets or property in joint venture agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements (or the Persons the Equity Interests of which is the subject of such agreement);
(g)any encumbrance or restriction assumed in connection with an acquisition of the property or Equity Interests of any Person, so long as such encumbrance or restriction relates solely to the property so acquired (or to the Person or Persons (and its or their subsidiaries) bound thereby) and was not created in connection with or in anticipation of such acquisition;

(h)restrictions imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that restrict the transfer of the assets of, or ownership interests in, the relevant partnership, limited liability company, joint venture or any similar Person;
(i)restrictions on Cash or other deposits imposed by Persons under contracts entered into in the ordinary course of business or for whose benefit such Cash or other deposits exist;
(j)restrictions set forth in documents which exist on the Closing Date;
(k)restrictions contained in documents governing Indebtedness permitted hereunder of any Restricted Subsidiary that is not a Loan Party;
(l)restrictions set forth in any Loan Document, any Hedge Agreement and/or any agreement relating to any banking service obligation; and
(m)other restrictions or encumbrances imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of the contracts, instruments or obligations referred to in clauses (a) through (l) above; provided that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of Holdings, may be more restrictive with respect to such encumbrances and other restrictions, taken as a whole, than those in effect prior to the relevant amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
7.18[Reserved].
7.19[Reserved].
7.20Bank Accounts.  Open, maintain or otherwise have any deposit accounts or securities accounts, other than (a) accounts that are subject to a blocked account arrangement or control agreement with the relevant depository institution, (b) deposit accounts established after the Closing Date that are subject to a blocked account arrangement or control agreement with the relevant depository institution in form and substance satisfactory to Agent in its Permitted Discretion, (c) deposit accounts established solely as payroll or payroll tax accounts, zero balance accounts, tax accounts, healthcare reimbursement or other employee benefit accounts, (d) accounts of Foreign Subsidiaries maintained outside of the United States, and (e) other deposit accounts so long as at any time the balance in any such account under this clause (e) does not exceed $100,000 and the aggregate balance in all such accounts does not exceed $2,000,000.
Article VIIICONDITIONS PRECEDENT.
8.1Conditions to Initial Advances.  The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Agent, immediately prior to or concurrently with the making of such Advances of the following conditions precedent:

(a)Loan Documents.  Agent shall have received this Agreement, the Notes, the Pledge Agreement and (to the extent not satisfied by deliveries made under or in connection with the Existing Credit Agreement and not otherwise specified in this Section 8.1) each Other Document duly executed and delivered by an authorized officer of Loan Parties, as applicable;
(b)Filings, Registrations and Recordings.  Subject to the last paragraph of this Section 8.1 and the terms of this Agreement and each applicable Other Document, each document (including any UCC (or similar) financing statement) required by this Agreement or any applicable Other Documents or under applicable law to be filed, registered or recorded in order to create in favor of the Agent, for the benefit of the Lenders, a perfected Lien on the Collateral required to be delivered pursuant to this Agreement or any such Other Documents, prior and superior in right to any other Person (other than with respect to Permitted Liens and subject to the Intercreditor Agreement), shall be in proper form for filing, registration or recordation.
(c)Corporate and Company Proceedings of Borrowers.  Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors, Board of Managers or other similar managing body of each Loan Party authorizing (i) the execution, delivery and performance of this Agreement, and each of the Other Documents and (ii) the granting by each Loan Party of the security interests in and liens upon the Collateral in each case certified by the Secretary, an Assistant Secretary or another Responsible Officer of such Loan Party as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;
(d)Incumbency Certificates of Loan Parties.  Agent shall have received a certificate of the Secretary, Assistant Secretary or other Responsible Officer of each Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Loan Party executing this Agreement, the Other Documents, any certificate or other documents to be delivered by it pursuant hereto;
(e)Formation Documents.  Agent shall have received a copy of the Articles or Certificate of Incorporation or Formation, as applicable, of each Loan Party, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation or Formation together with copies of the By-Laws or Operating Agreement, as applicable, of each Loan Party certified as accurate and complete by the Secretary, Assitant Secretary or other Responsible Officer of each Loan Party;
(f)Good Standing Certificates.  Agent shall have received good standing certificates for and each Loan Party dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each Loan Party’s jurisdiction of organization;
(g)Legal Opinions.  Agent shall have received the executed legal opinions of counsel to Loan Parties in form and substance satisfactory to Agent which shall cover such customary matters as are incident to the transactions contemplated by this Agreement and the Other Documents, and Loan Parties hereby authorize and direct such counsel to deliver such opinions to Agent and Lenders;

(h)[Reserved];
(i)Solvency Certificate.  Agent shall have received a Solvency Certificate executed by Borrowing Agent in the form of Exhibit 8.1(i);
(j)[Reserved];
(k)Fees.  Prior to or substantially concurrently with the effectiveness of this Agreement, Agent shall have received all fees payable to Agent and Lenders on or prior to the Closing Date hereunder, including pursuant to Article III hereof and the Fee Letter;
(l)Financial Statements.  Agent shall have received (i) an audited consolidated balance sheet and audited consolidated statements of income, stockholders’ equity and cash flows of Borrowing Agent as of and for the Fiscal Years ended on or about December 31, 2014 and December 31, 2015, (ii) unaudited consolidated balance sheets and related statements of income and cash flows of Borrowing Agent for the Fiscal Quarter ended on or about September 30, 2016 and (iii) a pro forma consolidated balance sheet and related pro forma statement of income of Borrowing Agent as of the last day of and for the four Fiscal Quarters ended on or about September 30, 2016, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the statement of income); provided, that each such pro forma financial statement shall be prepared in good faith by Borrowing Agent.
(m)Closing Date Merger.  Substantially concurrently with the effectiveness of this Agreement, the Merger shall be consummated in accordance with the terms of the Closing Date Merger Agreement;
(n)Insurance.  Agent shall have received, in form and substance satisfactory to Agent, certificates of Loan Parties’ casualty insurance policies, naming Agent as lender loss payee (as applicable and subject to the Intercreditor Agreement), and certificates of Loan Parties’ liability insurance policies, naming Agent as a co-insured;
(o)Disbursement Agreement; Payment Instructions.  Agent shall have received written instructions from Borrowers directing the application of proceeds of the initial Advances made pursuant to this Agreement;
(p)[Reserved].
(q)No Adverse Material Change.  Except as otherwise contemplated by the Closing Date Merger Agreement, since December 22, 2016, no Material Adverse Effect shall have occurred.
(r)[Reserved].
(s)Perfection Certificate.  Agent shall have received a Perfection Certificate with respect to Loan Parties, in form and substance satisfactory to Agent;
(t)[Reserved].

(u)Closing Certificate.  Agent shall have received a certificate signed by a Responsible Officer of the Borrowing Agent attesting to the matters set forth in Sections 8.1(q) and (bb).
(v)Borrowing Base.  Agent shall have received evidence from Loan Parties that the aggregate amount of Eligible Receivables, Eligible Unbilled Receivables and Eligible Inventory is sufficient in value and amount to support Advances in the amount requested by Loan Parties on the Closing Date;
(w)[Reserved].
(x)Refinancing.  Prior to or substantially concurrently with the effectiveness of this Agreement,  all existing third party debt for borrowed money of Borrowing Agent and its subsidiaries, other than (A) Indebtedness outstanding under any Term Facility, (B) ordinary course capital leases, purchase money indebtedness, equipment financings, real estate financings, letters of credit and surety bonds; provided , that, the amounts permitted to survive under this clause (B) shall not exceed an aggregate amount of up to $45,000,000 and (C) other Indebtedness described on Schedule 7.6 hereto, will be repaid, redeemed, defeased, discharged, refinanced or terminated (or irrevocable notice for the repayment or redemption thereof will be given to the extent accompanied by any prepayments or deposits required to defease, terminate and satisfy in full the obligations under any related indentures or notes) and all commitments thereunder shall have been terminated (the actions described in this Section 8.1(x), the “Refinancing”).
(y)Closing Date Payments.  Agent shall have received evidence satisfactory to it that the Closing Date Payments have been paid in full;
(z)Know Your Customer; PATRIOT Act.  Agent shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities with respect to the Loan Parties under applicable “know your customers” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, that has been reasonably requested by any Lender at least ten (10) Business Days in advance of the Closing Date;
(aa)Term Loan Agreement.  The “Loan Documents” (as defined in the Term Loan Agreement) required by the terms of the Term Loan Agreement to be executed on the Closing Date shall have been, or substantially concurrently with the making of the Revolving Commitments hereunder on the Closing Date shall be, duly executed and delivered by each Loan Party that is party thereto, and Agent shall have received final, executed copies thereof;
(bb)Representations and Warranties. The (i) Specified Merger Agreement Representations shall be true and correct to the extent required by the terms of the definition thereof and (ii) the Specified Representations shall be true and correct in all material respects on and as of the Closing Date; provided that (A) in the case of any Specified Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be and (B) if any Specified Representation is  qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, (1) the definition thereof shall be the definition of “Material Adverse Effect” for purposes of the making or deemed making of such Specified Representation on, or as of, the Closing Date (or any date prior thereto) and (2) such Specified Representation shall be true and correct in all respects; and
(cc)Undrawn Availability.  After giving effect to the Transactions and any Advance to be made on the Closing Date, Undrawn Availability shall be $15,000,000.

For purposes of determining whether the conditions specified in this Section 8.1 have been satisfied on the Closing Date, by funding any Advances hereunder, the Agent and each Lender shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Agent or such Lender, as the case may be.

Notwithstanding the foregoing, to the extent that the Lien on any Collateral is not or cannot be created or perfected on the Closing Date (other than (a) execution and delivery of this Agreement by the Loan Parties, (b) a Lien on Collateral that is of the type that may be perfected solely by the filing of a financing statement under the UCC and (c) a Lien on the Equity Interests of the Borrowing Agent and each Subsidiary Guarantor (other than any subsidiary of the Borrowing Agent the certificate evidencing the Equity Interests of which has not been delivered to the Borrowing Agent at least two Business Days prior to the Closing Date, to the extent the Borrowing Agent has used commercially reasonable efforts to procure delivery thereof) that may be perfected on the Closing Date by the delivery of a stock or equivalent certificate (together with a stock power or similar instrument endorsed in blank for the relevant certificate)), in each case after the Borrowing Agent’s use of commercially reasonable efforts to do so without undue burden or expense, then the creation and/or perfection of such Lien shall not constitute a condition precedent to the availability or initial funding of the Commitments on the Closing Date.

8.2Conditions to Each Advance.  The agreement of Lenders to make any Advance requested to be made on any date after the initial Advances made on the Closing Date (which shall be  subject solely to the conditions set forth in Section 8.1), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:
(a)Representations and Warranties.  Each of the representations and warranties made by any Loan Party in or pursuant to this Agreement, the Other Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date);
(b)No Default.  No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that Agent, in its sole discretion, acting as a reasonable asset based lender, may, unless Required Lenders otherwise instruct Agent (but without limiting Sections 16.2(e) and (f)) and subject to the terms and provisions of Sections 16.2(e) and (f), continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

(c)Maximum Advances.  In the case of any type of Advance requested to be made, after giving effect thereto, the aggregate amount of such type of Advance shall not exceed the maximum amount of such type of Advance permitted under this Agreement.

Each request for an Advance by any Borrower hereunder shall constitute a representation and warranty by each Loan Party as of the date of such Advance that the conditions contained in this Section shall have been satisfied.

Article IXINFORMATION AS TO BORROWERS.

Each Loan Party shall, or (except with respect to Section 9.11) shall cause Borrowing Agent on its behalf to, until Payment in Full, in cash of the Obligations:

9.1Disclosure of Material Matters.  Promptly upon learning thereof, report to Agent all matters materially adversely affecting the value, enforceability or collectability of any material portion of the Collateral, including any Loan Parties’ reclamation or repossession of, or the return to any Loan Party of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.
9.2Schedules.  Deliver to Agent on or before the twentieth (20th) day of each month as and for the prior month (a) accounts receivable agings inclusive of reconciliations to the general ledger, (b) accounts payable schedules inclusive of reconciliations to the general ledger, (c) Inventory reports and (d) a Borrowing Base Certificate in form and substance satisfactory to Agent (which shall be calculated as of the last day of the prior month and which shall not be binding upon Agent or restrictive of Agent’s rights under this Agreement).  In addition, Loan Parties will deliver to Agent (i) a weekly Borrowing Base Certificate in form and substance satisfactory to Agent at any time Undrawn Availability falls below the greater of (A) ten percent (10%) of the Formula Amount or (B) $10,000,000 as measured at month end; provided, however, if Undrawn Availability for thirty (30) consecutive days is at least the greater of (A) ten percent (10%) of the Formula Amount or (B) $10,000,000 then only a monthly Borrowing Base Certificate will be required and (ii) at such intervals as Agent may reasonably require: (a) confirmatory assignment schedules; (b) copies of Customer’s invoices; (c) evidence of shipment or delivery, and (d) such further schedules, documents and/or information regarding the ABL Facility Priority Collateral as Agent may reasonably require including trial balances and test verifications.  Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder.  The items to be provided under this Section are to be in form satisfactory to Agent and executed by each Loan Party and delivered to Agent from time to time solely for Agent’s convenience in maintaining records of the ABL Facility Priority Collateral, and any Loan Parties’ failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent’s Lien with respect to the ABL Facility Priority Collateral.  Unless otherwise agreed to by Agent, the items to be provided under this Section 9.2 shall be delivered to Agent by the specific method of Approved Electronic Communication designated by Agent.
9.3[Reserved].

9.4Litigation.  Promptly notify Agent in writing of any claim, litigation, suit or administrative proceeding affecting any Loan Party, whether or not the claim is covered by insurance, and of any litigation, suit or administrative proceeding, which in any such case adversely affects any material portion of the ABL Facility Priority Collateral or which would reasonably be expected to have a Material Adverse Effect.
9.5Material Occurrences.  Promptly notify Agent in writing upon the occurrence of:  (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Loan Party as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Loan Party to a tax imposed by Section 4971 of the Code; (d) each and every default by any Loan Party which could reasonably be expected to result in the acceleration of the maturity of any Indebtedness with a then-outstanding principal balance of $10,000,000 or more, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (e) any other development in the business or affairs of any Loan Party, which would reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Borrowers propose to take with respect thereto.
9.6Government Receivables.  Notify Agent immediately if any of its Receivables that is desires to be Eligible Receivables arise out of contracts between any Loan Party and the United States, any state, or any department, agency or instrumentality of any of them.
9.7Annual Financial Statements.  Furnish Agent within ninety (90) days after the end of each fiscal year of Holdings, audited financial statements of Holdings on a Consolidated Basis including, but not limited to, statements of income and stockholders’ equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and accompanied by a report and opinion (which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like assumption, qualification or exception as to the scope of the audit other than any statement related to the maturity of the Term Facility or the Obligations in the fiscal year of the stated maturity date hereunder) of Grant Thornton LLP or another independent certified public accounting firm selected by Loan Parties and reasonably satisfactory to Agent (it being understood that any independent certified public accounting firm of nationally recognized standing will be deemed reasonably satisfactory to Agent).  The financial statements delivered pursuant to this Section 9.7 shall be accompanied by a Compliance Certificate, a Subsidiary Adjustment Certificate and a Perfection Certificate Supplement.
9.8Quarterly Financial Statements.  Furnish Agent within forty-five (45) days after the end of the first three fiscal quarters of each Fiscal Year, an unaudited consolidated balance sheet of Holdings and statements of income and stockholders’ equity and cash flow of Holdings on a consolidated basis reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year-end adjustments in accordance with GAAP and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year; provided, that any comparison to a prior period will be a comparison between the entity or entities, as applicable, that issued the financial statements at the applicable time.  The financial statements delivered pursuant to this Section 9.8 shall be accompanied by a Compliance Certificate and a Subsidiary Adjustment Certificate.

9.9Monthly Financial Statements.  Furnish Agent within thirty (30) days after the end of each month (other than each March, June, September or December) an unaudited consolidated balance sheet, statements of income on a consolidated basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, subject to normal and recurring quarter-end and year-end adjustments.
9.10Narrative Report.  Simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 9.7 and 9.8 above, a Narrative Report.
9.11Other Reports.  Furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof, with (i) copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Holdings, and copies of all annual, regular, periodic and special reports and registration statements which Holdings may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to Agent pursuant hereto to the extent the same are not publicly accessible online, (ii) copies of all material notices (including, for the avoidance of doubt, any notice of default) delivered with respect to any Term Facility, and (iii) without duplication of any obligations with respect to any such information that is otherwise required to be delivered under the provisions of any Other Document, copies of all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectus, if any, filed by any Loan Party with any securities exchange or with the SEC or any analogous governmental or private regulatory authority with jurisdiction over matters relating to securities.
9.12Additional Information.  Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by Loan Parties including, without the necessity of any request by Agent, (a) to the extent not otherwise required to be delivered hereunder, copies of all non-privileged environmental audits and reviews containing material findings, (b) at least ten (10) days prior thereto, notice of any Loan Parties’ opening of any new chief executive office or the establishment of any new location of (i) books and records relating to any ABL Facility Priority Collateral, (ii) Eligible Parts Inventory, or (iii) other Inventory having an aggregate value at such location in excess of $2,500,000, and (c) promptly upon any Loan Parties’ learning thereof, notice of any labor dispute to which such Loan Party may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which such Loan Party is a party or by which such Loan Party is bound.

9.13Projected Operating Budget.  Furnish Agent, as soon as available and in no event later than sixty (60) days after the beginning of Loan Parties’ Fiscal Years commencing with Fiscal Year 2017, a month by month projected operating budget and cash flow of Loan Parties for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of Holdings or the Borrowing Agent to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.
9.14Variances From Operating Budget.  At Agent's request, furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, a written report summarizing all material variances in excess of budgeted variances set forth in any budget submitted by Loan Parties pursuant to Section 9.13 and a discussion and analysis by management with respect to such variances.
9.15Notice of Suits, Adverse Events.  Furnish Agent with prompt written notice of (i) any lapse or other termination of any Consent issued to any Loan Party by any Governmental Authority or any other Person that is material to the operation of any Loan Party’s business, (ii) any refusal by any Governmental Authority or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by any Loan Party with any Governmental Authority or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Borrower or any Guarantor, or if copies thereof are requested by Lender, and (iv) copies of any material notices and other communications from any Governmental Authority or Person which specifically relate to any Loan Party.
9.16ERISA Notices and Requests.  Furnish Agent, promptly upon any Responsible Officer of Holdings becoming aware that any ERISA Event or Termination Event has occurred or is reasonably expected to occur that, alone or together with any other ERISA Event or Termination Event that has occurred or is reasonably expected to occur, could reasonably be expected to have a Material Adverse Effect, a written notice specifying the nature thereof.
9.17Additional Documents.  Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.
9.18Updates to Certain Schedules.  Deliver to Agent promptly as shall be required to maintain the related representations and warranties as true and correct in all material respects, updates to Schedules 4.4 (Locations of Equipment and Inventory), 5.2(b) (Subsidiaries), 5.9 (Intellectual Property), and 5.24 (Equity Interests); provided, that absent the occurrence and continuance of any Event of Default, Loan Parties shall only be required to provide such updates on an annual basis in connection with delivery of a Compliance Certificate with respect to the applicable Fiscal Year without any request therefor by Agent.  Any such updated Schedules delivered by Loan Parties to Agent in accordance with this Section 9.18 shall automatically and immediately be deemed to amend and restate the prior version of such Schedule previously delivered to Agent and attached to and made part of this Agreement.

9.19Delivery.  Documents required to be delivered pursuant to this Article 9 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrowing Agent (or a representative thereof) provides a link to such documents on EDGAR at www.sec.gov (or other successor government website that is freely and readily available to the Agent) or at the website address listed on Schedule 9; provided that, other than with respect to items required to be delivered pursuant to Section 9.11 above, the Borrowing Agent shall promptly notify (which notice may be by facsimile or electronic mail) Agent of the posting of any such documents at the foregoing website addresses and provide to Agent by electronic mail electronic versions (i.e., soft copies) of such documents; (ii) on which such documents are delivered by the Borrowing Agent to Agent for posting on behalf of the Borrowing Agent on IntraLinks/SyndTrak or another relevant website, if any, to which each Lender and Agent have access (whether a commercial, third-party website or whether sponsored by Agent); or (iii) on which such documents are faxed to Agent (or electronically mailed to an address provided by Agent).

The Loan Parties hereby acknowledge that (a) Agent will make available to the Lenders materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive MNPI with respect to the Loan Parties, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to any such Persons’ securities.  The Loan Parties hereby agree that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized Agent, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any MNPI (although it may be sensitive and proprietary) (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 16.15); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) Agent shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”  Notwithstanding the foregoing, the Loan Parties shall not be under any obligation to mark any Borrower Materials “PUBLIC.”  The Loan Parties agree that (i) any Other Documents, (ii) any financial statements delivered pursuant to Sections 9.7, 9.8 and 9.9 and (iii) any Compliance Certificates (excluding any annual budget required to be delivered pursuant to Section 9.13 to the extent attached to any Compliance Certificate) delivered pursuant to Sections 9.7 and 9.8 will, in each case, be deemed to be “public-side” Borrower Materials and may be made available to Public Lenders; provided, however, that to the extent the Borrower believes in good faith that any Compliance Certificate (excluding any annual budget) contains MNPI, and the Loan Parties so advise Agent in writing at the time of delivery of such Compliance Certificate, such Compliance Certificate shall not be deemed to be “public-side” Borrower Materials, but the Loan Parties shall promptly provide Agent with a version of such Compliance Certificate that redacts any portions thereof that contain MNPI so that such redacted version may be “public-side” Borrower Material.

Article XEVENTS OF DEFAULT.

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

10.1Nonpayment.  Failure by any Loan Party to pay when due (a) any principal of the Advances (including without limitation pursuant to Section 2.9), or (b) any interest on the Advances or any other fee, charge, amount or liability provided for herein or in any Other Document, in each case whether at maturity, by reason of acceleration pursuant to the terms of this Agreement, by notice of intention to prepay or by required prepayment.
10.2Breach of Representation.  Any representation, warranty or certification made or deemed made by any Loan Party in this Agreement or any Other Document or in any material certificate required to be delivered in connection herewith or therewith (including, for the avoidance of doubt, any Perfection Certificate and any Perfection Certificate Supplement) being untrue in any material respect as of the date made or deemed made;
10.3Financial Information.  Failure by any Loan Party to (i) furnish financial information when due or reasonably promptly after requested, or (ii) permit the inspection of its books or records or access to its premises for audits and Appraisals in accordance with the terms hereof;
10.4[Reserved].
10.5Noncompliance.  Except as otherwise provided for in Sections 10.1 or 10.3;
(a)failure or neglect of any Loan Party or any Person to perform, keep or observe any term, provision, condition, or covenant, contained in Sections 4.6, 4.8(h), 6.2(b), 6.5 or 6.11 or in Article 7 or 9 hereof, or
(a)other than as set forth in (a) above, failure or neglect of any Loan Party to perform, keep or observe any term, provision, condition or covenant contained herein or any Other Document that, if such term, provision, condition or covenant is capable of cure, is not cured within thirty (30) days from the earlier to occur of (A) receipt by a Loan Party of written notice thereof from Agent or any Lender and (B) the date upon which any Loan Party obtains knowledge thereof.
10.6Judgments and Attachments.  The entry or filing of one or more final money judgments, writs or warrants of attachment or similar process against Holdings, the Borrowing Agent or any of their Restricted Subsidiaries or any of their respective assets involving in the aggregate at any time an amount in excess of the Threshold Amount (in either case to the extent not adequately covered by self-insurance (if applicable) or by insurance as to which the relevant third party insurance company has been notified and not denied coverage), which judgment, writ, warrant or similar process remains unpaid, undischarged, unvacated, unbonded or unstayed pending appeal for a period of 60 days.
10.7Bankruptcy; Insolvency.

(a)(i) The entry by a court of competent jurisdiction of a decree or order for relief in respect of any Loan Party or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) in an involuntary case under any Debtor Relief Law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal, state or local Requirements of Law; or (ii) the commencement of an involuntary case against any Loan Party or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) under any Debtor Relief Law; or the entry by a court having jurisdiction in the premises of a decree or order for the appointment of a receiver, receiver and manager, administrator, examiner, (preliminary) insolvency receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Loan Party or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary), or over all or a substantial part of its or their property; or the involuntary appointment of an interim receiver, trustee or other custodian of any Loan Party or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) for all or a substantial part of its property, which remains undismissed, unvacated, unbonded or unstayed pending appeal for 60 consecutive days;
(b)(i) The entry against any Loan Party or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) of an order for relief, the commencement by any Loan Party or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) of a voluntary case under any Debtor Relief Law, or the consent by any Loan Party or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case, under any Debtor Relief Law, or the consent by any Loan Party or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) to the appointment of or taking possession by a receiver, receiver and manager, trustee or other custodian for all or a substantial part of its property; (ii) the making by any Loan Party or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) of a general assignment for the benefit of creditors; or (iii) the admission by any Loan Party or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) in writing of its inability to pay its respective debts as such debts become due;
10.8Material Adverse Effect.  The occurrence of a Material Adverse Effect.
10.9Lien Priority.  At any time after the execution and delivery thereof, (i) any Guaranty for any reason shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate in writing its obligations thereunder (other than as a result of the discharge of such Guarantor in accordance with the terms thereof or hereof), (ii) this Agreement or any Other Document ceases to be in full force and effect or shall be declared null and void (other than by reason of (x)  a release of a Guarantor or any Collateral in accordance with the terms hereof or thereof or (y) the occurrence of the Term or any other termination of such Other Document in accordance with the terms thereof) or (iii) any Loan Party shall contest in writing the validity or enforceability of this Agreement or any Other Document or any material provision of any Other Document or deny in writing that it has any further liability (other than by reason of the occurrence of the Termination Date), including with respect to future advances by the Lenders, under this Agreement or any Other Document to which it is a party; it being understood and agreed that the failure of the Agent or the Term Loan Agent to maintain possession of any Collateral actually delivered to it or file any UCC (or equivalent) continuation statement shall not result in an Event of Default under this Section 10.9 or any other provision of this Agreement of any Other Document;

10.10Subordination.  The Obligations ceasing or the assertion in writing by any Loan Party that the Obligations cease to constitute senior indebtedness under the subordination provisions of any document or instrument evidencing any Junior Indebtedness or Junior Lien Indebtedness in excess of the Threshold Amount or any such subordination provision being invalidated or otherwise ceasing, for any reason, to be valid, binding and enforceable obligations of the parties thereto;
10.11Cross Default.  (i) Failure by any Loan Party or any of its Restricted Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in clause (a) above) with an aggregate outstanding principal amount exceeding the Threshold Amount; or (ii) breach or default by any Loan Party or any of its Restricted Subsidiaries with respect to any other term of such Indebtedness described under the foregoing clause (i) pursuant to any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness (other than, for the avoidance of doubt, with respect to Indebtedness consisting of obligations under any Hedge Agreement, termination events or equivalent events pursuant to the terms of the relevant Hedge Agreement which are not the result of any default thereunder by any Loan Party or any Restricted Subsidiary), in each case under the foregoing clauses (i) and (ii), beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become or to be declared due and payable (or redeemable) or require that an offer to repurchase, prepay, defease or redeem such Indebtedness be made prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided that clause (ii) of this paragraph (b) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property securing such Indebtedness if such sale or transfer is permitted hereunder; provided, further, that any failure under clauses (i) or (ii) above is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to Article X.
10.12[Reserved].
10.13Change of Control.  Any Change of Control shall occur;
10.14[Reserved].
10.15[Reserved].
10.16Pension Plans.  The occurrence of one or more ERISA Events, which individually or in the aggregate result in liability of the Borrowers, Holdings or any of its Restricted Subsidiaries, or any of their respective ERISA Affiliates, in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect.
10.17[Reserved].

Article XILENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT.
11.1Rights and Remedies.
(a)Upon the occurrence and during the continuance (unless Agent has accelerated the debt hereunder) of (i) an Event of Default pursuant to Section 10.7 (other than Section 10.7(vii)), all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated, (ii) any of the other Events of Default and at any time thereafter (such default not having previously been waived or, to the extent curable pursuant to 11.1(c), so cured), at the option of Agent or at the direction of Required Lenders all Obligations shall be immediately due and payable and Agent or Required Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances; and (iii) without limiting Section 8.2 hereof, any Default under Section 10.7(vii) hereof, the obligation of Lenders to make Advances hereunder shall be suspended until such time as such involuntary petition shall be dismissed.  Upon the occurrence and during the continuance of any Event of Default, Agent shall have the right to exercise any and all rights and remedies provided for herein, under the Other Documents, under the Uniform Commercial Code and at law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process.  Agent may enter any of any Loan Party’s premises or other premises without legal process and without incurring liability to any Loan Party therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Loan Parties to make the Collateral available to Agent at a convenient place.  With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect.  Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Loan Parties reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowing Agent at least ten (10) days prior to such sale or sales is reasonable notification.  At any public sale Agent or any Lender may bid (including credit bid) for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by each Loan Party.  In connection with the exercise of the foregoing remedies, including the sale of Inventory, Agent is granted a perpetual non-revocable, royalty free, nonexclusive license and Agent is granted permission to use all of each Loan Party’s (a) Intellectual Property which is used or useful in connection with Inventory for the purpose of marketing, advertising for sale and selling or otherwise disposing of such Inventory and (b) equipment for the purpose of completing the manufacture of unfinished goods.  The cash proceeds realized from the sale of any Collateral shall be applied to the Obligations in the order set forth in Section 11.5 hereof.  Noncash proceeds will only be applied to the Obligations as they are converted into cash.  If any deficiency shall arise, Loan Parties shall remain liable to Agent and Lenders therefor.
(b)To the extent that Applicable Law imposes duties on Agent to exercise remedies in a commercially reasonable manner, each Loan Party acknowledges and agrees that it is not commercially unreasonable for Agent:  (i) to fail to incur expenses reasonably deemed significant by Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition; (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (iii) to fail to exercise collection remedies against Customers or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral; (iv) to exercise collection remedies against Customers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (vi) to contact other Persons, whether or not in the same business as any Loan Party, for expressions of interest in acquiring all or any portion of such Collateral; (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets; (ix) to dispose of assets in wholesale rather than retail markets; (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral; or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral.  Each Loan Party acknowledges that the purpose of this Section 11.1(b) is to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in Agent’s exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.1(b).  Without limitation upon the foregoing, nothing contained in this Section 11.1(b) shall be construed to grant any rights to any Loan Party or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 11.1(b).
(c)Notwithstanding anything to the contrary contained in Section 6.5 or Section 10.5, in the event that Loan Parties fail to comply with any of the financial covenants set forth in Section 6.5 (the “Financial Covenants”), then until the date on which the Compliance Certificate in respect of the applicable fiscal quarter is required to be delivered pursuant to Section 9.8, any existing owner or owners of the Equity Interests of any Loan Party or any other Person in connection with any public offering of Equity Interests, may (i) purchase or irrevocably commit to purchase Equity Interests of Holdings for cash and (ii) make payment for such Equity Interests within thirty (30) Business Days of such commitment; provided, that Holdings shall, if it elects to exercise its rights under this clause (c), promptly upon receipt of such payment contribute 100% of such payment to the capital of Loan Parties (collectively, the “Cure Right”), and upon the receipt by Loan Parties of such cash (the “Specified Equity Contribution” and the amount of such Specified Equity Contribution, the “Cure Amount”) pursuant to the exercise of such Cure Right, the applicable Financial Covenant(s) shall be recalculated giving effect to the Specified Equity Contribution (for example, any expenditure in violation of a covenant shall be deemed to have been made with the Specified Equity Contribution and therefore permitted).  If, after giving effect to the foregoing recalculations, Loan Parties shall then be in compliance with the requirements of all Financial Covenants, Loan Parties shall be deemed to have complied with the Financial Covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Covenants that had occurred shall be deemed cured for the purposes of this Agreement.  No more than five (5) Specified Equity Contributions shall be allowed during the term of this Agreement and there must be at least two fiscal quarters in each four fiscal quarter period in which there is no Specified Equity Contribution.

For purposes of recalculating the Financial Covenants with respect to a Cure Amount (i) Consolidated Adjusted EBITDA shall be increased by an amount equal to the Cure Amount with respect to the applicable fiscal quarter and any calculation period that contains such fiscal quarter for the purpose of calculating the Fixed Charge Coverage Ratio; (ii) Consolidated Adjusted EBITDA shall be increased by an amount equal to the Cure Amount with respect to the applicable fiscal quarter (and only such applicable fiscal quarter) for the purpose of calculating the Funded Debt to Consolidated Adjusted EBITDA Ratio; and (iii) Indebtedness shall be decreased for purposes of determining compliance solely to the extent proceeds of the Cure Amount are actually applied to prepay any Indebtedness and in no event shall any reduction be given effect during the fiscal quarter with regard to which the Cure Right is exercised.  For the avoidance of doubt, amounts applied as a “Cure Amount” under and as defined in the Term Loan Agreement shall also be permitted to be applied as a Cure Amount hereunder.

11.2Agent’s Discretion.  Subject to the rights of the Lenders under this Agreement and the Other Documents, Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify, which procedures, timing and methodologies to employ, and what any other action to take with respect to any or all of the Collateral and in what order, thereto and such determination will not in any way modify or affect any of Agent’s or Lenders’ rights hereunder as against Loan Parties or each other.
11.3Setoff.  Subject to Section 14.13, in addition to any other rights which Agent or any Lender may have under Applicable Law, upon the occurrence and during the continuance of an Event of Default hereunder, Agent and such Lender shall have a right, immediately and without notice of any kind, to apply any Loan Party’s property held by Agent and such Lender or any of their Affiliates to reduce the Obligations and to exercise any and all rights of setoff which may be available to Agent and such Lender with respect to any deposits held by Agent or such Lender.
11.4Rights and Remedies not Exclusive.  The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.
11.5Allocation of Payments After Event of Default.  Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by Agent on account of the Obligations (including without limitation any amounts on account of any of Cash

Management Liabilities or Hedge Liabilities), or in respect of the Collateral may, at Agent’s discretion, be paid over or delivered as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of Agent in connection with enforcing its rights and the rights of Lenders under this Agreement and the Other Documents, and any Out-of-Formula Loans and Protective Advances funded by Agent with respect to the Collateral under or pursuant to the terms of this Agreement;

SECOND, to payment of any fees owed to Agent;

THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of each of the Lenders to the extent owing to such Lender pursuant to the terms of this Agreement;

FOURTH, to the payment of all of the Obligations consisting of accrued interest on account of the Swing Loans;

FIFTH, to the payment of the outstanding principal amount of the Obligations consisting of Swing Loans;

SIXTH, to the payment of all Obligations arising under this Agreement and the Other Documents consisting of accrued fees and interest (other than interest in respect of Swing Loans paid pursuant to clause FOURTH above);

SEVENTH, to the payment of the outstanding principal amount of the Obligations (other than principal in respect of Swing Loans paid pursuant to clause FIFTH above) arising under this Agreement (including Cash Management Liabilities and Hedge Liabilities and the payment or cash collateralization of any outstanding Letters of Credit in accordance with Section 3.2(b) hereof);

EIGHTH, to all other Obligations arising under this Agreement (other than Cash Management Liabilities and Hedge Liabilities) which shall have become due and payable (hereunder, under the Other Documents or otherwise) and not repaid pursuant to clauses “FIRST” through “SEVENTH” above;

NINTH, to all other Obligations which shall have become due and payable and not repaid pursuant to clauses “FIRST through “EIGHTH”; and

TENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders or its Affiliates, as applicable, shall receive (so long as it is not a Defaulting Lender) an amount equal to its pro rata share (based on the proportion that the then outstanding Advances, Cash Management Liabilities and Hedge Liabilities held by such Lender bears to the aggregate then outstanding Advances, Cash Management Liabilities and Hedge Liabilities) of amounts available to be applied pursuant to clauses “SIXTH”, “SEVENTH”, “EIGHTH” and “NINTH”

above; and (iii) notwithstanding anything to the contrary in this Section 11.5, no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty (including sums received as a result of the exercise of remedies with respect to such Guaranty) or from the proceeds of such Non-Qualifying Party’s Collateral if such Swap Obligations would constitute Excluded Hedge Liabilities, provided, however, that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of Collateral from other Loan Parties that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise set forth above in this Section 11.5; and (iv) to the extent that any amounts available for distribution pursuant to clause “SEVENTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by Agent as cash collateral for the Letters of Credit pursuant to Section 3.2(b) hereof and applied (A) first, to reimburse Issuer from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “SEVENTH,” “EIGHTH” and “NINTH” above in the manner provided in this Section 11.5

Article XIIWAIVERS AND JUDICIAL PROCEEDINGS.
12.1Waiver of Notice.  Each Loan Party hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.
12.2Delay.  No delay or omission on Agent’s or any Lender’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.
12.3Jury Waiver.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Article XIIIEFFECTIVE DATE AND TERMINATION.
13.1Term.  This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Loan Party, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until the earliest to occur of (a) February 27, 2025, (b) in the event that the Term Loans have not been repaid, repurchased, redeemed, refinanced, exchanged or otherwise satisfied in full prior to such date of determination, including the entire outstanding principal amount thereof and interest, fees and premiums with respect thereto, the later of (i) January 2, 2024, and (ii) sixty (60) days prior to the stated maturity date of the Term Loan Agreement as such maturity date may be extended and in effect from time to time in accordance with the terms of the Term Loan Agreement and the Intercreditor Agreement, or (c) such earlier date on which the Commitments shall have been terminated (such earliest date in the foregoing clauses (a) through (c), the “Term”).  Loan Parties may terminate this Agreement at any time upon fifteen (15) days’ prior written notice (the effectiveness of which may be contingent upon the consummation of a pending refinancing of the Obligations or the sale of the equity in Loan Parties upon Payment in Full of the Obligations).
13.2Termination.  The termination of the Agreement shall not affect any Loan Party’s, Agent’s or any Lender’s rights, or any of the Obligations having their inception prior to the effective date of such termination or any Obligations which pursuant to the terms hereof continue to accrue after such date, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations (other than Hedge Liabilities, Cash Management Liabilities and contingent indemnification obligations with respect to which no claim has been asserted or threatened) have been fully and indefeasibly paid, disposed of, concluded or liquidated.  The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers’ Account may from time to time be temporarily in a zero or credit position, until Payment in Full all of the Obligations or each Loan Party has furnished Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto.  Accordingly, each Loan Party waives any rights which it may have under the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to each Loan Party, or to file them with any filing office, unless and until Payment in Full of the  Obligations.  All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until Payment in Full of the Obligations.
13.3Collateral and Guaranty Matters.  Each of the Lenders Each of the Lenders (including in their capacities as holders of any Cash Management Liabilities and Hedge Liabilities) and the Issuer authorize Agent, at its option and in its discretion:
(a)to release any Lien on any property granted to or held by Agent under this Agreement or any Other Document (i) Payment in Full of the Obligations, provided that Agent and Lenders shall have received reasonably satisfactory releases and indemnifications and assurances regarding surviving Obligations, (ii) that is sold or to be sold as part of or in connection with any sale permitted under this Agreement or any Other Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 16.2; and

(b)to release any Loan Party from its obligations under this Agreement or any Other Document if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by Agent at any time, the Required Lenders will confirm in writing Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations pursuant to this Section 13.3.  In each case as specified in this Section 13.3, Agent will, at Loan Partiess expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under this Agreement or any Other Document or to subordinate its interest in such item, or to release such Loan Party from its obligations, in each case in accordance with the terms of this Agreement, the Other Documents and this Section 13.3.

Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of Agent’s Lien, or any certificate prepared by any Loan Party in connection therewith, nor shall Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Article XIVREGARDING AGENT.
14.1Appointment.  Each Lender hereby designates PNC to act as Agent for such Lender under this Agreement and the Other Documents.  Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in the Fee Letter), charges and collections received pursuant to this Agreement, for the ratable benefit of Lenders.  Agent may perform any of its duties hereunder by or through its agents or employees.  As to any matters not expressly provided for by this Agreement (including collection of the Note) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Required Lenders (or such other number of Lenders required under this Agreement), and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which, in Agent’s discretion, exposes Agent to liability or which is contrary to this Agreement or the Other Documents or Applicable Law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.  In furtherance and not in limitation of the foregoing, each of the Lenders hereby acknowledges that it has received and reviewed copies of the Intercreditor Agreement and hereby confirms Agent’s authority to on its behalf thereunder.
14.2Nature of Duties.  Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents.  Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere)

negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Loan Party to perform its obligations hereunder or under any Other Document.  Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Loan Party.  The duties of Agent as respects the Advances to Borrowers shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or the transactions described herein except as expressly set forth herein.

14.3Lack of Reliance on Agent.  Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Loan Party in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Loan Party.  Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Loan Party pursuant to the terms hereof.  Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Other Document, or of the financial condition of any Loan Party, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Documents or the financial condition or prospects of any Loan Party, or the existence of any Event of Default or any Default.
14.4Resignation of Agent; Successor Agent.  Agent may resign on sixty (60) days written notice to each Lender and Borrowing Agent and upon such resignation, Required Lenders will promptly designate a successor Agent reasonably satisfactory to Loan Parties (provided that no such approval by Loan Parties shall be required (i) in any case where the successor Agent is one of the Lenders or (ii) after the occurrence and during the continuance of any Event of Default).  Any such successor Agent shall succeed to the rights, powers and duties of Agent, and shall in particular succeed to all of Agent’s right, title and interest in and to all of the Liens in the Collateral securing the Obligations created hereunder or any Other Document (including the Pledge Agreement, all account control agreements and any Mortgages), and the term “Agent” shall mean such successor agent effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent.  However, notwithstanding the foregoing, if at the time of the effectiveness of the new Agent’s appointment, any further actions need to be taken in order to provide for the legally binding and valid transfer of any Liens in the Collateral from former Agent to new Agent and/or for the perfection of any Liens in the Collateral as held by new Agent or it is otherwise not then possible for new Agent to become the holder of a fully valid, enforceable and perfected Lien as to any of the Collateral, former Agent shall continue to hold such Liens solely as agent for perfection of such Liens on behalf of new Agent until such time as new Agent can obtain a fully valid, enforceable and perfected Lien on all Collateral, provided that Agent shall not be required to or have any liability or responsibility to take any further actions after such date as such agent for perfection to continue the perfection of any such Liens (other than to forego from taking any affirmative action to release any such Liens).  After any Agent’s resignation as Agent, the provisions of this Article XIV, and any indemnification rights under this Agreement, including without limitation, rights arising under Section 16.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement (and in the event resigning Agent continues to hold any Liens pursuant to the provisions of the immediately preceding sentence, the provisions of this Article XIV and any indemnification rights under this Agreement, including without limitation, rights arising under Section 16.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it in connection with such Liens).

14.5Certain Rights of Agent.  If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining.  Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of Required Lenders (or such other number of Lenders required under this Agreement).
14.6Reliance.  Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, email, facsimile, telex, teletype or telecopier message, cablegram, order or other document or telephone message reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it.  Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.
14.7Notice of Default.  Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or Borrowing Agent referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders.  Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

14.8Indemnification.  To the extent Agent is not reimbursed and indemnified by Loan Parties, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the outstanding Advances and its respective Participation Commitments in the outstanding Letters of Credit and outstanding Swing Loans (or, if no Advances are outstanding, pro rata according to the percentage that its Revolving Commitment Amount constitutes of the total aggregate Revolving Commitment Amounts), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment).
14.9Agent in its Individual Capacity.  With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term “Lender” or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender.  Agent may engage in business with any Loan Party as if it were not performing the duties specified herein, and may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.
14.10Delivery of Documents.  To the extent Agent receives financial statements or other written information required under Sections 9.7, 9.8, 9.9, 9.12 and 9.13 or Borrowing Base Certificates from any Loan Party pursuant to the terms of this Agreement which any Loan Party is not obligated to deliver to each Lender, Agent will promptly furnish such documents and information to Lenders.
14.11Loan Parties’ Undertaking to Agent.  Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, each Loan Party hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid.  Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Loan Party’s obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.
14.12No Reliance on Agent’s Customer Identification Program.  To the extent the Advances or this Agreement is, or becomes, syndicated in cooperation with other Lenders, each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of Loan Parties, their Affiliates or their agents, this Agreement, the Other Documents or the transactions hereunder or contemplated hereby:  (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such Anti-Terrorism Laws.

14.13Other Agreements.  Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to any Loan Party or any deposit accounts of any Loan Party now or hereafter maintained with such Lender.  Anything in this Agreement to the contrary notwithstanding, each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take any action to protect or enforce its rights arising out of this Agreement or the Other Documents, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Other Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.
Article XVBORROWING AGENCY.
15.1Borrowing Agency Provisions.
(a)Each Loan Party hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity, whether verbally, in writing or through electronic methods (including, without limitation, an Approved Electronic Communication) to (i) borrow, (ii) request advances, (iii) request the issuance of Letters of Credit, (iv) sign and endorse notes, (v) execute and deliver all instruments, documents, applications, security agreements, reimbursement agreements and letter of credit agreements for Letters of Credit and all other certificates, notice, writings and further assurances now or hereafter required hereunder, (vi) make elections regarding interest rates, (vii) give instructions regarding Letters of Credit and agree with Issuer upon any amendment, extension or renewal of any Letter of Credit, (viii) receive notices hereunder and (ix) otherwise take action under and in connection with this Agreement and the Other Documents, all on behalf of and in the name such Loan Party or Loan Parties, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.
(b)The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Loan Parties and at their request.  Neither Agent nor any Lender shall incur liability to Loan Parties as a result thereof.  To induce Agent and Lenders to do so and in consideration thereof, each Loan Party hereby indemnifies Agent and each Lender and holds Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Loan Parties as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section 15.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party (as determined by a court of competent jurisdiction in a final and non-appealable judgment).
(c)All Obligations shall be joint and several, and each Loan Party shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Loan Party shall in no way be affected by any extensions, renewals and forbearance granted by Agent or any Lender to any Loan Party, failure of Agent or any Lender to give any Loan Party notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any Loan Party, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Loan Party, and such agreement by each Loan Party to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Loan Parties or any Collateral for such Loan Party’s Obligations or the lack thereof.  Each Loan Party waives all suretyship defenses.
15.2Waiver of Subrogation.  Each Loan Party expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Loan Party may now or hereafter have against the other Loan Parties or any other Person directly or contingently liable for the Obligations hereunder, or against or with respect to any other Loan Party’s property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until Payment in Full of the Obligations.
15.3Common Enterprise.  The successful operation and condition of each Loan Party is dependent on the continued successful performance of the functions of the group of Loan Parties as a whole and the successful operation of each Loan Party is dependent on the successful performance and operation of each other Loan Party.  Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from successful operations of Holdings and each of the other Loan Parties.  Each Loan Party expects to derive benefit (and the boards of directors or other governing body of each such Loan Party have determined that it may reasonably be expected to derive benefit), directly and indirectly, from the credit extended by the Lenders to Loan Parties hereunder, both in their separate capacities and as members of the group of companies.  Each Loan Party has determined that execution, delivery, and performance of this Agreement and any Other Documents to be executed by such Loan Party is within its corporate purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.
Article XVIMISCELLANEOUS.
16.1Governing Law.  This Agreement and each Other Document (unless and except to the extent expressly provided otherwise in any such Other Document), and all matters relating hereto or thereto or arising herefrom or therefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.  Any judicial proceeding brought by or against any Loan Party with respect to any of the Obligations, this Agreement, the Other Documents or any related agreement may be brought in any court of competent jurisdiction in the State of Texas, United States of America, and, by execution and delivery of this Agreement, each Loan Party accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.  Each Loan Party hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified or registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in Section 16.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at Agent’s option, by service upon Borrowing Agent which each Loan Party irrevocably appoints as such Loan Party’s Agent for the purpose of accepting service within the State of Texas.  Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Loan Party in the courts of any other jurisdiction.  Each Loan Party waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  Each Loan Party waives the right to remove any judicial proceeding brought against such Loan Party in any state court to any federal court.  Any judicial proceeding by any Loan Party against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of Dallas, State of Texas.

16.2Entire Understanding.
(a)THIS AGREEMENT AND THE DOCUMENTS EXECUTED CONCURRENTLY HEREWITH CONTAIN THE ENTIRE UNDERSTANDING BETWEEN EACH LOAN PARTY, AGENT AND EACH LENDER AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF.  ANY PROMISES, REPRESENTATIONS, WARRANTIES OR GUARANTEES NOT HEREIN CONTAINED AND HEREINAFTER MADE SHALL HAVE NO FORCE AND EFFECT UNLESS IN WRITING, SIGNED BY EACH LOAN PARTY’S, AGENT’S AND EACH LENDER’S RESPECTIVE OFFICERS.  Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.  Notwithstanding the foregoing, Agent and Borrowing Agent may jointly agree to modify this Agreement or any of the Other Documents for the purposes of completing missing content or correcting erroneous content of an administrative nature, with Borrowing Agent’s written consent and without the need for a written amendment, provided that Agent shall send a copy of any such modification to Loan Parties and each Lender (which copy may be provided by electronic mail).  Each Loan Party acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.
(b)The Required Lenders, Agent and Loan Parties may, subject to the provisions of this Section 16.2(b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents (other than the Fee Letter which can only be modified by Agent) executed by Loan Parties, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Loan Parties thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall:

(a)increase the Revolving Commitment Percentage or the maximum dollar amount of the Revolving Commitment Amount of any Lender without the consent of such Lender directly affected thereby;
(b)extend the maturity of any Note or the due date for any amount payable hereunder (excluding any mandatory prepayment), or decrease the Applicable Margin or reduce any fee payable by Loan Parties to Lenders pursuant to this Agreement without the consent of each Lender directly affected thereby (except that Required Lenders may elect to waive or rescind any imposition of the Default Rate under Section 3.1 or of default rates of Letter of Credit fees under Section 3.2 (unless imposed by Agent));
(c)alter the definition of “Required Lenders” or alter, amend or modify this Section 16.2(b) without the consent of all Lenders;
(d)release or subordinate any ABL Facility Priority Collateral during any calendar year (other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $10,000,000 without the consent of all Lenders;
(e)change the rights and duties of Agent without the consent of all Lenders;
(f)subject to clause (e) below, permit any Revolving Advance to be made if after giving effect thereto the total of Revolving Advances outstanding hereunder (including Protective Advances) would exceed the Formula Amount for more than thirty (30) consecutive Business Days or exceed one hundred ten percent (110%) of the Formula Amount without the consent of each Lender directly affected thereby;
(g)increase the Advance Rates above the Advance Rates in effect on the Closing Date without the consent of each Lender directly affected thereby;
(h)release any Loan Party (other than in accordance with the provisions of this Agreement) without the consent of all Lenders; or
(i)alter, amend or modify the provisions of Section 11.5 without the consent of all Lenders.

Notwithstanding anything to the contrary in this Agreement and without limiting Section 13.3, if as a result of any transaction not prohibited by this Agreement any Loan Party becomes an Excluded Subsidiary, an Immaterial Subsidiary or is otherwise no longer required to be a Loan Party pursuant to any provision of this Agreement or any Other Document, then such Loan Party’s obligations hereunder and under the Other Documents shall be automatically released. If as a result of any transaction not prohibited by this Agreement the property of (including Equity Interests held by) any Person is no longer required to be pledged pursuant to any provision of this Agreement or any Other Document, then the security interest of the Agent and the other Secured Parties therein shall be automatically released. In connection with any termination or release pursuant to this Section 16.2(b), the Agent and any applicable Lender shall promptly execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Credit Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 16.2(b) shall be without recourse to or warranty by the

Agent or any Lender.

(c)Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Loan Parties, Lenders and Agent and all future holders of the Obligations.  In the case of any waiver, Loan Parties, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.
(d)In the event that Agent requests the consent of a Lender pursuant to this Section 16.2 and such consent is denied, then PNC may, at its option, require such Lender to assign its interest in the Advances to PNC or to another Lender or to any other Person designated by Agent and reasonably acceptable to Loan Parties (the “Designated Lender”), for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Loan Parties.  In the event PNC elects to require any Lender to assign its interest to PNC or to the Designated Lender, PNC will so notify such Lender in writing within forty five (45) days following such Lender’s denial, and such Lender will assign its interest to PNC or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, PNC or the Designated Lender, as appropriate, and Agent.
(e)Notwithstanding (i) the existence of a Default or an Event of Default, (ii) that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason, or (iii) any other contrary provision of this Agreement, Agent may at its discretion and without the consent of the Required Lenders, voluntarily permit the outstanding Revolving Advances at any time to exceed the Formula Amount by up to ten percent (10%) of the Formula Amount for up to thirty (30) consecutive calendar days (the “Out-of-Formula Loans”), but in no event shall the Out-of-Formula Loans exceed the Maximum Loan Amount.  If Agent is willing in its sole and absolute discretion to permit such Out-of-Formula Loans, Lenders holding the Revolving Commitments shall be obligated to fund such Out-of-Formula Loans in accordance with their respective Revolving Commitment Percentages, and such Out-of-Formula Loans shall be payable on demand and shall bear interest at the Default Rate for Revolving Advances consisting of Domestic Rate Loans; provided that, if Agent does permit Out-of-Formula Loans, neither Agent nor Lenders shall be deemed thereby to have changed the limits of Section 2.1(a) nor shall any Lender be obligated to fund Revolving Advances in excess of its Revolving Commitment Amount.  For purposes of this paragraph, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Formula Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be either “Eligible Unbilled Receivables” “Eligible Receivables” or “Eligible Parts Inventory”, as applicable, becomes ineligible, collections of Receivables applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral.  In the event Agent involuntarily permits the outstanding Revolving Advances to exceed the Formula Amount by more than ten percent (10%), Agent shall use its efforts to have Loan Parties decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess.  Revolving Advances made after Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence.  To the extent any Out-of-Formula Loans are not actually funded by the other Lenders as provided for in this Section 16.2(e), Agent may elect in its discretion to fund such Out-of-Formula Loans and any such Out-of-Formula Loans so funded by Agent shall be deemed to be Revolving Advances made by and owing to Agent, and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender holding a Revolving Commitment under this Agreement and the Other Documents with respect to such Revolving Advances.
(f)In addition to (and not in substitution of) the discretionary Revolving Advances permitted above in this Section 16.2, Agent is hereby authorized by Loan Parties and Lenders, at any time in Agent’s sole discretion, regardless of (i) the existence of a Default or an Event of Default, (ii) whether any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason, or (iii) any other contrary provision of this Agreement, to make Revolving Advances to Borrowers on behalf of Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (c) to pay any other amount chargeable to Loan Parties pursuant to the terms of this Agreement (the “Protective Advances”); provided, that at any time after giving effect to any such Revolving Advances the outstanding Revolving Advances do not exceed one hundred and ten percent (110%) of the Formula Amount and provided such Revolving Advances in excess of the Formula Amount but not in excess of one hundred and ten percent (110%) of the Formula Amount do not remain outstanding for more than thirty (30) consecutive calendar days, provided further that at any time after giving effect to any such Protective Advances, the outstanding Revolving Advances, Swing Loans Maximum Undrawn Amount of all outstanding Letters of Credit do not exceed the Maximum Revolving Advance Amount.  Lenders holding the Revolving Commitments shall be obligated to fund such Protective Advances and effect a settlement with Agent therefor upon demand of Agent in accordance with their respective Revolving Commitment Percentages.  To the extent any Protective Advances are not actually funded by the other Lenders as provided for in this Section 16.2(f), any such Protective Advances funded by Agent shall be deemed to be Revolving Advances made by and owing to Agent, and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender holding a Revolving Commitment under this Agreement and the Other Documents with respect to such Revolving Advances.
(g)For the avoidance of doubt, nothing set forth in this Section 16.2 (i) shall affect the ability of holders of Hedge Liabilities or Cash Management Liabilities to amend or otherwise modify all documents and agreements relating to such Hedge Liabilities or Cash Management Liabilities, as applicable, in accordance with their terms, or (ii) shall provide the holders of Hedge Liabilities or Cash Management Liabilities, in their capacities as such, any consent or voting rights with respect to the matters referred to in this Section 16.2.
16.3Successors and Assigns; Participations; New Lenders.

(a)This Agreement shall be binding upon and inure to the benefit of Loan Parties, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.
(b)Each Loan Party acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other Persons without the consent of Agent, Loan Parties or any other Lender to other financial institutions (each such transferee or purchaser of a participating interest, a “Participant”); provided, that any such sale of participating interests must be for a constant and non-varying interest in all Advances.  Each Participant may exercise all rights of payment (including rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder and shall be entitled to the benefits of Section 3.7 and Section 3.10 (subject to the requirements and limitations therein, including the requirements under Section 3.10(e) (it being understood that the documentation required under Section 3.10(e) shall be delivered to the participating Lender)) provided that (i) the Participant agrees to be subject to the provisions of Section 3.11 as if it were an assignee, (ii) a Participant shall not be entitled to receive any greater payment under Section 3.7 or Section 3.10, with respect to any participation, than its participating Lender would have been entitled to receive had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and (iii) in no event shall Loan Parties be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder with respect to both such Lender and such Participant.  Each Loan Party hereby grants to any Participant a continuing security interest in any deposits, moneys or other property actually or constructively held by such Participant as security for the Participant’s interest in the Advances.  No Lenders shall transfer, grant, assign or sell any participation under which the participant shall have rights to approve any amendment or waiver of this Agreement except to the extent such amendment or waiver would require the approval of all Lenders pursuant to Section 16.2(b).  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Loan Parties, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other Obligations (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any loan document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
(c)Any Lender, with the consent of Agent, which shall not be unreasonably withheld or delayed, may sell, assign or transfer all or any part of its rights and obligations under or relating to Revolving Advances under this Agreement and the Other Documents to one or more additional Persons and one or more additional Persons may commit to make Advances hereunder (each a “Purchasing Lender”), in minimum amounts of not less than $5,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording provided, that any such assignment of a portion must be for a constant and non-varying portion of such Lender’s rights under this Agreement, the Other Documents, the Advances and Commitment Percentage.  Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Revolving Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose.  Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentage arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents.  Each Loan Party hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents.  Loan Parties shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing provided, however, that the consent of Loan Parties (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Permitted Assignee; provided that Loan Parties shall be deemed to have consented to any such assignment unless they shall object thereto by written notice to Agent within five (5) Business Days after having received prior notice thereof.
(d)Any Lender, with the consent of Agent which shall not be unreasonably withheld or delayed, may directly or indirectly sell, assign or transfer all or any portion of its rights and obligations under or relating to Revolving Advances under this Agreement and the Other Documents to an entity, whether a corporation, partnership, trust, limited liability company or other entity that (i) is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and (ii) is administered, serviced or managed by the assigning Lender or an Affiliate of such Lender (a “Purchasing CLO” and together with each Participant and Purchasing Lender, each a “Transferee” and collectively the “Transferees”), pursuant to a Commitment Transfer Supplement modified as appropriate to reflect the interest being assigned (“Modified Commitment Transfer Supplement”), executed by any intermediate purchaser, the Purchasing CLO, the transferor Lender, and Agent as appropriate and delivered to Agent for recording.  Upon such execution and delivery, from and after the transfer effective date determined pursuant to such Modified Commitment Transfer Supplement, (i) Purchasing CLO thereunder shall be a party hereto and, to the extent provided in such Modified Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder and (ii) the transferor Lender thereunder shall, to the extent provided in such Modified Commitment Transfer Supplement, be released from its obligations under this Agreement, the Modified Commitment Transfer Supplement creating a novation for that purpose.  Such Modified

Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing CLO.  Each Loan Party hereby consents to the addition of such Purchasing CLO.  Loan Parties shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.
(e)Agent shall maintain at its address a copy of each Commitment Transfer Supplement and Modified Commitment Transfer Supplement delivered to it and a register (the “Register”) for the recordation of the names and addresses of each Lender and the outstanding principal, accrued and unpaid interest and other fees due hereunder.  The entries in the Register shall be conclusive, in the absence of manifest error, and each Loan Party, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement.  The Register shall be available for inspection by Borrowing Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.  Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender and/or Purchasing CLO upon the effective date of each transfer or assignment (other than to an intermediate purchaser) to such Purchasing Lender and/or Purchasing CLO.
(f)Each Loan Party authorizes each Lender to disclose to any Transferee and any prospective Transferee any and all financial information in such Lender’s possession concerning such Loan Party which has been delivered to such Lender by or on behalf of such Loan Party pursuant to this Agreement or in connection with such Lender’s credit evaluation of such Loan Party.  Loan Parties, subject to receipt from such Person of an agreement to be bound by the confidentiality provisions of this Agreement.
(g)Notwithstanding anything to the contrary contained in this Agreement, any Lender may at any time and from time to time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
16.4Application of Payments.  Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations.  To the extent that any Loan Party makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Loan Party’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.
16.5Indemnity.  Each Loan Party shall defend, protect, indemnify, pay and save harmless Agent, Issuer, each Lender and each of their respective officers, directors, Affiliates, attorneys, employees and agents (each an “Indemnified Party”) for and from and against any and all claims, demands, liabilities, obligations, losses, damages, penalties, fines, actions, judgments, suits, costs, charges, expenses and disbursements of any kind or nature whatsoever (including reasonable and documented  fees and disbursements of counsel) (collectively, “Claims”) which may be imposed on, incurred by, or asserted against any Indemnified Party in arising out of or in any way relating to or as a consequence, direct or indirect, of:  (i) this Agreement, the Other Documents, the Advances and other Obligations and/or the transactions contemplated hereby including the Transactions, (ii) any action or failure to act or action taken only after delay or the satisfaction of any conditions by any Indemnified Party in connection with and/or relating to the negotiation, execution, delivery or administration of the Agreement and the Other Documents, the credit facilities established hereunder and thereunder and/or the transactions contemplated hereby including the Transactions, (iii) any Loan Party’s failure to observe, perform or discharge any of its covenants, obligations, agreements or duties under or breach of any of the representations or warranties made in this Agreement and the Other Documents, (iv) the enforcement of any of the rights and remedies of Agent, Issuer or any Lender under the Agreement and the Other Documents, (v) any threatened or actual imposition of fines or penalties, or disgorgement of benefits, for violation of any Anti-Terrorism Law by any Loan Party, any Affiliate or Subsidiary of any Loan Party, and (vi) any claim, litigation, proceeding or investigation instituted or conducted by any Governmental Authority or instrumentality, any Borrower, any Affiliate or Subsidiary of any Borrowers, or any Guarantor, or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent or any Lender is a party thereto, in each case except to the extent that any of the foregoing arises out of (A) the gross negligence or willful misconduct of the Indemnified Party, (B) the material breach of such Indemnified Party’s obligations under this Agreement or any Other Document or (C) disputes arising solely among Indemnified Parties not arising from any act or omission by any Loan Party (in each case as determined by a court of competent jurisdiction in a final and non-appealable judgment).  Without limiting the generality of any of the foregoing, each Loan Party shall defend, protect, indemnify, pay and save harmless each Indemnified Party from (x) any Claims which may be imposed on, incurred by, or asserted against any Indemnified Party arising out of or in any way relating to or as a consequence, direct or indirect, of the issuance of any Letter of Credit hereunder and (y) any Claims which may be imposed on, incurred by, or asserted against any Indemnified Party under any Environmental Laws with respect to or in connection with the Real Property, any Hazardous Discharge, the presence of any Hazardous Materials affecting the Real Property (whether or not the same originates or emerges from the Real Property or any contiguous real estate), including any Claims consisting of or relating to the imposition or assertion of any Lien on any of the Real Property under any Environmental Laws and any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender.  Loan Parties’ obligations under this Section 16.5 shall arise upon the discovery of the presence of any Hazardous Materials at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Materials, in each such case except to the extent that any of the foregoing arises out of (A) the gross negligence or willful misconduct of the Indemnified Party, (B) the material breach of such Indemnified Party’s obligations under this Agreement or any Other Document or (C) disputes arising solely among Indemnified Parties not arising from any act or omission by any Loan Party (in each case as determined by a court of competent jurisdiction in a final and non-appealable judgment).

16.6Notice.  Any notice or request hereunder may be given to Borrowing Agent or any Loan Party or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section.  Any notice, request, demand, direction or other communication (for purposes of this Section 16.6 only, a “Notice”) to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., “e-mail”) or facsimile transmission or by setting forth such Notice on a website to which Borrowers are directed (an “Internet Posting”) if Notice of such Internet Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 16.6) in accordance with this Section 16.6.  Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Section 16.6 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 16.6.  Any Notice shall be effective:

(a)In the case of hand-delivery, when delivered;
(b)If given by mail, four (4) days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;
(c)In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, an Internet Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);
(d)In the case of a facsimile transmission, when sent to the applicable party’s facsimile machine’s telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;
(e)In the case of electronic transmission, when actually received;
(f)In the case of an Internet Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 16.6; and
(g)If given by any other means (including by overnight courier), when actually received.

Any Lender giving a Notice to Borrowing Agent or any Loan Party shall concurrently send a copy thereof to Agent, and Agent shall promptly notify the other Lenders of its receipt of such Notice.

(A)If to Agent or PNC at:

PNC Bank, National Association

2100 Ross Avenue, Suite 1850

Dallas, Texas  75201

Attention:  Jeff Marchetti

Telephone:  (214) 871-1276

Facsimile:  (214) 871-2015

with a copy to:

PNC Bank, National Association

PNC Agency Services

PNC Firstside Center

500 First Avenue (Mailstop: P7-PFSC-04-1)

Pittsburgh, Pennsylvania 15219

Attention:  Lori Killmeyer

Telephone:  (412) 807-7002

Facsimile:  (412) 762-8672

with an additional copy to:

Holland & Knight

200 Crescent Court, Suite 1600

Dallas, Texas 75220

Attention:  Michelle W. Suarez

Telephone:  (214) 964-9474

Facsimile:  (214) 964-9501

(B)If to a Lender other than Agent, as specified on the signature pages hereof

(C)If to Loan Parties or:Daseke, Inc.

Borrowing Agent:	15455 Dallas Parkway, Suite 550 Addison, Texas 75001 Attention: Don R. Daseke Telephone: (972) 248-1322 Facsimile: (972) 248-0942
with a copy to:	Daseke Companies, Inc. 15455 Dallas Parkway, Suite 550 Addison, Texas 75001 Attention: Scott Wheeler Telephone: (214) 751-8989 Facsimile: (972) 248-0942

with an additional

copy to:	Daseke Companies, Inc. 15455 Dallas Parkway, Suite 550 Addison, Texas 75001 Attention: Soumit Roy Telephone: (469) 878-4504 Facsimile: (972) 248-0942

with an additional	Vinson & Elkins, LLP

copy to:	2001 Ross Avenue, Suite 3700 Dallas, Texas 75201 Attention: Christopher M. Dawe Telephone: (214) 220-7837 Telecopier: (214) 999-7837
16.7Survival.  The obligations of Borrowers under Sections 2.2(f), 2.2(g), 2.2(h), 3.7, 3.8, 3.9, 3.10, 16.5 and 16.9 and the obligations of Lenders under Sections 2.2, 2.15(b), 2.16, 2.18, 2.19, 14.8 and 16.5, shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.
16.8Severability.  If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.
16.9Expenses.  Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for Agent), and shall pay all fees and time charges and disbursements for attorneys who may be employees of Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the Other Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all documented out-of-pocket expenses incurred by Agent, any Lender or Issuer (including the documented fees, charges and disbursements of any counsel for Agent, any Lender or Issuer), and shall pay all fees and time charges for attorneys who may be employees of Agent, any Lender or Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the Other Documents, including its rights under this Section, or (B) in connection with the Advances made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-pocket expenses of Agent’s regular employees and agents engaged periodically to perform audits of the any Borrower’s or any Borrower’s Affiliate’s or Subsidiary’s books, records and business properties.
16.10Injunctive Relief.  Each Borrower recognizes that, in the event any Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, or threatens to fail to perform, observe or discharge such obligations or liabilities, any remedy at law may prove to be inadequate relief to Lenders; therefor, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.
16.11Consequential Damages.  Neither Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to any Borrower, or any Guarantor (or any Affiliate of any such Person) for indirect, punitive, exemplary or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations or as a result of any transaction contemplated under this Agreement or any Other Document.

16.12Captions.  The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.
16.13Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image) shall be deemed to be an original signature hereto.
16.14Construction.  The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.
16.15Confidentiality; Sharing Information.  Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent’s, such Lender’s and such Transferee’s customary procedures for handling confidential information of this nature; provided, however, Agent, each Lender and each Transferee may disclose such confidential information (a) to its examiners, Affiliates, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or to any prospective Transferees, and (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by Applicable Law, Agent, each Lender and each Transferee shall use its reasonable best efforts prior to disclosure thereof, to notify the applicable Borrower of the applicable request for disclosure of such non-public information (A) by a Governmental Authority or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Authority or any such other request from a Governmental Authority with regulatory authority over a Lender or Transferee) or (B) pursuant to legal process and (ii) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Borrower other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral upon Payment in Full of the Obligations.  Each Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each Borrower hereby authorizes each Lender to share any information delivered to such Lender by such Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provisions of this Section 16.15 as if it were a Lender hereunder.  Such authorization shall survive the repayment of the other Obligations and the termination of this Agreement.  Notwithstanding any non-disclosure agreement or similar document executed by Agent in favor of any Borrower or any of any Borrower’s Affiliates, the provisions of this Agreement shall supersede such agreements.

16.16Publicity.  Each Borrower and each Lender hereby authorizes Agent and each Lender to make appropriate announcements of the financial arrangement entered into among Borrowers, Agent and Lenders, including announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate or any such Lender shall in its reasonable discretion after consultation with Borrowing Agent deem appropriate (as applicable), in each case subject to the confidentiality provisions of Section 16.15.
16.17Certifications From Banks and Participants; USA PATRIOT Act.
(a)Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations:  (1) within ten (10) days after the Closing Date, and (2) as such other times as are required under the USA PATRIOT Act.
(b)The USA PATRIOT Act requires all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution.  Consequently, each Lender may from time to time request, and each Borrower shall provide to the Lenders, such Borrower’s name, address, tax identification number and/or such other identifying information as shall be necessary for the Lenders to comply with the USA PATRIOT Act and any other Anti-Terrorism Law.
16.18Anti-Terrorism Laws.
(a)Each Borrower represents and warrants that (i) no Covered Entity is a Sanctioned Person and (ii) no Covered Entity, either in its own right or through any third party, (A) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (C) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.
(b)Each Borrower covenants and agrees that (i) no Covered Entity will become a Sanctioned Person, (ii) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned

Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) the funds used to repay the Obligations will not be derived from any unlawful activity, (iv) each Covered Entity shall comply with all Anti-Terrorism Laws and (v) Borrowers shall promptly notify Agent in writing upon the occurrence of a Reportable Compliance Event.
16.19Concerning Joint and Several Liability of Borrowers.
(a)Each Borrower is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of each Borrower to accept joint and several liability for the obligations of each of them, and without regard to whether any Borrower is a direct party thereto or has actual knowledge thereof.
(b)Each Borrower jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.
(c)If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation.
(d)The obligations of each Borrower under the provisions of this Section 16.19 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.
(e)Except as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Advance made under this Agreement, notice of occurrence of any Event of Default, or of any demand for any payment under this Agreement (except as otherwise provided herein), notice of any action at any time taken or omitted by any Lender under or in respect of any of the Obligations, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement.  Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by any Lender at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by any Lender in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower.  Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Lender, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with the applicable laws or regulations thereunder which might, but for the provisions of this Section 16.19, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 16.19, it being the intention of each Borrower that, so long as any of the Obligations remain unsatisfied, the obligations of such Borrower under this Section 16.19 shall not be discharged except by performance and then only to the extent of such performance or except as otherwise agreed in writing in accordance with Section 16.2.  The Obligations of each Borrower under this Section 16.19 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or any Lender.  The joint and several liability of Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or any Lender.
(f)The provisions of this Section 16.19 are made for the benefit of the Lenders and their respective successors and assigns, and may be enforced by any such Person from time to time against any Borrower as often as occasion therefor may arise and without requirement on the part of any Lender first to marshal any of its claims or to exercise any of its rights against any of the other Borrowers or to exhaust any remedies available to it against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy.  The provisions of this Section 16.19 shall remain in effect until the Payment in Full of the Obligations.  If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 16.19 will forthwith be reinstated in effect, as though such payment had not been made.
(g)Notwithstanding any provision to the contrary contained herein or in any other of the Other Documents, to the extent the joint obligations of a Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Borrower hereunder shall be limited to the maximum amount that is permissible under Applicable Law (whether federal or state and including, without limitation, any federal or state bankruptcy laws).
(h)Borrowers hereby agree, as among themselves, that if any Borrower shall become an Excess Funding Borrower (as defined below), each other Borrower shall, on demand of such Excess Funding Borrower (but subject to the next sentence hereof and to subsection (B) below), pay to such Excess Funding Borrower an amount equal to such Borrower’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Borrower) of such Excess Payment (as defined below).  The payment obligation of any Borrower to any Excess Funding Borrower under this Section 16.19(h) shall be subordinate and subject in right of payment to the prior payment in full of the Obligations (except for Hedge Liabilities, Cash Management Liabilities and contingent indemnification obligations with respect to which no claim has been asserted or threatened) of such Borrower under the other provisions of this Agreement, and such Excess Funding Borrower shall not exercise any right or remedy with respect to such excess until Payment in Full of the Obligations.  For purposes hereof, (i) “Excess Funding Borrower” shall mean, in respect of any Obligations arising under the other provisions of this Agreement (hereafter, the “Joint Obligations”), a Borrower that has paid an amount in excess of its Pro Rata Share of the Joint Obligations; (ii) “Excess Payment” shall mean, in respect of any Joint Obligations, the amount paid by an Excess Funding Borrower in excess of its Pro Rata Share of such Joint Obligations; and (iii) “Pro Rata Share”, for the purposes of this Section 16.19(h), shall mean, for any Borrower, the ratio (expressed as a percentage) of (A) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Borrower (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Borrower hereunder) to (B) the amount by which the aggregate present fair salable value of all assets and other properties of such Borrower and all of the other Borrowers exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Borrower and the other Borrowers hereunder) of such Borrower and all of the other Borrowers, all as of the Closing Date (if any Borrower becomes a party hereto subsequent to the Closing Date, then for the purposes of this Section 16.19(h) such subsequent Borrower shall be deemed to have been a Borrower as of the Closing Date and the information pertaining to, and only pertaining to, such Borrower as of the date such Borrower became a Borrower shall be deemed true as of the Closing Date) notwithstanding the payment obligations imposed on Borrowers in this Section, the failure of a Borrower to make any payment to an Excess Funding Borrower as required under this Section shall not constitute an Event of Default.
16.20Delegation of Authority.  Each Loan Party (other than Holdings) hereby authorizes and appoints Borrowing Agent and each of the President and Chief Financial Officer of Borrowing Agent, to be its attorneys (“its Attorneys”) and in its name and on its behalf and as its act and deed or otherwise to execute and deliver all documents and carry out all such acts as are necessary or appropriate in connection with drawing Advances and the making of other extensions of credit hereunder, the granting and perfection of security interests under this Agreement and the Other Documents, and complying with the terms and provisions hereof and the Other Documents.  This delegation of authority and appointment shall be valid for the duration of the term of this Agreement; provided, however, that such delegation of authority and appointment shall terminate automatically without any further act with respect to any such officer of Borrowing Agent if such officer is no longer an employee of Borrowing Agent.  Each Loan Party (other than Borrowing Agent) hereby undertakes to ratify everything which any of its Attorneys shall do in furtherance of this delegation of authority and appointment.
16.21Reallocation of the Advances and the Commitment Amounts.  On the Closing Date and on each date when a new Lender becomes a party to the Credit Agreement pursuant to Section 2.24 hereof or an existing Lender increases its Commitment Percentage pursuant to Section 2.24 hereof (in each case, a “Commitment Change Date”), (i) each Lender, if any, whose relative proportion of its Commitment Percentage increases over the proportion of the Commitment Percentage held by it prior to the Closing Date (or held by it prior to such Commitment Change Date) and/or (ii) each new Lender that increased its Commitment Percentage after the Closing Date, shall, by assignments among them (which assignments shall be deemed to occur hereunder automatically, and without any requirement for additional documentation, on the Closing Date or any Commitment Change Date, as applicable) acquire a portion of the Advances held by them from and among each other, and shall, through Agent, make such other adjustments among themselves as may be necessary so that after giving effect to such assignments and adjustments, such existing Lenders and such new Lenders, as applicable, shall hold all Advances outstanding under this Agreement ratably in accordance with their respective Commitment Percentages as reflected on Exhibit 1.2(b) hereto, as are amended (or deemed amended) from time to time to include the new Commitment Percentages each time a Commitment Increase Certificate or Additional Lender Certificate is accepted by Agent.  On the Closing Date or the Commitment Change Date, as applicable, all Interest Periods in respect of any LIBOR Rate Loans that were required to be assigned as set forth above shall automatically be terminated solely with respect to any such Lender that has assigned any such LIBOR Rate Loans (but not with respect to any Lender that is an assignee of any such Lender).  Borrower shall on the Closing Date or the Commitment Change Date, as applicable, make payments to the Lenders that held such LIBOR Rate Loans that were required to be assigned as set forth above to compensate for such termination as if such termination were a payment or prepayment referred to in Article II.

16.22Amendment and Restatement.
(a)Certain Borrowers, Agent and certain Lenders were parties to that certain Revolving Credit, Term Loan and Security Agreement, dated December 30, 2008 (as amended, modified or supplemented prior to the date of the Amended and Restated Credit Agreement described below, the “Original Credit Agreement”).  On May 31, 2013, certain Borrowers, Agent and certain Lenders amended and restated the Original Credit Agreement pursuant to that certain Amended and Restated Revolving Credit, Term Loan and Security Agreement (as amended, modified or supplemented prior to the date of the Second Amended and Restated Credit Agreement described below, the “Amended and Restated Credit Agreement”).  On November 12, 2013, certain Borrowers, Agent and certain Lenders amended and restated the Amended and Restated Credit Agreement pursuant to that certain Second Amended and Restated Revolving Credit, Term Loan and Security Agreement (as amended, modified or supplemented prior to the date of the Third Amended and Restated Credit Agreement described below, the “Second Amended and Restated Credit Agreement”).  On October 2, 2014, certain Borrowers, Agent and certain Lenders amended and restated the Second Amended and Restated Credit Agreement pursuant to that certain Third Amended and Restated Revolving Credit, Term Loan and Security Agreement (as amended, modified or supplemented prior to the date hereof, the “Third Amended and Restated Credit Agreement”).  On August 9, 2016, certain Borrowers, Agent and certain Lenders amended and restated the Third Amended and Restated Credit Agreement pursuant to that certain Fourth Amended and Restated Revolving Credit, Term Loan and Security Agreement (as amended, modified or supplemented prior to the date hereof, the “Fourth Amended and Restated Credit Agreement”, and together with the Original Credit Agreement, the Amended and Restated Credit Agreement, the Second Amended and Restated Credit Agreement, the Third Amended and Restated Credit Agreement, the “Existing Credit Agreement”).  Borrowers have requested that the Lenders amend and restate the Existing Credit Agreement as set forth herein.  It is the intention the parties hereto that the Revolving Advances outstanding under the Existing Credit Agreement prior to the Closing Date shall continue and remain outstanding and shall not be repaid on the Closing Date but shall constitute outstanding Revolving Advances hereunder and accordingly, the Revolving Advances made hereunder are not an extinguishment or novation of the Revolving

Advances made pursuant to the Existing Credit Agreement (as herein amended and restated by this Agreement).
(b)The parties hereto acknowledge and agree that (i) this Agreement and the Other Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation or repayment and reborrowing of the Advances and the other Obligations under the Existing Credit Agreement the Other Documents (as defined therein) as in effect prior to the Closing Date and which remain outstanding as of the Closing Date, (ii) the Obligations under the Existing Credit Agreement and such Other Documents in all respects continuing (as amended, restated, rearranged and converted hereby and which are in all respects hereinafter subject to the terms herein) and (iii) the Liens and security interests as granted under the Existing Credit Agreement and such applicable Other Documents securing payment of such Obligations (as defined in the Existing Credit Agreement) are in all respects continuing and in full force and effect and are reaffirmed hereby, securing the Obligations (as defined herein).
(c)The parties hereto acknowledge and agree that on and after the Closing Date, (i) all references to the Existing Credit Agreement or the Other Documents shall be deemed to refer to this Agreement and the Other Documents (as defined herein), (ii) all references to any section (or subsection) of the Existing Credit Agreement or the Other Documents (as defined in the Existing Credit Agreement) shall be amended to become, mutatis mutandis, references to the corresponding provisions of this Agreement and (iii) except as the context otherwise provides, on or after the Closing Date, all references to this Agreement herein (including for purposes of indemnification and reimbursement of fees) shall be deemed to be references to the Existing Credit Agreement, as amended and restated hereby.
(d)The parties hereto acknowledge and agree that this amendment and restatement is limited as written and is not a consent to any other amendment, restatement or waiver or other modification, whether or not similar and, except as expressly provided herein or in any Other Document, all terms and conditions of this Agreement and the Other Documents remain in full force and effect unless otherwise specifically amended hereby or by any Other Documents.
16.23Acknowledgment and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in this Agreement or any Other Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under this Agreement or any Other Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA

Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any Other Document or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion powers of any EEA Resolution Authority.

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Each of the parties has signed this Agreement as of the day and year first above written.

HOLDINGS:

DASEKE, INC.

By:

Name:

Title:

BORROWERS:

DASEKE COMPANIES, INC.

By:

Name:

Title:

ALABAMA CARRIERS, INC.

B. C. HORNADY AND ASSOCIATES, INC.

BED ROCK, INC.

BELMONT ENTERPRISES, INC.

BOYD BROS. TRANSPORTATION INC.

BOYD LOGISTICS, L.L.C.

BOYD LOGISTICS PROPERTIES, LLC

BOYD INTERMODAL, LLC

BROS. LLC

BULLDOG HIWAY EXPRESS

BULLDOG HIWAY LOGISTICS, LLC

CENTRAL OREGON TRUCK COMPANY, INC.

DASEKE LOGISTICS, LLC

DASEKE LONE STAR, INC.

DASEKE MFS LLC

DASEKE FLEET SERVICES, LLC

DASEKE RM LLC

DASEKE ST LLC

DASEKE TRS LLC

DASEKE TSH LLC

E. W. WYLIE CORPORATION

FLEET MOVERS, INC.

GROUP ONE, INC.

HORNADY LOGISTICS, LLC

HORNADY TRANSPORTATION, L. L. C.

HORNADY TRUCK LINE, INC.

J. GRADY RANDOLPH, INC.

JD AND PARTNERS, LLC

JGR LOGISTICS, LLC

LONE STAR TRANSPORTATION, LLC

LST EQUIPMENT, INC.

MID SEVEN TRANSPORTATION COMPANY

MOORE FREIGHT SERVICE, INC.

NEI TRANSPORT, LLC

By:

Name:

Title:

R&R TRUCKING HOLDINGS, LLC

R & R TRUCKING, INCORPORATED

RAND, LLC

RANDOLPH BROTHERS, LLC

ROADMASTER GROUP II, LLC

ROADMASTER EQUIPMENT LEASING, INC.

ROADMASTER SPECIALIZED, INC.

ROADMASTER TRANSPORTATION, INC.

RT & L, LLC

SCHILLI DISTRIBUTION SERVICES, INC.

SCHILLI LEASING, INC.

SCHILLI NATIONAL TRUCK LEASING & SALES INC.

SCHILLI TRANSPORTATION SERVICES, INC.

SLT EXPRESS WAY, INC.

SMOKEY POINT DISTRIBUTING, INC.

SPD TRUCKING, LLC

STEELMAN TRANSPORTATION, INC.

ST LEASING, INC.

TENNESSEE STEEL HAULERS, INC.

TEXR ASSETS 2, L.L.C.

TEXR EQUIPMENT, LLC

TM TRANSPORT AND LEASING, LLC

TNI (USA), INC.

WTI TRANSPORT, INC.

BT HOLDINGS OF MEMPHIS, INC.

BUILDERS TRANSPORTATION CO., LLC

LFS ASSETS HOLDINGS, INC.

RODAN TRANSPORT (U.S.A.) LTD.

HODGES TRUCKING COMPANY, L.L.C.

AVEDA LOGISTICS INC.

By:

Name:

Title:

AGENT:

PNC BANK, NATIONAL ASSOCIATION,

as a Lender and as Agent

By:

Name:

Title: